Exhibit 2.12

Execution Version
FOURTH AMENDMENT TO
CREDIT AGREEMENT
This FOURTH AMENDMENT to the Credit Agreement referred to below, dated as of November 26, 2025 (this “Fourth Amendment”), by and among ICON LUXEMBOURG S.À R.L., a société à responsabilité limitée incorporated and existing under Luxembourg law, having its registered office at 61, rue de Rollingergrund, L-2440, Luxembourg and registered with the Luxembourg register of commerce and companies (R.C.S. Luxembourg) under number B66588 (the “Lux Borrower”), PRA HEALTH SCIENCES, INC., a Delaware corporation (the “U.S. Borrower”), ICON CLINICAL RESEARCH LIMITED, a limited liability company incorporated under the laws of Ireland with registration number 201978 and with registered address at South County Business Park, Leopardstown, Dublin 18, Ireland (“Icon Clinical”), ICON GLOBAL TREASURY UNLIMITED COMPANY, an unlimited liability company incorporated under the laws of Ireland with registration number 649443 and with registered address at South Country Business Park, Leopardstown, Dublin 18, Ireland (“Icon Global”), ICON US HOLDINGS INC., a Delaware corporation (“U.S. Holdco”, and collectively with Lux Borrower, U.S. Borrower, Icon Clinical and Icon Global, the “Revolving Borrowers”), the other Loan Parties party hereto, CITIBANK, N.A. (“Citibank”), as administrative agent (in such capacity, the “Administrative Agent”), the Replacement Revolving Lender (as defined below), the Revolving Lenders which include all of the Revolving Lenders after giving effect to this Fourth Amendment and, thus, constitute the Required Revolving Lenders. Capitalized terms not otherwise defined in this Fourth Amendment have the same meanings as specified in the Amended Credit Agreement (as defined below).
RECITALS
WHEREAS, the Revolving Borrowers, ICON PUBLIC LIMITED COMPANY, an Irish public limited company (“Holdings”), the other parties party thereto, and the several Lenders (as defined in the Credit Agreement) from time to time party thereto and the Administrative Agent, have entered into that certain Credit Agreement, dated as of July 1, 2021 (together with all exhibits and schedules attached thereto, and as amended by that certain First Amendment to Credit Agreement, dated as of November 29, 2022, that certain Second Amendment to Credit Agreement, dated as of May 2, 2023 and that certain Third Amendment to Credit Agreement, dated as of March 14, 2024, the “Credit Agreement”, and as amended by this Fourth Amendment, the “Amended Credit Agreement”);
WHEREAS, each Revolving Lender holding Revolving Loans (the “Existing Revolving Loans”) or unused Revolving Commitments (the “Existing Revolving Commitments”), in each case, under the Credit Agreement immediately prior to the Fourth Amendment Effective Date (collectively, the “Existing Revolving Lenders”) that affirms in writing to the Administrative Agent its intention not to consent to this Fourth Amendment (each, a “Non-Consenting Lender”) shall, in accordance with Section 9.02(d) of the Credit Agreement, assign and delegate, without recourse, all of its interests, rights and obligations under the Credit Agreement and the related Loan Documents in respect of its Existing Revolving Loans and Existing Revolving Commitments to the applicable eligible assignee identified on Schedule 1 hereto under the heading “Replacement Revolving Lender” (each a “Replacement Revolving Lender”) that shall

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assume such obligations pursuant to and as specified in this Fourth Amendment in respect of such Existing Revolving Loans and Existing Revolving Commitments of each Non-Consenting Lender, as further set forth in this Fourth Amendment; and
WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the Revolving Borrowers have requested that the Administrative Agent and the Revolving Lenders amend the Credit Agreement as set forth herein, and the Administrative Agent and the Revolving Lenders party hereto have agreed to so amend the Credit Agreement on the terms and conditions set forth herein, it being understood and agreed that, as set forth more fully in this Fourth Amendment and in the Amended Credit Agreement, certain of such amendments shall not become effective prior to the Collateral Release Date;
WHEREAS, each Loan Party party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Fourth Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Credit Agreement, the Collateral Documents, and the other Loan Documents to which it is a party;
WHEREAS, Citibank, N.A., London Branch, Bank of America NA London Branch, HSBC Continental Europe SA, J.P. Morgan Securities PLC and Morgan Stanley Bank International Limited are acting as joint lead arrangers, in each case, in connection with the Revolving Commitments;
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Replacement Revolving Lender.
(a)    Each Replacement Revolving Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Fourth Amendment and to consummate the transactions contemplated hereby and to become a Revolving Lender under the Amended Credit Agreement, (ii) it satisfies the requirements under Section 9.04 of the Amended Credit Agreement that are required to be satisfied by it in order to acquire its Revolving Commitments and Revolving Loans under the Amended Credit Agreement and become a Revolving Lender, (iii) from and after the Fourth Amendment Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Revolving Lender thereunder and, to the extent of its Revolving Commitments and Revolving Loans, shall have the obligations of a Revolving Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the by the Revolving Commitments and Revolving Loans and either it, or the Person exercising discretion in making its decision to acquire the Revolving Commitments and Revolving Loans, is experienced in acquiring assets of such type, and (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive, together with copies of the most recent financial statements delivered pursuant to Section 5.01 or 4.01(m) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter
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into this Fourth Amendment and to purchase the Revolving Commitments and Revolving Loans on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Fourth Amendment and to purchase the Revolving Commitments and Revolving Loans; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Existing Revolving Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Revolving Lender.
(b)    In connection with the foregoing and the other transactions contemplated hereby, on the Fourth Amendment Effective Date:
(i)    each Replacement Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Revolving Lenders, each Revolving Lender’s portion of the Revolving Credit Exposure and Revolving Commitments of all the Revolving Lenders to be pro rata on the basis of their respective Revolving Credit Exposure and Revolving Commitments;
(ii)    any Revolving Loans outstanding under and as defined in the Credit Agreement immediately prior to the Fourth Amendment Effective Date shall remain outstanding and be re-evidenced as Revolving Loans outstanding under the Amended Credit Agreement on the Fourth Amendment Effective Date;
(iii)    in connection with the foregoing, the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of the “Revolving Commitments” and “Revolving Credit Exposure” (each as defined in and in effect under the Amended Credit Agreement) as are necessary in order that each Revolving Lender’s Revolving Credit Exposure under the Amended Credit Agreement reflects such Revolving Lender’s pro rata on the Fourth Amendment Effective Date (and in no event exceeds each such Revolving Lender’s Revolving Commitment), and each Loan Party and each Revolving Lender that was a “Revolving Lender” under the Credit Agreement (constituting the “Required Revolving Lenders” under and as defined therein) hereby agrees (with effect immediately prior to the Fourth Amendment Effective Date) that (A) such reallocation, sales and assignments shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumption, without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived) and (B) such reallocation shall satisfy the assignment provisions of Section 9.04(b) of the Credit Agreement;
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(iv)    each of the signatories hereto hereby consents to any of the actions described in this Section 1(b) and agrees that any and all required notices and required notice periods under the Credit Agreement in connection with any of the actions described in this Section 1(b) on the Fourth Amendment Effective Date are hereby waived and of no force and effect; and
(v)    each of the signatories hereto hereby agrees that this Fourth Amendment shall be deemed to be an Assignment and Assumption with respect to the assignments contemplated by this Section 1.
SECTION 2.    Further Amendments of the Existing Credit Agreement as of the Fourth Amendment Effective Date. Immediately after giving effect to the transactions contemplated hereby, the Revolving Borrowers, the other Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree that effective as of the Fourth Amendment Effective Date, the Credit Agreement shall be amended in accordance with the provisions of Section 9.02(b) of the Credit Agreement, in the form of the Amended Credit Agreement set forth on Exhibit A hereto (i) by deleting each term thereof which is reflected in red strike-through font (~~by way of an example~~) and (ii) by inserting each term thereof which is reflected in blue double underlined font (by way of an example), in each case in the place where such term appears therein, such that, on the Fourth Amendment Effective Date, the terms and provisions set forth in the Amended Credit Agreement shall replace the terms and provisions of the Credit Agreement in their entirety.
SECTION 3.    Conditions of Effectiveness.
(1)    The effectiveness of this Fourth Amendment (other than, for the avoidance of doubt, Section 4 hereof) is subject to the satisfaction (or written waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “Fourth Amendment Effective Date”):
(a)    This Fourth Amendment shall have been duly executed by the Revolving Borrowers, the Loan Parties, the Administrative Agent, , the Replacement Revolving Lender and the Revolving Lenders constituting all of the Revolving Lenders (but, for the avoidance of doubt, other than any Non-Consenting Lender), and delivered to the Administrative Agent;
(b)    The Administrative Agent shall have received (i) a customary written opinion of White & Case LLP, New York counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (ii) a capacity and authority opinion of A&L Goodbody LLP, Irish counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (iii) an enforceability opinion of Matheson LLP, Irish counsel for the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, (iv) a capacity opinion of Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (v) an enforceability opinion of NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel for the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, and (vi) a written opinion of McGuire Woods
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LLP, Virginia counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, in each case (A) dated the Fourth Amendment Effective Date, (B) addressed to the Administrative Agent and the Lenders and (C) each Revolving Borrower and each other Loan Party and the Administrative Agent hereby request such counsel to deliver such opinions;
(c)    The Administrative Agent shall have received a certificate dated the Fourth Amendment Effective Date executed by a Responsible Officer of Holdings confirming compliance with the conditions set forth in clauses (e) and (f) of this Section 3(1);
(d)    The Administrative Agent shall have received (i) a copy of the certificate of incorporation, memorandum of association or articles of incorporation or association and all applicable, if any, certificates of incorporation on a change of name or certificates of re-registration or other formation documents, including all amendments thereto, of each Loan Party as of the Fourth Amendment Effective Date, certified as of a recent date by the Secretary of State of the state of its organization in the case of a corporation incorporated in the United States, and a certificate as to or of compliance evidencing the good standing of each such Loan Party as of a recent date, from such Secretary of State in the case of a corporation incorporated in the United States; (ii) a certificate of the secretary or assistant secretary, manager or director of each Loan Party as of the Fourth Amendment Effective Date dated the Fourth Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar governing documentation) of such Loan Party as in effect on the Fourth Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Fourth Amendment and other agreement related to or contemplated hereby to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) if applicable, that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or where a certificate of good standing is not applicable in its jurisdiction of incorporation that attach a true, up to date and correct copy of the certificate or articles of incorporation or other formation documents of each Loan Party duly certified as being true, up to date and correct and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary (or manager or director, if applicable) executing the certificate pursuant to clause (ii) above; and (iv) with respect to any Loan Party incorporated in Luxembourg (A) an electronic copy of an excerpt (extrait) issued by the Luxembourg Register of Commerce and Companies dated as of the Fourth Amendment Effective Date; (B) an electronic copy of a certificate of non-registration of a judicial decision or of an administrative dissolution without liquidation (certificat de non-inscription d'une décision judiciare ou de dissolution administrative sans liquidation) from the Luxembourg Insolvency Register (Registre de l'insolvabilité, Reginsol) held and maintained by the Luxembourg Register of Commerce and Companies on the Fourth Amendment Effective
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Date, stating that as of the date prior to the Fourth Amendment Effective Date, no judicial decision pursuant to which the Company would be subject to one of the judicial proceedings referred to therein including, but not limited to, bankruptcy (faillite), reprieve from payments (sursis de paiement), judicial réorganisation (réorganisation judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation) or judicial liquidation (liquidation judiciaire), has been registered with the Luxembourg Register of Commerce and Companies by application of article 13, items 4 to 12 and items 16 and 17 of the Luxembourg law of 19 December 2002 on the Luxembourg register of commerce and companies and on the accounting and annual accounts of undertakings, as amended; (C) a confirmation that such Loan Party is renting its premises; (D) confirmation that borrowing or guaranteeing or securing, as appropriate, by the entry by the Loan Party into the Loan Documents would not cause any borrowing, guarantee, security or similar limit binding on such Loan Party to be exceeded and (E) a confirmation that each copy document relating to such Loan Party is correct, complete and in full force and effect as at the date no earlier than the Fourth Amendment Effective Date;
(e)    No Event of Default shall exist on the Fourth Amendment Effective Date both immediately before and after giving effect to the transactions contemplated hereby;
(f)    The representations and warranties of the Loan Parties set forth in this Fourth Amendment shall be true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the Fourth Amendment Effective Date both immediately before and after giving effect to the transactions contemplated hereby; provided that to the extent that a representation and warranty expressly relates to an earlier date, it shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) on such earlier date;
(g)    [reserved];
(h)    To the extent requested at least 10 business days prior to the Fourth Amendment Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and, if applicable, the requirements of 31 C.F.R. § 1010.230, at least three business days prior to the Fourth Amendment Effective Date; and
(i)    Substantially concurrently with the consummation of the transactions contemplated hereby, (i) the Revolving Borrowers shall have paid all accrued and unpaid expenses of the Administrative Agent (including the reasonable and documented accrued and unpaid fees and out-of-pocket expenses of counsel thereto) in connection with this Fourth Amendment, and (ii) the Revolving Borrowers shall have paid all fees as the Revolving Borrowers shall have agreed in writing to pay to the Revolving Lenders; provided in the case of expenses to be paid pursuant to clause (i) that the Revolving Borrowers shall have received invoices in respect of the payment thereof at least three (3) Business Days in advance of the Fourth Amendment Effective Date.
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Each party hereto agrees that their respective signatures to this Fourth Amendment, once delivered, are irrevocable and may not be withdrawn. Each Lender (including the Replacement Revolving Lender), by delivering its signature page to this Fourth Amendment shall be deemed to have consented to, approved and accepted each term of this Fourth Amendment and the Amended Credit Agreement set forth in Section 2 hereof.
(2)    The effectiveness of Section 4 of this Fourth Amendment is subject solely to the occurrence of the Collateral Release Date (as defined below).
SECTION 4.    Collateral Release Date. Notwithstanding anything to the contrary contained in this Fourth Amendment, the Credit Agreement or any other Loan Document, on the Collateral Release Date, the Liens and other security interests created under the Collateral Documents shall automatically be released and shall no longer secure the Obligations. On the Collateral Release Date, all Liens and other security interests created under the Security Documents shall automatically cease to secure the Obligations and all definitions, representations and warranties, covenants and other provisions contained in the Credit Agreement or any other Loan Document (in each case, as such documents may be amended, amended and restated, supplemented or otherwise modified from time to time) related to the grant or perfection of Liens on the Collateral to secure the Obligations including, without limitation, the definitions of “Collateral” and “Collateral Documents” set forth in the Credit Agreement and Sections 3.13, 5.09 and 9.13 of the Credit Agreement) shall be deemed to be of no force or effect and the Revolving Borrowers shall not be required to comply with the terms thereof. The Administrative Agent and the Collateral Agent shall, from and after the Collateral Release Date, execute and deliver all such instruments, releases, financing statement amendments or terminations or other agreements, and take all such further actions, at the request and expense of the Revolving Borrowers, as shall be reasonably necessary or desirable to effectuate the foregoing and, each of the Revolving Lenders hereby irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver each such instrument, release, financing statement amendment or termination or other agreement. Following the Collateral Release Date, the Administrative Agent, the Collateral Agent and the Revolving Borrowers shall be permitted to make such amendments to the Credit Agreement and the other Loan Documents as the Administrative Agent, the Collateral Agent and the Revolving Borrowers shall agree may be necessary or desirable in order to give effect to the provisions of this Section 4, which such amendments shall become effective without any further action or consent of any other party to the Credit Agreement or the other Loan Documents and (x) the Revolving Lenders party hereto hereby authorize and direct the Administrative Agent and the Collateral Agent to enter into any such amendments and (y) the other Loan Parties party hereto hereby authorize and direct the Revolving Borrowers to enter into any such amendments.
For purposes of this Section 4, the term “Collateral Release Date” shall mean the first date when both (x) all Term Loans incurred under the Credit Agreement shall have been paid in full and (y) the New Notes and those certain 5.809% Senior Secured Notes due 2027, 5.849% Senior Secured Notes due 2029 and 6.00% Senior Secured Notes due 2034 issued pursuant to that certain Indenture, dated May 8, 2024, in each case, shall substantially concurrently cease to be, and, as of such Collateral Release Date, any other issuance of Indebtedness for borrowed money
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of the Loan Parties and their Subsidiaries in the form of loans or notes in excess of the principal amount of $250,000,000 (including any such Indebtedness that refinances the Term Loans and such notes (or any successive refinancings thereof)) shall not be, secured by any Lien on the Collateral or on any other property of Holdings and its Subsidiaries.
SECTION 5.    Representations and Warranties. To induce the other parties hereto to enter into this Fourth Amendment, each Revolving Borrower represents and warrants that, as of the Fourth Amendment Effective Date:
(a)    This Fourth Amendment has been duly authorized, executed and delivered by each Loan Party and constitutes, and the Credit Agreement, as amended by this Fourth Amendment constitutes, its legal, valid and binding obligation, enforceable against each such Loan Party in accordance with its respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and
(b)    The representations and warranties of each Loan Party set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Fourth Amendment Effective Date (immediately after giving effect to this Fourth Amendment); provided that (i) to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “Material Adverse Effect” shall be true and correct in all respects on and as of the Fourth Amendment Effective Date or on such earlier date, as the case may be.
SECTION 6.    Effects on Loan Documents. Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. Each Revolving Borrower and each other Loan Party acknowledges and agrees that, on and after the Fourth Amendment Effective Date, this Fourth Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement. On and after the Fourth Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment, and this Fourth Amendment and the Credit Agreement as amended by this Fourth Amendment shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle the Revolving Borrowers or any other Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the
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Credit Agreement as amended by this Fourth Amendment or any other Loan Document in similar or different circumstances.
SECTION 7.    Indemnification. Holdings and the Borrowers hereby confirm that the indemnification provisions set forth in Section 9.03 of the Credit Agreement as amended by this Fourth Amendment shall apply to this Fourth Amendment and the transactions contemplated hereby.
SECTION 8.    Amendments; Severability.
(a)    This Fourth Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto; and
(b)    To the extent any provision of this Fourth Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Fourth Amendment in any jurisdiction.
SECTION 9.    Reaffirmation. Each of the Reaffirming Parties, as party to the Credit Agreement and certain of the Collateral Documents and the other Loan Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Credit Agreement, the Collateral Documents and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties and (B) any guaranties made by it pursuant to the Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by it contained in the Collateral Documents shall remain, in full force and effect after giving effect to the Fourth Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Revolving Borrowers when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Initial Revolving Loans, under the Credit Agreement as amended by this Fourth Amendment. Nothing contained in this Fourth Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.
SECTION 10.    Collateral Agent. Each of the parties hereto acknowledges and agrees that Citibank., N.A., London Branch, in its capacity as collateral agent under the Credit Agreement (i) will serve as Collateral Agent under the Amended Credit Agreement and (ii) is a third party beneficiary with respect to this Fourth Amendment.
SECTION 11.    Governing Law; Waiver of Jury Trial; Jurisdiction. This Fourth Amendment shall be governed by, and construed in accordance with, the law of the State of New York. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL
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BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FOURTH AMENDMENT, THE AMENDED CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FOURTH AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11. The other provisions of Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
SECTION 12.    Headings. Section headings in this Fourth Amendment are for convenience of reference only, are not part of this Fourth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Fourth Amendment.
SECTION 13.    Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fourth Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Fourth Amendment. The words “execution,” “signed,”, “delivery”, “signature,” and words of like import in this Fourth Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
[Remainder of page intentionally left blank.]
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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
Revolving Borrowers:

ICON LUXEMBOURG S.À R.L.
By:    /s/ Emer Lyons____________________
Name:    Emer Lyons
Title:    Manager

PRA HEALTH SCIENCES, INC.

By:    /s/ Diarmaid Cunningham____________
Name:    Diarmaid Cunningham
Title:    Secretary

SIGNED for and on behalf of
ICON CLINICAL RESEARCH LIMITED
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham __________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

SIGNED for and on behalf of
ICON GLOBAL TREASURY UNLIMITED COMPANY
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham___________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

ICON US HOLDINGS INC.

By:    /s/ Diarmaid Cunningham____________
Name:    Diarmaid Cunningham
Title:    Secretary

[Signature Page to Fourth Amendment]

Holdings:

SIGNED for and on behalf of
ICON PUBLIC LIMITED COMPANY
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham_______________
Name:    Diarmaid Cunningham
Title:    Lawfully Appointed Attorney

Lux U.S. Subsidiary Borrower:

ICON CLINICAL INVESTMENTS, LLC

By:    /s/ Diarmaid Cunningham______________
Name:    Diarmaid Cunningham
Title:    Secretary

Subsidiary Guarantors:

SIGNED for and on behalf of
ICON HOLDINGS UNLIMITED COMPANY
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham______________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

SIGNED for and on behalf of
ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham_____________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

[Signature Page to Fourth Amendment]

SIGNED for and on behalf of
ICON CLINICAL RESEARCH HOLDINGS (IRELAND) UNLIMITED COMPANY
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham________________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

SIGNED for and on behalf of
ICON CLINICAL RESEARCH PROPERTY DEVELOPMENT (IRELAND) LIMITED
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham_______________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

SIGNED for and on behalf of
ACCELLACARE LIMITED
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham_______________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

SIGNED for and on behalf of
ICON OPERATIONAL HOLDINGS UNLIMITED COMPANY
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham_______________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

[Signature Page to Fourth Amendment]

SIGNED for and on behalf of
ICON OPERATIONAL FINANCING UNLIMITED COMPANY
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham________________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

SIGNED for and on behalf of
ICON CLINICAL GLOBAL HOLDINGS UNLIMITED COMPANY
by its lawfully appointed attorney

By:    /s/ Diarmaid Cunningham_______________
Name:    Diarmaid Cunningham
Title:    Authorized Signatory

BEACON BIOSCIENCE, INC.
ICON CLINICAL RESEARCH LLC
ICON LABORATORY SERVICES, INC.
PRICESPECTIVE LLC

By:    /s/ Diarmaid Cunningham_______________
Name:    Diarmaid Cunningham
Title:    Secretary

ICON EARLY PHASE SERVICES, LLC
MOLECULARMD CORP.
DOCS GLOBAL, INC.

By:    /s/ Diarmaid Cunningham______________
Name:    Diarmaid Cunningham
Title:    Authorized Person

[Signature Page to Fourth Amendment]

ACCELLACARE US INC.

By:    /s/ Diarmaid Cunningham______________
Name:    Diarmaid Cunningham
Title:    Vice President

CLINICAL RESOURCE NETWORK, LLC
CRN HOLDINGS, LLC

By:    /s/ Diarmaid Cunningham______________
Name:    Diarmaid Cunningham
Title:    Authorized Person

RESEARCH PHARMACEUTICAL SERVICES, INC.
SOURCE HEALTHCARE ANALYTICS, LLC
SYMPHONY HEALTH SOLUTIONS CORPORATION
PHARMACEUTICAL RESEARCH ASSOCIATES, INC.
PRA HOLDINGS, INC.
PRA INTERNATIONAL, LLC
RPS GLOBAL HOLDINGS, LLC
RPS PARENT HOLDINGS LLC
ROY RPS HOLDINGS LLC

By:     /s/ Diarmaid Cunningham_____________
Name:    Diarmaid Cunningham
Title:    Vice President and Secretary

[Signature Page to Fourth Amendment]

BANK OF AMERICA, N.A., as a Replacement Revolving Lender and Revolving Lender

By:     /s/ Myrna F. Green_____________
Name:     Myrna F. Green
Title:    Vice President and Secretary

[Signature Page to Fourth Amendment]

CITIBANK, N.A., as Administrative Agent and Revolving Lender
By: /s/ Caryn Bell_________________________
Name: Caryn Bell
Title: Managing Director

[Signature Page to Fourth Amendment]

HSBC CONTINENTAL EUROPE, as a Revolving Lender
By: /s/ _____________________
Name:
Title:

[Signature Page to Fourth Amendment]

JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as a Revolving Lender
By: /s/ Joseph Skornia_____________________
Name: Joseph Skornia
Title: Vice President

[Signature Page to Fourth Amendment]

MORGAN STANLEY BANK AG, as a Revolving Lender
By: /s/ Stephen Adams_____________________
Name: Stephen Adams
Title: Executive Director

MORGAN STANLEY BANK AG, as a Revolving Lender
By: /s/ Mira Mittag_______________________
Name: Mira Mittag
Title: Authorized Signatory

[Signature Page to Fourth Amendment]

~~Exhibit B~~Execution Version

CREDIT AGREEMENT

dated as of

July 1, 2021
(as amended by the First Amendment, dated as of November 29, 2022, the Second Amendment, dated as of May 2, 2023 ~~and~~, the Third Amendment dated as of March 14, 2024 and the Fourth Amendment dated as of November 26, 2025)

among
ICON LUXEMBOURG S.À R.L.,
INDIGO MERGER SUB, INC.,
ICON CLINICAL RESEARCH LIMITED,
ICON GLOBAL TREASURY UNLIMITED COMPANY,
ICON US HOLDINGS INC.
and ICON CLINICAL INVESTMENTS, LLC,
as Borrowers

ICON PUBLIC LIMITED COMPANY,
as Holdings and a Guarantor,
THE SUBSIDIARY GUARANTORS PARTY HERETO,
as Subsidiary Guarantors

The Lenders Party Hereto,
CITIBANK, N.A.,
as Administrative Agent

and

CITIBANK, N.A., LONDON BRANCH,
as Collateral Agent
_______________________________
CITIBANK, N.A., LONDON BRANCH
and
J.P. MORGAN SECURITIES PLC,
as Joint Bookrunners,

CITIBANK, N.A., LONDON BRANCH,
BANCO SANTANDER S.A.,
HSBC CONTINENTAL EUROPE SA,
J.P. MORGAN SECURITIES PLC and
MORGAN STANLEY BANK INTERNATIONAL LIMITED,
as Joint Lead Arrangers

|US-DOCS\~~148265677.2~~164912374.11||
Exhibit to Fourth Amendment.docx

Page
ARTICLE I DEFINITIONS    1
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    78
Section 1.03    Terms Generally    78
Section 1.04    Accounting Terms; GAAP    79
Section 1.05    [Reserved]    ~~79~~80
Section 1.06    Special Luxembourg Provisions    80
Section 1.07    Certain Conditions, Calculations and Tests    80
Section 1.08    Divisions    83
ARTICLE II THE CREDITS    ~~83~~84
Section 2.01    Commitments and Loans    ~~83~~84
Section 2.02    Loans and Borrowings    84
Section 2.03    Requests for Borrowings    85
Section 2.04    Determination of Dollar Amounts    86
Section 2.05    Swingline Loans    ~~86~~87
Section 2.06    Letters of Credit    88
Section 2.07    Funding of Borrowings    93
Section 2.08    Interest Elections    94
Section 2.09    Termination and Reduction of Commitments    ~~95~~96
Section 2.10    Repayment of Loans; Evidence of Debt    96
Section 2.11    Prepayment of Loans    97
Section 2.12    Fees    ~~101~~102
Section 2.13    Interest    103
Section 2.14    Benchmark Replacement Setting    ~~103~~104
Section 2.15    Increased Costs    ~~106~~107
Section 2.16    Break Funding Payments.    ~~107~~108
Section 2.17    Taxes.    ~~108~~109
Section 2.18    Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.    113
Section 2.19    Mitigation Obligations; Replacement of Lenders.    115
Section 2.20    Incremental Credit Extensions.    116
Section 2.21    Judgment Currency.    ~~119~~120

|US-DOCS\164912374.11||
Exhibit to Fourth Amendment.docx

(continued)
Page
Section 2.22    Extensions of Loans and Commitments.    120
Section 2.23    Loan Repurchases.    123
Section 2.24    Refinancing Amendment.    ~~124~~125
Section 2.25    Illegality.    125
Section 2.26    Defaulting Lenders.    126
ARTICLE III REPRESENTATIONS AND WARRANTIES    128
Section 3.01    Organization; Powers; Subsidiaries    128
Section 3.02    Authorization; Enforceability    ~~128~~129
Section 3.03    Governmental Approvals; No Conflicts    129
Section 3.04    Financial Condition; No Material Adverse Change    129
Section 3.05    Properties    ~~129~~130
Section 3.06    Litigation, Environmental and Labor Matters    130
Section 3.07    Compliance with Laws and Agreements    ~~130~~131
Section 3.08    Investment Company Status    ~~130~~131
Section 3.09    Taxes    ~~130~~131
Section 3.10    ERISA    ~~130~~131
Section 3.11    Disclosure    ~~131~~132
Section 3.12    Federal Reserve Regulations    ~~131~~132
Section 3.13    Security Interest in Collateral    ~~131~~132
Section 3.14    Solvency    ~~132~~133
Section 3.15    Compliance with Anti-Corruption Laws and Sanctions    ~~132~~133
Section 3.16    No Irish Financial Assistance    ~~132~~133
Section 3.17    Luxembourg Matters    133
Section 3.18    PATRIOT Act, etc    ~~133~~134
ARTICLE IV CONDITIONS    134
Section 4.01    Conditions Precedent to the Closing Date    134
Section 4.02    Each Credit Event after the Closing Date    138
ARTICLE V AFFIRMATIVE COVENANTS    ~~138~~139
Section 5.01    Financial Statements and Other Information    ~~138~~139
Section 5.02    Notices of Material Events    141
Section 5.03    Existence; Conduct of Business    141
Section 5.04    Payment of Obligations    ~~141~~142

|US-DOCS\164912374.11||
Exhibit to Fourth Amendment.docx

(continued)
Page
Section 5.05    Maintenance of Properties; Insurance    ~~141~~142
Section 5.06    Books and Records; Inspection Rights    142
Section 5.07    Compliance with Laws    ~~142~~143
Section 5.08    Use of Proceeds    ~~142~~143
Section 5.09    Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances; Guarantor Coverage Test    143
Section 5.10    Designation of Subsidiaries    145
Section 5.11    Maintenance of Ratings    145
Section 5.12    Transactions with Affiliates    145
Section 5.13    Fiscal Periods    ~~147~~148
Section 5.14    Anti-Terrorism and Anti-Money Laundering    148
Section 5.15    Post-Closing Schedule    148
ARTICLE VI NEGATIVE COVENANTS    148
Section 6.01    Indebtedness    148
Section 6.02    Liens    154
Section 6.03    Asset Sales    ~~154~~155
Section 6.04    Restricted Payments, Investments, Loans, Advances, Guarantees and Acquisitions    155
Section 6.05    [Reserved]    160
Section 6.06    [Reserved]    ~~160~~161
Section 6.07    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries    ~~160~~161
Section 6.08    Amendments to Subordinated Indebtedness and Certain Other Documents, etc    ~~162~~163
Section 6.09    Sale and Leaseback Transactions    ~~162~~163
Section 6.10    [Reserved]    ~~162~~163
Section 6.11    Merger, Consolidation or Sale of Assets    ~~162~~163
~~Section 6.12    Financial Covenant    164~~
ARTICLE VII EVENTS OF DEFAULT AND REMEDIES    164
Section 7.01    Events of Default    164
~~Section 7.02    Borrowers’ Right to Cure    167~~
ARTICLE VIII THE AGENTS    ~~169~~167
Section 8.01    The Agents    ~~169~~167

|US-DOCS\164912374.11||
Exhibit to Fourth Amendment.docx

(continued)
Page
Section 8.02    Erroneous Payments    ~~173~~172
ARTICLE IX MISCELLANEOUS    ~~176~~174
Section 9.01    Notices    ~~176~~174
Section 9.02    Waivers; Enforcement; Amendments    ~~177~~176
Section 9.03    Expenses; Indemnity; Damage Waiver    ~~180~~179
Section 9.04    Successors and Assigns    ~~182~~180
Section 9.05    Survival    ~~188~~186
Section 9.06    Counterparts; Integration; Effectiveness    ~~188~~186
Section 9.07    Severability    ~~188~~186
Section 9.08    Right of Setoff    ~~188~~187
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process; Foreign Process Agent.    ~~189~~187
Section 9.10    WAIVER OF JURY TRIAL    ~~190~~188
Section 9.11    Headings    ~~190~~188
Section 9.12    Confidentiality    ~~190~~188
Section 9.13    Release of Liens and Guarantees.    ~~191~~189
Section 9.14    USA PATRIOT Act    ~~192~~190
Section 9.15    Appointment for Perfection    ~~192~~190
Section 9.16    No Fiduciary Relationship    ~~192~~191
Section 9.17    Interest Rate Limitation    ~~193~~191
Section 9.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.    ~~193~~191
Section 9.19    Certain ERISA Matters.    ~~194~~192
Section 9.20    Acknowledgement Regarding Any Supported QFCs    ~~194~~193
ARTICLE X THE GUARANTY    ~~195~~194
Section 10.01    The Guarantee    ~~195~~194
Section 10.02    Obligations Unconditional    ~~196~~194
Section 10.03    Reinstatement    ~~197~~196
Section 10.04    Certain Additional Waivers    ~~197~~196
Section 10.05    Remedies    ~~198~~196
Section 10.06    Rights of Contribution    ~~198~~196
Section 10.07    Guaranty of Payment; Continuing Guarantee    ~~198~~196
Section 10.08    Guarantee Limitations    ~~198~~196

|US-DOCS\164912374.11||
Exhibit to Fourth Amendment.docx

(continued)
Page
Section 10.09    Keepwell    ~~199~~197

v

|US-DOCS\164912374.11||
Exhibit to Fourth Amendment.docx

(continued)
Page
SCHEDULES:

Schedule 1.01A     –     Agreed Guarantee and Security Principles
Schedule 1.01B     –     Existing Investments
Schedule 1.01C     –     Existing Liens
Schedule 1.01D        –     Excluded Subsidiaries
Schedule 1.01E         –     Foreign Security Documents
Schedule 1.01F        –     Subsidiary Guarantors
Schedule 2.01         –     Commitments
Schedule 3.01         –     Subsidiaries
Schedule 3.03         –     Certain Existing Indebtedness
Schedule 3.05         –     Material Intellectual Property Litigation
Schedule 3.06         –     Material Litigation
Schedule 3.07         –     Compliance with Laws
Schedule 3.10         –     Prohibited Transactions
Schedule 3.13         –     Existing Liens to be Released at Closing
Schedule 5.15         –     Post-Closing Schedule
Schedule 6.01         –     Existing Indebtedness
Schedule 6.07         –     Existing Restrictions

EXHIBITS:
Exhibit A     –     Form of Assignment and Assumption
Exhibit B    –     Auction Procedures
Exhibit C    –     Form of Solvency Certificate
Exhibit D     –     Form of Joinder Agreement
Exhibit E-1     –     Form of First Lien Intercreditor Agreement
Exhibit E-2     –     Form of First-Second Lien Intercreditor Agreement
Exhibit F     –     Form of U.S. Security Agreement
Exhibit G-1     –     Form of U.S. Tax Compliance Certificate
Exhibit G-2     –     Form of U.S. Tax Compliance Certificate
Exhibit G-3     –     Form of U.S. Tax Compliance Certificate
Exhibit G-4     –     Form of U.S. Tax Compliance Certificate
Exhibit H     –     Form of Irish Qualifying Lender Confirmation
Exhibit I    –    Form of Borrowing Request
Exhibit J    –    Form of Perfection Certificate Supplement

|US-DOCS\164912374.11||
Exhibit to Fourth Amendment.docx

CREDIT AGREEMENT, dated as of July 1, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among ICON Luxembourg S.à r.l., a société à responsabilité limitée incorporated and existing under Luxembourg law, having its registered office at 61, rue de Rollingergrund, L-2440, Luxembourg and registered with the Luxembourg register of commerce and companies (R.C.S. Luxembourg) under number B66588 (the “Lux Borrower”), ICON Clinical Investments, LLC, a Delaware limited liability company (the “Lux U.S. Subsidiary Borrower”), INDIGO MERGER SUB, INC., a Delaware corporation (“Merger Sub” and, prior to the consummation of the Acquisition, the “U.S. Borrower”) (which, after giving effect to the Acquisition on the Closing Date, shall be succeeded by PRA Health Sciences, Inc., a Delaware corporation (the “Target” and, following the consummation of the Acquisition, the “U.S. Borrower”), ICON PUBLIC LIMITED COMPANY, an Irish public limited company (“Holdings”), the Revolving Borrowers (as such term is defined in Article I), each Additional Borrower, the Subsidiary Guarantors (as such term is defined in Article I) party hereto, the LENDERS from time to time party hereto, CITIBANK, N.A., as Administrative Agent, and CITIBANK, N.A., LONDON BRANCH, as Collateral Agent.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I

Definitions
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accepting Term Lender” has the meaning assigned to such term in Section 2.11(e).
“ACH Indebtedness” means Indebtedness incurred in the ordinary course of business arising in connection with any automated clearinghouse transfers of funds or other payment processing service.
“Acquisition” means the merger of Merger Sub with and into the Target, with the Target as the surviving corporation, as provided for in the Acquisition Agreement and the related transactions.
“Acquisition Agreement” means the Agreement and Plan of Merger dated as of February 24, 2021 among Holdings, U.S. Holdco, Merger Sub and the Target (including, without limitation, all exhibits, schedules and disclosure letters thereto), as the same may be altered, amended, changed, supplemented or with any provision or condition therein waived.
“Acquisition Agreement Representations” means such representations and warranties made by or with respect to the Target and its subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings (or its applicable subsidiaries) have the right (taking into account any applicable cure periods) to terminate its obligation to consummate the Acquisition under the Acquisition Agreement or the right not to consummate the Acquisition pursuant to the Acquisition Agreement as a result of a breach of such representations and warranties, in each case in accordance with the terms thereof.
“Acquisition Documents” means the Acquisition Agreement and any other documents executed or issued, or to be executed or issued, by or on behalf of the Target and/or the U.S. Borrower in respect of the Acquisition (but excluding the Loan Documents).
Exhibit to Fourth Amendment.docx

“Additional Borrower” means any one or more Restricted Subsidiaries that is or becomes a Subsidiary Guarantor designated by Holdings as a borrower of any Incremental Loans hereunder, Revolving Loans or Other Refinancing Loans; provided, however, that only Restricted Subsidiaries organized under the laws of Ireland, Luxembourg, England and Wales and/or a jurisdiction located in the United States may be designated by Holdings as Additional Borrowers; provided, further, that the Additional Borrower shall have satisfied the requirements set forth in Section 4.01(c), and for such purposes, any reference to the Closing Date in such Section 4.01(c) shall be deemed to be a reference to the date on which such Subsidiary Guarantor becomes an Additional Borrower. For the avoidance of doubt, any Restricted Subsidiary designated as an Additional Borrower shall cease to be an “Additional Borrower” upon the repayment of all Loans (or, in the case of an Additional Borrower that is a Revolving Borrower, the repayment of all Loans and termination of all Revolving Commitments) in respect of which such Restricted Subsidiary was designated as an “Additional Borrower” and shall be deemed to be a Guarantor.
“Additional Lender” has the meaning assigned to such term in Section 2.20(a).
“Adjusted EURIBOR Rate” means, with respect to any Eurocurrency Borrowing denominated in euros, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, with respect to Revolving Loans, such rate shall not be less than zero.
“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning assigned to such term in Section 9.01(c).
“Agents” has the meaning assigned to such term in Section 8.01.
“Agreed Currencies” means (i) Dollars, (ii) euro (solely with respect to Revolving Loans and Letters of Credit), (iii) Pounds Sterling (solely with respect to Revolving Loans and Letters of Credit) and (iv) any other Foreign Currency agreed to by the Administrative Agent, each of the Lenders and each Issuing Bank of the applicable Class of Loans.
“Agreed Guarantee and Security Principles” means the Agreed Guarantee and Security Principles set forth on Schedule 1.01A. For the avoidance of doubt, the Agreed Guarantee and Security Principles shall only apply to Guarantees proposed to be granted by, assets of, and Equity Interests in, Holdings and the Foreign Subsidiaries.
“Agreement” has the meaning assigned to such term in the preamble hereto.
Exhibit to Fourth Amendment.docx

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the USD Adjusted Term SOFR for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, (b) the Prime Rate in effect on such day, (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (d) 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the USD Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the USD Adjusted Term SOFR, respectively.
“Alternate Currencies” means all Agreed Currencies other than Dollars.
“Alternate Currency Benchmark Replacement” shall mean, with respect to any Eurocurrency Loan denominated in an Alternate Currency or any RFR Loan, the sum of: (a) the alternate benchmark rate (which may be an Alternate Currency SOFR-Based Rate) that has been selected by the Administrative Agent and Holdings giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the applicable Eurocurrency Rate or Daily Simple RFR for syndicated credit facilities denominated in such Alternate Currency at such time and (b) the Alternate Currency Benchmark Replacement Adjustment.
With respect to Eurocurrency Loans denominated in an Alternate Currency and RFR Loans, if the Alternate Currency Benchmark Replacement would be less than the “floor”, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or removal of this Agreement or otherwise) with respect to Eurocurrency Loans denominated in such Alternate Currency or RFR Loans, the Alternate Currency Benchmark Replacement with respect to such Alternate Currency will be deemed to be the “floor” for the purposes of this Agreement and the other Loan Documents.
“Alternate Currency Benchmark Replacement Adjustment” shall mean, with respect to any replacement of applicable Eurocurrency Rate or Daily Simple RFR with an Alternate Currency Unadjusted Benchmark Replacement for any applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Holdings giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the applicable Eurocurrency Rate or Daily Simple RFR with the applicable Alternate Currency Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the applicable Eurocurrency Rate or Daily Simple RFR with the applicable Alternate Currency Unadjusted Benchmark Replacement for syndicated credit facilities at such time.
“Alternate Currency Benchmark Replacement Conforming Changes” shall mean, with respect to any Alternate Currency Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with Holdings, decides may be appropriate to reflect the adoption and implementation of such Alternate Currency Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Alternate
Exhibit to Fourth Amendment.docx

Currency Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with Holdings, decides is reasonably necessary in connection with the administration of this Agreement).
“Alternate Currency Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the applicable Eurocurrency Rate or Daily Simple RFR:
(1)    in the case of clause (1) or (2) of the definition of “Alternate Currency Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the applicable Eurocurrency Rate or Daily Simple RFR permanently or indefinitely ceases to provide the applicable Eurocurrency Rate or Daily Simple RFR; or
(2)    in the case of clause (3) of the definition of “Alternate Currency Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Alternate Currency Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the applicable Eurocurrency Rate or Daily Simple RFR:
(1)    a public statement or publication of information by or on behalf of the administrator of the applicable Eurocurrency Rate or Daily Simple RFR announcing that such administrator has ceased or will cease to provide the applicable Eurocurrency Rate or Daily Simple RFR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the applicable Eurocurrency Rate or Daily Simple RFR;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Eurocurrency Rate or Daily Simple RFR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the applicable Eurocurrency Rate or Daily Simple RFR, a resolution authority with jurisdiction over the administrator for the applicable Eurocurrency Rate or Daily Simple RFR or a court or an entity with similar insolvency or resolution authority over the administrator for the applicable Eurocurrency Rate or Daily Simple RFR, which states that the administrator of the applicable Eurocurrency Rate or Daily Simple RFR has ceased or will cease to provide the applicable Eurocurrency Rate or Daily Simple RFR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the applicable Eurocurrency Rate or Daily Simple RFR; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the applicable Eurocurrency Rate or Daily Simple RFR announcing that the applicable Eurocurrency Rate or Daily Simple RFR is no longer representative.
“Alternate Currency Benchmark Transition Start Date” shall mean (a) in the case of an Alternate Currency Benchmark Transition Event, the earlier of (i) the applicable Alternate Currency Benchmark Replacement Date and (ii) if such Alternate Currency Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Alternate Currency Early Opt-in Election, the date
Exhibit to Fourth Amendment.docx

specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Alternate Currency Benchmark Unavailability Period” shall mean, if an Alternate Currency Benchmark Transition Event and its related Alternate Currency Benchmark Replacement Date have occurred with respect to the applicable Eurocurrency Rate or Daily Simple RFR and solely to the extent that the applicable Eurocurrency Rate or Daily Simple RFR has not been replaced with an Alternate Currency Benchmark Replacement, the period (x) beginning at the time that such Alternate Currency Benchmark Replacement Date has occurred if, at such time, no Alternate Currency Benchmark Replacement has replaced the applicable Eurocurrency Rate or Daily Simple RFR for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that an Alternate Currency Benchmark Replacement has replaced the applicable Eurocurrency Rate or Daily Simple RFR for all purposes hereunder pursuant to Section 2.14.
“Alternate Currency Compounded SOFR” shall mean the compounded average of Alternate Currency SOFR for the applicable Alternate Currency Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(1)     the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded Alternate Currency SOFR; provided that:
(2)    if, and to the extent that, the Administrative Agent determines that Alternate Currency Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines are substantially consistent with prevailing market convention for determining Alternate Currency Compounded SOFR for syndicated credit facilities at such time (as a result of amendment or as originally executed);
provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Alternate Currency Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Alternate Currency Benchmark Replacement.”
“Alternate Currency Corresponding Tenor” with respect to an Alternate Currency Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the applicable Eurocurrency Rate or Daily Simple RFR.
“Alternate Currency Daily Simple SOFR” shall mean, for any day, Alternate Currency SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Alternate Currency Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not
Exhibit to Fourth Amendment.docx

administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Alternate Currency Early Opt-in Election” shall mean the occurrence of:
(1)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Alternate Currency being executed at such time, or that include language similar to that contained in Section 2.14, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the applicable Eurocurrency Rate or Daily Simple RFR, and
(2)    (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Alternate Currency Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to Holdings and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent and Holdings.
    “Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the Equivalent Amount thereof in the applicable Alternate Currency as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the spot rate (determined in respect of the most recent Computation Date) for the purchase of such Alternate Currency with Dollars.
“Alternate Currency SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Alternate Currency SOFR-Based Rate” shall mean Alternate Currency SOFR, Alternate Currency Daily Simple SOFR, Alternate Currency Compounded SOFR or Alternate Currency Term SOFR.
“Alternate Currency Term SOFR” shall mean the forward-looking term rate based on Alternate Currency SOFR that has been selected or recommended by the Relevant Governmental Body.
“Alternate Currency Unadjusted Benchmark Replacement” shall mean the Alternate Currency Benchmark Replacement excluding the Alternate Currency Benchmark Replacement Adjustment.
“Alternative Incremental Facility Indebtedness” means any Indebtedness incurred after the Closing Date by any Loan Party (and may in any case be co-borrowed or co-issued by any other Loan Party on a joint and several basis) in the form of one or more series of senior secured notes or loans or unsecured notes or loans that are issued or made in lieu of the Incremental Loans; provided that (i) if such Indebtedness is secured, such Indebtedness is secured by all or a portion of the Collateral on a pari passu or junior basis with the Obligations and is not secured by any property or assets of Holdings or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness does not mature prior to the Latest Maturity Date at the time such Indebtedness is incurred or have a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Term Loans maturing on the Latest Maturity Date; provided that this clause (ii) shall not apply to (x) Term A Facilities and (y) customary “bridge loan” facilities with a tenor of no longer than one year (provided that such facilities
Exhibit to Fourth Amendment.docx

automatically convert or exchange into long-term debt otherwise meeting the requirements of this clause (ii)), (iii) such Indebtedness is not guaranteed by any of Holdings’ Restricted Subsidiaries other than the Loan Parties, (iv) if such Indebtedness is secured, a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement or a First-Second Lien Intercreditor Agreement, as applicable; provided that if no such intercreditor agreement is then in effect, then Holdings, the Borrowers, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Designated Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement or a First-Second Lien Intercreditor Agreement, as applicable, (v) such Indebtedness shall contain covenants and events of default that are either (x) no more restrictive (taken as a whole) to Holdings and its Restricted Subsidiaries than those included in this Agreement in all material respects as determined by Holdings in good faith or (y) are on market terms at the time of issuance, as determined by Holdings in good faith, which terms shall also be implemented for the benefit of the Initial Term Loans and the Revolving Loans; provided that such Indebtedness in the form of Term A Facilities or Revolving Commitments may contain one or more financial maintenance covenants (and related events of default) irrespective of whether or not such covenants (and related events of default) are included in this Agreement for the benefit of the Term Loans (but such covenants shall be included for the benefit of the other Revolving Commitments), (vi) to the extent such Alternative Incremental Facility Indebtedness is incurred prior to the date that is 24 months after the Closing Date and is comprised of term loans funded in Dollars that are secured pari passu with the Obligations, the provisions set forth in Section 2.20(b)(A)(iv) shall apply as if such Alternative Incremental Facility Indebtedness had been incurred as Incremental Term Loans under Section 2.20 and (vii) such Alternative Incremental Facility Indebtedness may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Term Loans in mandatory prepayments pursuant to Sections 2.11(c)(i) and (c)(iii) under this Agreement (or offers to purchase in circumstances similar to those described in Section 2.11(c)(i) and (c)(iii); provided that notwithstanding the foregoing, the terms and conditions applicable to such Indebtedness may provide for any additional or different covenants or events of default that are applicable only during periods after the Latest Maturity Date that is in effect on the date such Indebtedness is issued, incurred or obtained, include Permitted Conversion Provisions and require the repurchase or repayment upon a change of control, fundamental change, delisting or similar events. Alternative Incremental Facility Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Borrower” means, (a) with respect to the Lux Term Loans, the Lux Borrower and the Lux U.S. Subsidiary Borrower, (b) with respect to the U.S. Term Loans, the U.S. Borrower, (c) with respect to any Revolving Loan, the Revolving Borrower to which such Revolving Loan was made, (d) with respect to any Swingline Loan, the Revolving Borrower to which such Swingline Loan was made, and (e) with respect to any Incremental Loan or any Other Refinancing Loan, the Borrower or Borrowers to which such Loan is made.
“Applicable Lender” has the meaning assigned to such term in Section 2.06(d).
“Applicable Margin” means, for any day,
(i) with respect to the Initial Term Loans, (a) for any USD Term SOFR Initial Term Loans, 2.00% per annum and (b) for any ABR Initial Term Loan, 1.00% per annum;
Exhibit to Fourth Amendment.docx

(ii) on any date prior to the Fourth Amendment Effective Date, with respect to (a) any Eurocurrency Initial Revolving Loan, USD Term SOFR Initial Revolving Loan or RFR Initial Revolving Loan and (b) any ABR Initial Revolving Loan, the following percentages per annum based on the current corporate family rating assigned by S&P to Holdings:

S&P Rating	Eurocurrency Initial Revolving Loans, USD Term SOFR Initial Revolving Loans and RFR Initial Revolving Loans	ABR Initial Revolving Loans
BBB+ (or higher)	0.50%	0.00%
BBB	0.65%	0.00%
BBB-	0.85%	0.00%
BB+	1.10%	0.10%
BB (or lower)	1.45%	0.45%

(iii) on any date on or after the Fourth Amendment Effective Date, with respect to (a) any Eurocurrency Initial Revolving Loan, USD Term SOFR Initial Revolving Loan or RFR Initial Revolving Loan and (b) any ABR Initial Revolving Loan, the following percentages per annum based on the current corporate family rating assigned by S&P to Holdings:

S&P Rating	Eurocurrency Initial Revolving Loans, USD Term SOFR Initial Revolving Loans and RFR Initial Revolving Loans	ABR Initial Revolving Loans
BBB+ (or higher)	0.40%	0.00%
BBB	0.55%	0.00%
BBB-	0.75%	0.00%
BB+	1.00%	0.00%
BB (or lower)	1.35%	0.35%

and
(~~iii~~iv) with respect to any other Loan, as specified in the applicable Extension Amendment (to the extent such Extension Amendment specifies a different rate from the rate then applicable to the Loans being so extended), Incremental Amendment or Refinancing Amendment.
Exhibit to Fourth Amendment.docx

Any increase or decrease in the Applicable Margin under clause (i) above resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day after the date on which a Compliance Certificate is delivered pursuant to Section 5.01(c). Any increase or decrease in the Applicable Margin under ~~clause~~clauses (ii) and (iii) above resulting from a change in Holdings’ corporate family rating from S&P shall become effective as of the first Business Day following the date on which a notice of a change in rating has been delivered by Holdings pursuant to Section 5.01(g).
“Applicable Percentage” means, (a) with respect to any Revolving Lender in respect of a Revolving Credit Event, its Revolving Percentage and (b) with respect to any Term Lender, a percentage equal to a fraction the numerator of which is the outstanding principal amount of such Lender’s Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders. When references herein to the “Applicable Percentage” refer to the aggregate outstandings hereunder, the Applicable Percentage of each Lender shall be determined in a manner consistent with the foregoing, but taking into account all of their relevant Revolving Commitments (or related Revolving Credit Exposures) and outstanding Term Loans hereunder. In making the foregoing determinations, if any of the relevant amounts are denominated in a currency other than Dollars, the Dollar Amounts thereof (as determined by the Administrative Agent in good faith) shall be utilized. If the context indicates that the “Applicable Percentage” is to be determined for a relevant Class or Tranche, then only the respective Class or Tranche shall be included as otherwise provided above in determining the relevant Applicable Percentages.
“Applicable Utilization Fee Rate” means:
(a)    on any date prior to the Fourth Amendment Effective Date, with respect to the Revolving Commitments, the applicable rate per annum set forth below based upon the Average Revolving Utilization:

Level	Average Revolving Utilization	Applicable Utilization Fee Rate
I	< 33.34%	0.25%
II	≥ 33.34% but ≤ 66.66%	0.35%
III	> 66.66%	0.55%

(b)    on any date on or after the Fourth Amendment Effective Date, with respect to the Revolving Commitments, the applicable rate per annum set forth below based upon the Average Revolving Utilization:

Level	Average Revolving Utilization	Applicable Utilization Fee Rate
I	< 33.34%	0.10%
Exhibit to Fourth Amendment.docx

II	≥ 33.34% but ≤ 66.66%	0.20%
III	> 66.66%	0.40%

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Asset Sale” means any Disposition (or series of related Dispositions) by Holdings or any Restricted Subsidiary of:
(1)    any shares of Equity Interests of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Holdings or a Restricted Subsidiary);
(2)    all or substantially all the assets of any division or line of business of Holdings or any Restricted Subsidiary; or
(3)    any other assets of Holdings or any Restricted Subsidiary outside of the ordinary course of business of Holdings or such Restricted Subsidiary, other than, in the case of clauses (1), (2) and (3) above:
(i)    a Disposition by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary;
(ii)    for purposes of Section 6.03 only, a Disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by Section 6.04 or that constitutes a Permitted Investment;
(iii)    a Disposition of all or substantially all the assets of Holdings and its Restricted Subsidiaries, taken as a whole, in accordance with Section 6.11 or any disposition that constitutes a Change of Control pursuant to this Agreement;
(iv)    a Disposition of assets with a fair market value of less than or equal to $30,000,000 (as determined in good faith by Holdings or its Subsidiaries, as applicable) in any single transaction or series of related transactions;
(v)    Dispositions of damaged, expired, short-dated, worn-out or obsolete equipment or assets in the ordinary course of business that, in Holdings’ reasonable judgment, are no longer either used or useful in the business of Holdings or its Subsidiaries;
(vi)    the non-exclusive license or sublicense of intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case, in the ordinary course of business;
(vii)    [reserved];
Exhibit to Fourth Amendment.docx

(viii)    to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;
(ix)    any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(x)    any issuance or sale by any Restricted Subsidiary of Equity Interests to Holdings or another Restricted Subsidiary;
(xi)    foreclosures, condemnation, expropriation or any similar action on assets of Holdings or any of its Restricted Subsidiaries;
(xii)    the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;
(xiii)    any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;
(xiv)    the unwinding, settlement or termination of any obligations under or in respect of any Swap Agreements (including any Permitted Equity Derivatives, Permitted Hedging Obligations and Swap Obligations);
(xv)    Dispositions of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(xvi)    the lapse or abandonment of intellectual property rights in the ordinary course of business, or which are not, individually or in the aggregate, useful or material to the conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole;
(xvii)    Dispositions of cash or Cash Equivalents;
(xviii)    a Disposition in connection with a co-development or collaboration agreement;
(xix)    the creation of a Permitted Lien (but not the sale or other disposition of the property subject to such Lien);
(xx)    Dispositions of Equity Interests in any Subsidiary prior to the time such Subsidiary becomes a wholly-owned Subsidiary, in each case pursuant to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such person becoming a Subsidiary;
(xxi)    a sale, assignment or other transfer of Securitization Assets in connection with a Qualified Securitization Financing or a Qualified Receivables Factoring;
Exhibit to Fourth Amendment.docx

(xxii)    Dispositions of Investments made in Drug Development Funds not exceeding, for any individual or series of related Dispositions, the greater of $120,000,000 and 10% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such Disposition(s);
(xxiii)    any Sale and Leaseback Transaction provided that the Capital Lease Obligations arising in connection therewith would be permitted under Section 6.01;
(xxiv)    discounting of customer invoices in the ordinary course of business;
(xxv)    [reserved];
(xxvi)    Disposition of any assets made to obtain the approval of any applicable antitrust authority in connection with any acquisition or other Investment not prohibited by this Agreement;
(xxvii)    any Sale and Leaseback Transaction related to the Headquarters;
(xxviii)    the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;
(xxix)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Asset Sale are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased); and
(xxx)    Dispositions that otherwise constitute a Permitted Investment or otherwise constitute a Restricted Payment permitted by Section 6.04 or a Permitted Lien.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Auction Manager” has the meaning assigned to such term in Section 2.23(a).
“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit B hereto.
“Auto Renewal Letter of Credit” has the meaning assigned to such term in Section 2.06(c).
Exhibit to Fourth Amendment.docx

“Availability Period” means, with respect to any Tranche of Revolving Commitments, the period from and including the Closing Date to but excluding the earlier of the Maturity Date with respect to the Revolving Commitments of such Tranche and the date of termination of all of the Revolving Commitments of such Tranche.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitments of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Average Revolving Utilization” means, on the last day of each fiscal quarter, the percentage equal to a fraction the numerator of which is the average daily outstanding principal amount of all Revolving Loans and the total LC Exposure during such fiscal quarter and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, and any successor thereto.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefit Plan Laws” means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating to Plans, Multiemployer Plans, Non-U.S. Plans and Irish Pension Schemes, including without limitation, ERISA and any other comparable law, rule or regulation relating to Non-U.S. Plans and Irish Pension Schemes.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
Exhibit to Fourth Amendment.docx

(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof;
(4)    with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers; and
(5)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower Materials” has the meaning assigned to such term in the final paragraph of Section 5.01.
“Borrowers” means, collectively, the Lux Borrower, the U.S. Borrower, each Revolving Borrower, the Lux U.S. Subsidiary Borrower and each Additional Borrower.
“Borrowing” means (a) Revolving Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans, USD Term SOFR Loans or RFR Loans meeting the foregoing requirements under this clause (a), as to which a single Interest Period is in effect, (b) Term Loans of the same Class and Type made on the same date and, in the case of Eurocurrency Loans, USD Term SOFR Loans or RFR Loans meeting the foregoing requirements under this clause (b), as to which a single Interest Period is in effect or (c) a Swingline Loan.
“Borrowing Request” means a request by the Applicable Borrower for a Borrowing, in substantially the form of Exhibit I hereto, in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or London, United Kingdom or, if such day relates to the payment of any obligation or the performance of any covenant, duty or obligation of (x) a Borrower organized in Luxembourg or (y) a Borrower incorporated in Ireland, are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, USD Term SOFR Loan or RFR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of the country of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euros, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on December 31, 2015 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following December 31, 2015 that would
Exhibit to Fourth Amendment.docx

otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Lease Obligations.
“Capital Markets Indebtedness” means (i) any Indebtedness consisting of bonds, debentures, Notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC and (ii) any Indebtedness consisting of term loan facilities.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of Holdings and the Restricted Subsidiaries.
“Cash Collateralized” means, with respect to any Letter of Credit, as of any date, that the Applicable Borrower shall have deposited in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 102% of the LC Exposure as of such date plus any accrued and unpaid interest thereon pursuant to such documentation and arrangements as are reasonably satisfactory to the Administrative Agent. “Cash Collateralize” shall have the correlative meaning.
“Cash Equivalents” means:
(a)    (i) United States dollars, Canadian dollars, euro, Pounds Sterling, Yen, Swiss Francs or any national currency of any member state of the European Union, (ii) with respect to Holdings or any Restricted Subsidiary, the national currency of the jurisdiction in which such Person is organized or domiciled, and (iii) any other foreign currency held by Holdings and the Restricted Subsidiaries in the ordinary course of business;
(b)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or a member state of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or such member state), in each case maturing within eighteen months from the date of acquisition thereof;
(c)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(d)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $250,000,000 (or the foreign currency equivalent as of the date of determination) in the case of non-U.S. banks;
Exhibit to Fourth Amendment.docx

(e)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (b) and (d) above and entered into with a financial institution satisfying the criteria described in clause (d) above;
(f)    marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(g)    Investments with average maturities of 24 months or less from the date of acquisition in money market funds and similar liquid funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(h)    securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than two years from the date of acquisition thereof;
(i)    investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (h) above; and
(j)    in the case of any Holdings or Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of Holdings or such Foreign Subsidiary for cash management purposes.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) above as promptly as practicable and in any event within ten business days following the receipt of such amounts.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, netting, foreign exchange facilities, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person (A) that is a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger) and any Person who was a Lender, an Agent or a Lead Arranger (or any Affiliate of a Lender, an Agent or a Lead Arranger) at the time it entered into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement; provided that if such Person is (or was, at the time it entered into a Cash Management Agreement) an Affiliate of a Lender, an Agent or a Lead Arranger (other than any such Person that is an Affiliate of Citibank, N.A.), such person shall deliver to the Administrative Agent a letter agreement pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article VIII, Sections 9.03 and 9.09 and Section 10 of the U.S. Security Agreement as if it were a Lender or (B) that is designated in writing by
Exhibit to Fourth Amendment.docx

Holdings to the Administrative Agent as a “Cash Management Bank”; provided that if such Person is not a Lender, Agent or Lead Arranger, such Person executes and delivers to the Administrative Agent and Holdings a letter agreement in form and substance reasonably acceptable to the Administrative agent and Holdings pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article VIII, Sections 9.03 and 9.09 hereof and Section 10 of the U.S. Security Agreement as if it were a Lender.
“Central Bank Rate” means the Bank of England’s Bank Rate as published by the Bank of England from time to time.
“Central Bank Rate Adjustment” means, in relation to the Central Bank Rate prevailing at close of business on any RFR Business Day, the 20% trimmed arithmetic mean (calculated by the Administrative Agent) of the Central Bank Rate Spreads for the 5 most immediately preceding RFR Business Days for which the RFR is available.
“Central Bank Rate Spread” means, in relation to any RFR Business Day, the difference (expressed as a percentage rate per annum) calculated by the Administrative Agent of (x) the RFR for such RFR Business Day and (y) the Central Bank Rate prevailing at close of business on such RFR Business Day.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof shall be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented and (ii) all reports, notes, guidelines, rules, requests and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Closing Date), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings; (b) the occurrence of a change of control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing (other than Indebtedness subject to repayment on the Closing Date in connection with the Transactions); or (c) any Borrower ceasing to be either a direct or indirect wholly-owned subsidiary of Holdings. For the avoidance of doubt, none of the Transactions shall be deemed a Change of Control so long as, after giving effect thereto, clauses (a) through (c) above are complied with.
Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (x) Holdings becomes a direct or indirect wholly-owned Subsidiary of a holding company and
Exhibit to Fourth Amendment.docx

(y)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Holdings’ issued and outstanding Equity Interests immediately prior to that transaction or (ii) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans of a particular Tranche; provided that any Loans within a Tranche having different Maturity Dates, Applicable Margins, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), repayments or other terms shall be regarded as separate Classes of Loans and Borrowings for purposes of this Agreement, (b) any Commitment, refers to whether such Commitment is a Commitment of a particular Tranche; provided that any Commitments within a Tranche having different Maturity Dates, Applicable Margins, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), repayments or other terms shall be regarded as separate Classes of Commitments for purposes of this Agreement and (c) any Lender, refers to whether such Lender is a Lender of a particular Tranche; provided that any Lender holding Loans or Commitments within a Tranche having different Maturity Dates, Applicable Margins, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), repayments or other terms shall be regarded as a Lender with respect to separate Classes of Loans and/or Commitments (as applicable) for purposes of this Agreement.
“Closing Date” means July 1, 2021.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (unless otherwise provided herein).
“Collateral” means any and all property owned, leased or operated by a Loan Party on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Secured Obligations; provided that Collateral shall exclude Excluded Assets.
“Collateral Agent” means Citibank, N.A., London Branch in its capacity as collateral agent for the Secured Parties.
“Collateral Documents” means, collectively, the U.S. Security Agreement, each Foreign Security Document and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, and shall also include, without limitation, all other security agreements, pledge agreements, deeds of trust, intercreditor agreements, collateral assignments and any agreements entered into for the purposes of perfection, now, or hereafter executed by Holdings or any of its Restricted Subsidiaries and delivered to the Collateral Agent.
“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment, Term Loan Commitment, Extended Revolving Commitment, Other Refinancing Commitment and Incremental Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Companies Act” means the Companies Act 2014 of Ireland.
Exhibit to Fourth Amendment.docx

“Compliance Certificate” has the meaning assigned to such term in clause (c) of Section 5.01.
“Computation Date” shall have the meaning assigned to such term in Section 2.04.
“Consolidated Depreciation and Amortization Expense” means with respect to any period, the total amount of depreciation and amortization expense, including any amortization of deferred financing fees, accretion of royalty liabilities, amortization in relation to terminated Swap Obligations and amortization of intangibles, including, but not limited to, goodwill, of the Group for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, for any Test Period, Consolidated Net Income plus, without duplication, and, other than clauses (vii) and (viii), solely to the extent deducted (and not otherwise excluded) in determining Consolidated Net Income,
(i)    expense for Taxes paid or accrued, to the extent accounted for as Income Taxes under GAAP,
(ii)    consolidated interest expense and charges and deferred financing fees, losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of gains on such hedging obligations, and costs of surety bonds in connection with financing activities,
(iii)    Consolidated Depreciation and Amortization Expense,
(iv)    non-cash charges recorded in respect of purchase accounting and non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations,
(v)    any other non-cash charges, expenses or losses, including, without limitation, (x) any non-cash compensation expense, non-cash translation loss and non-cash expense relating to the vesting of warrants and (y) pursuant to any management equity plan or stock plan or pursuant to Statement of Financial Accounting Standards 158 (codified under Accounting Standards Codification 715); provided that accruals or reserves for potential cash items in any future period may or may not (at the election of Holdings) be added back in such period and, to the extent added back, the cash payment in respect of such accrual or reserve in a future period shall be subtracted from Consolidated EBITDA in such future period,
(vi)    expenses with respect to casualty events,
(vii)    the amount of Run-rate cost savings, synergies and operating expense reductions projected by Holdings to be realized as a result of any Transactions, any Permitted Acquisition, any other Investment, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other similar initiatives projected by Holdings in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken, other than in the case of the Transactions, within 24 months of such transaction, initiative or event, in each case, calculated as though such cost savings, synergies and operating expense reductions had been realized on the first day of the applicable Test Period and net of the amount of actual benefits received during such period from such transaction;
Exhibit to Fourth Amendment.docx

provided, that (A) such cost savings and synergies are factually supportable in the good faith judgment of Holdings and (B) no cost savings or synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA or Consolidated Net Income, whether through a pro forma adjustment or otherwise, for such period (the “Pro Forma Synergies”); provided, further, that (1) the aggregate amount of any adjustments under this clause (vii) permitted to be made in respect of the Transactions when calculating Consolidated EBITDA for any Test Period ending after the second anniversary of the Closing Date shall not exceed the greater of (x) $150,000,000 and (y) the amount of such adjustments made in respect of the Transactions pursuant to this clause (vii) prior to such date and (2) the aggregate amount of any adjustments made pursuant to this clause (vii) for any period shall not exceed in the aggregate 25% of Consolidated EBITDA for such period (before giving effect to any such adjustments),
(viii)    (i) to the extent covered by insurance and actually reimbursed within 365 days of the first date of determination by Holdings that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, expenses with respect to liability or casualty or business interruption and (ii) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with any acquisition permitted under this Agreement,
(ix)    cash charges and legal expenses in connection with litigation to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense in an aggregate amount for any Test Period not to exceed $5 million,
(x)    all reserves taken during such period on account of contingent cash payments that may be required in future periods,
(xi)    [reserved],
(xii)    the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income,
(xiii)    the amount of loss or discount on sales of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing or to any other Person in connection with a Qualified Receivables Factoring,
(xiv)    restructuring costs (including in connection with any tax related restructuring), integration costs, retention, recruiting, relocation and signing or completion bonuses and expenses, stock option and other equity-based compensation expenses and the amount of payments made to option holders in connection with, or as a result of, any distribution being made to shareholders, severance costs, systems establishment costs, costs relating to entry into a new market or to exiting a market, costs associated with office and facility openings, pre-openings, closings, expansions and consolidations (including but not limited to termination costs, moving costs and legal costs), new operation costs, unused warehouse space costs, new contract or corporate
Exhibit to Fourth Amendment.docx

development costs, software and other intellectual property development costs, project start-up costs, costs relating to early termination of rights fee arrangements, consulting fees, curtailments or modifications to pension and post-retirement employee benefits and any costs attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions, synergies and/or similar initiatives or programs (including, without limitation, in connection with the Transactions or any inventory optimization program, integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening, any implementation of operational and reporting systems and technology initiatives (including any expense relating to the implementation of enhanced accounting or IT functions or new system designs)), any employee ramp-up charges or any charges related to underutilized personnel (including duplicative personnel),
(xv)    extraordinary, unusual, special, exceptional or non-recurring charges, expenses or losses (as determined by Holdings in good faith),
(xvi)    any add backs and other adjustments consistent with Regulation S-X,
(xvii)    fees, costs and expenses (including, without limitation, premium) incurred in connection with the Transactions and other transaction fees, costs, accruals and expenses (including rationalization, legal, tax and other costs and expenses) incurred in connection with any acquisition, investment, dividend, restricted payment, disposition, recapitalization, merger, consolidation or amalgamation, issuance, exchange or repayment of Indebtedness, option buyouts, refinancing, amendments or other modifications of debt instruments, early extinguishment of debt, hedging agreements or other derivative instruments (in each case whether or not such transaction was successfully completed),
(xviii)    without limiting the generality of clause (v) above, any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option or phantom equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 6.04(a)(ii)(C),
(xix)    without limiting the generality of clause (v) above, the amount of expenses relating to payments made to option, phantom equity or profits interest holders of Holdings or any of its direct or indirect Subsidiaries or parent companies in connection with, or as a result of, any distribution being made to equity holders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were equity holders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement and expenses relating to distributions made to equity holders of such Person or its direct or indirect parent companies resulting from the application of Financial Accounting Standards Codification Topic 718— Compensation — Stock
Exhibit to Fourth Amendment.docx

Compensation (formerly Financial Accounting Standards Board Statement No. 123 (Revised 2004)), and
(xx)    any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits and any other items of a similar nature to the extent deducted (and not added back) in calculating Consolidated Net Income, minus, to the extent included in Consolidated Net Income and without duplication,
(1)    any unusual, infrequent or extraordinary income or gains, and
(2)    any other non-cash income (except to the extent representing an accrual for future cash income); provided that, to the extent non-cash gains are deducted pursuant to this clause (2) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein, all calculated for Holdings and its Restricted Subsidiaries in accordance with GAAP (to the extent applicable) on a consolidated basis; provided that, to the extent included in Consolidated Net Income, (A) currency translation gains and losses shall be excluded in determining Consolidated EBITDA (including the net loss or gain resulting from swap agreements for currency exchange risk) and (B) any adjustments resulting from the application of Statement of Financial Accounting Standards 133 (codified under Accounting Standards Codification 815) shall be excluded in determining Consolidated EBITDA.
For the avoidance of doubt, the foregoing additions to, and subtractions from, Consolidated EBITDA shall not give effect to any items attributable to the Unrestricted Subsidiaries, other than as set forth in the last sentence of Section 1.04(a). For the purposes of calculating Consolidated EBITDA for any Test Period, if during such Test Period or after such Test Period but prior to the applicable date of determination, Holdings or any Restricted Subsidiary shall have made any Specified Transaction, converted any Restricted Subsidiary into an Unrestricted Subsidiary, or converted any Unrestricted Subsidiary into a Restricted Subsidiary, Consolidated EBITDA shall be calculated for such Test Period after giving effect thereto on a Pro Forma Basis in accordance with Section 1.07, as if such Specified Transaction or conversion, and any related incurrence or repayment of Indebtedness, occurred on the first day of such Test Period. If since the beginning of such Test Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period but prior to the end of such Test Period) shall have made any Specified Transaction or such conversions that would have required adjustment pursuant to this definition, then the Consolidated EBITDA shall be calculated on a Pro Forma Basis in accordance with Section 1.07 for such period as if such Specified Transaction or conversion had occurred on the first day of such Test Period.
“Consolidated Interest Expense” means, with reference to any period, the sum, without duplication, of the interest expense paid in cash of the Group calculated on a consolidated basis for such period in accordance with GAAP, including, without limitation, interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP, imputed interest with respect to
Exhibit to Fourth Amendment.docx

Attributable Debt and net payments, if any, pursuant to interest rate Permitted Hedging Obligations, but excluding any (i) non-cash interest expense attributable to the movement in mark-to-market valuation of Permitted Hedging Obligations or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133 (codified under Accounting Standards Codification 815), (ii) non-cash interest expense attributable to the amortization of gains or losses resulting from the termination of Permitted Hedging Obligations prior to or reasonably contemporaneously with the Closing Date, (iii) amortization of deferred financing fees, (iv) expensing of commitment, bridge or other financing fees and (v) interest expense arising out of the amortization of debt discount under Accounting Standards Codification 470-20; less interest income of the Group for such period (including income pursuant to any Permitted Hedging Obligations).
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Group calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded:
(a)    any income (or loss) of any Person other than Holdings or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to Holdings or any Restricted Subsidiary of Holdings,
(b)    solely for the purpose of determining the amount available for Restricted Payments under Section 6.04(a)(ii)(A) and for the purpose of determining the amount of Excess Cash Flow, the income of, and any amounts referred to in clause (a) of this proviso paid to, any Subsidiary (other than a Guarantor) to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Subsidiary of that income is not at the time permitted by applicable law or any agreement or instrument applicable to such Subsidiary, unless such restriction with respect to the payment of cash dividends or other cash distributions has been legally waived or otherwise released; provided that Consolidated Net Income of the referent Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
(c)    any fees, costs and expenses (including, without limitation, any premium) directly incurred or paid during such period, or any amortization thereof for such period, in connection with (x) the Transactions, (y) any other Permitted Acquisition or other acquisition not prohibited under this Agreement, and, to the extent permitted hereunder, any other Investments and any Dispositions, and (z) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Equity Interests or refinancing transactions and modifications of instruments of Indebtedness (in each case, including any such transaction consummated prior to the Closing Date, and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of such transaction,
(d)    at the option of Holdings, the effects of discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations or in contemplation of the same, or are otherwise classified as “held for sale” under GAAP, only when and to the extent such operations are actually disposed of) and any net after-tax gains or losses from asset dispositions (other than in the ordinary course of business (as determined by Holdings in good faith)),
Exhibit to Fourth Amendment.docx

(e)    any non-cash amounts included in Consolidated Interest Expense,
(f)    non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary,
(g)    any income (loss) for such period attributable to the early extinguishment of Indebtedness, together with any related provision for Taxes on any such income,
(h)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles,
(i)    any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets or liabilities (including any gains and losses attributable to movement in the mark-to-market valuation of any convertible indebtedness, any related call options or warrant transactions and any other derivatives and Deferred Acquisition Consideration),
(j)    any non-cash charges recorded in respect of intangible assets, including goodwill,
(k)    the effect of any purchase allocation accounting adjustments in respect of any acquisition consummated prior to the Closing Date, the Transactions and any acquisition permitted under this Agreement, and the amortization or write-off of any amounts in respect thereof,
(l)    any unusual, infrequent or extraordinary loss or charge and any restructuring charges or reserves, including write-downs and write-offs, any costs incurred in connection with the Transactions, Permitted Investments and Dispositions, costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses, any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of Holdings and its Subsidiaries (including, without limitation, the sale or closing of facilities, severance, stay bonuses and curtailments or modifications to pension and post-retirement employee benefit plans, asset impairments or asset disposals (including leased facilities), charges for purchase and lease commitments, start-up costs for new facilities, reserves for excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized, and any related promotional costs of exiting products or product lines, start up, transition, integration and other restructuring and business optimization costs,
(m)    any amortization of debt discount under Accounting Standards Codification 470-20,
(n)    any non-cash foreign translation gains and losses including, without limitation, in respect of Swap Agreements,
(o)    accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions or other Permitted Acquisitions in accordance with GAAP, or changes as a result of adoption of modification of accounting policies, and
Exhibit to Fourth Amendment.docx

(p)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items.
“Consolidated Total Indebtedness” means at any time the sum, without duplication, of the aggregate Indebtedness of Holdings and its Restricted Subsidiaries consisting of obligations for borrowed money, Capital Lease Obligations and purchase money debt obligations and obligations evidenced by bonds, debentures, notes or similar instruments (other than Indebtedness with respect to Cash Management Agreements, Swap Agreements and intercompany Indebtedness), in each case that is of a type that would be reflected on a consolidated balance sheet of Holdings prepared as of such time in accordance with GAAP. For the avoidance of doubt and notwithstanding anything to the contrary contained above, Consolidated Total Indebtedness excludes (x) all Indebtedness incurred under a Qualified Securitization Financing or a Qualified Receivables Factoring and (y) letters of credit other than to the extent drawn and not reimbursed after two (2) Business Days.
“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Affiliate” has the meaning assigned to such term in Section 3.15.
“Convertible Debt Security” means debt securities or other Indebtedness, the terms of which provide for conversion into, or exchange for, Equity Interests (other than Disqualified Equity Interests) of Holdings, cash in lieu thereof or a combination of Equity Interests and cash in lieu thereof.
“Covered Jurisdiction” mean each of the United States (including any state or subdivision thereof), Luxembourg, Ireland and any other jurisdiction designated by Holdings and approved by the Administrative Agent, acting reasonably and in good faith.
“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans and Commitments (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Refinancing Revolving Commitments, the unused portion of such Other Refinancing Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, Incremental Revolving Commitments, Extended Revolving Commitments or Other Refinancing Revolving Commitments, the amount thereof) plus unpaid accrued interest and premium (including tender premium) thereon, any committed and undrawn amounts associated with, upfront fees and original issue discount (“OID”) on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such exchanging, extending, renewing, replacing or refinancing Indebtedness, (ii) such Indebtedness has a final maturity date equal to or later than, and, except in the case of Other Refinancing Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt; provided that this clause (ii) shall not apply to (x) Permitted
Exhibit to Fourth Amendment.docx

Pari Passu Secured Refinancing Debt in the form of Term A Facilities and (y) customary “bridge loan” facilities with a tenor of no longer than one year (provided that such facilities automatically convert or exchange into long-term debt otherwise meeting the requirements of this clause (ii)), (iii) such Indebtedness shall contain covenants and events of default that are either (x) no more restrictive (taken as a whole) to Holdings and its Restricted Subsidiaries than those included in this Agreement in all material respects as determined by Holdings in good faith or (y) are on market terms at the time of issuance, as determined by Holdings in good faith, which terms shall also be implemented for the benefit of the Initial Term Loans and the Revolving Loans; provided that Credit Agreement Refinancing Indebtedness in the form of Term A Facilities or revolving facilities may contain one or more financial maintenance covenants (and related events of default) irrespective of whether or not such covenants (and related events of default) are included in this Agreement for the benefit of the Term Loans (but such covenants shall be included for the benefit of the other Revolving Commitments), (iv) such Credit Agreement Refinancing Indebtedness may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Term Loans in mandatory prepayments under this Agreement and (v) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
“Credit Event” means a Borrowing, the issuance, extension or increase in amount of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.
~~“Cure Amount” has the meaning assigned to such term in Section 7.02(a).~~
~~“Cure Expiration Date” has the meaning assigned to such term in Section 7.02(a).~~
“Current Assets” means, at any time, the consolidated current assets (other than cash and Cash Equivalents, the current portion of current and deferred Taxes, permitted loans made to third parties, assets held for sale, available for sale Investments, pension assets, deferred bank and financing fees and derivative financial instruments including any Swap Agreements) of Holdings and its Restricted Subsidiaries.
“Current Liabilities” means, at any time, the consolidated current liabilities of Holdings and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness or any Swap Agreements, (b) outstanding revolving loans and undrawn letters of credit, (c) the current portion of interest expense, (d) the current portion of any Capital Lease Obligations, (e) the current portion of current and deferred Taxes, (f) liabilities in respect of unpaid earn-outs, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves, (i) liabilities in respect of funds of third parties on deposit with Holdings and its Restricted Subsidiaries, (j) deferred revenue arising from cash receipts and (k) advances and deposits from customers accounted for as unearned income.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to (x) SONIA for the day that is 5 RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day (such RFR Business Day determined pursuant to each of subclauses (i) and (ii), the “RFR Lookback Day”), (y) if SONIA is not
Exhibit to Fourth Amendment.docx

available for the RFR Lookback Day determined pursuant to clause (x) above, the Daily Simple RFR for such RFR Lookback Day shall be the percentage rate per annum which is the aggregate of (I) the Central Bank Rate for such RFR Lookback Day and (II) the applicable Central Bank Rate Adjustment or (z) if clause (y) applies but the Central Bank Rate for the applicable RFR Lookback Day is not available, the Daily Simple RFR for such RFR Lookback Day shall be the percentage rate per annum which is the aggregate of (I) the most recent Central Bank Rate for an RFR Business Day which is no more than five RFR Business Days before that RFR Lookback Day and (II) the applicable Central Bank Rate Adjustment; provided that, with respect to Revolving Loans, such rate shall not be less than zero.
“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Prepayment Amount” has the meaning assigned to such term in Section 2.11(e).
“Declining Term Lender” has the meaning assigned to such term in Section 2.11(e).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.26, any Lender that (a) has failed within two (2) Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Secured Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Applicable Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Applicable Borrower, to confirm in writing to the Administrative Agent and the Applicable Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Applicable Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of
Exhibit to Fourth Amendment.docx

clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26) upon delivery of written notice of such determination to the Applicable Borrower and each Lender.
“Deferred Acquisition Consideration” means any purchase price adjustments, contingent or other deferred payment payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Permitted Acquisition or other acquisition permitted under this Agreement.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.03(a) that is designated as Designated Non-Cash Consideration pursuant to a certificate of Holdings, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents within one hundred eighty (180) days following the consummation of the applicable Disposition; provided that any such consideration once converted to cash and/or Cash Equivalents, shall be deemed to constitute Net Proceeds received on the date such applicable Designated Non-Cash Consideration was converted to cash and/or Cash Equivalents and shall be subject to Section 2.11(c)(i)).
“Designated Representative” means, with respect to any series of Alternative Incremental Facility Indebtedness, Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt or Ratio Debt, the trustee, administrative agent, collateral agent, security agent or similar agent hereunder or under the agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Disposition” means a sale, transfer, lease, disposition or exclusive license, including any “Disposition” by means of a merger, consolidation or similar transaction. “Dispose” and “Disposed” as to any assets subject to a Disposition shall have a corollary meaning.
“Disposition Consideration” means for any Disposition, the aggregate fair market value of any assets sold, transferred, leased, licensed or otherwise disposed of.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(1)    matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or of Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(2)    is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or of Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(3)    is or may be redeemable (other than solely for Equity Interests in such Person or of Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any
Exhibit to Fourth Amendment.docx

of its Affiliates (other than, at the option of such Person, solely for Equity Interests in such Person or of Holdings that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date that occurs 91 days after the Latest Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interest but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interests upon the occurrence of an “asset sale,” “fundamental change” or “change of control” occurring prior to the date that is 91 days after the Latest Maturity Date shall not constitute Disqualified Equity Interest if the “asset sale,” “fundamental change” or “change of control” provisions applicable to such Equity Interests are not more favorable to the holders of such Equity Interests than Section 6.03 and the provisions relating to a Change of Control contained herein; provided, further, however, that if such Equity Interests is issued to any plan for the benefit of directors, managers, employees or consultants of Holdings or its Subsidiaries or by any such plan to such directors, managers, employees or consultants, such Equity Interests shall not constitute Disqualified Equity Interest solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.
The amount of any Disqualified Equity Interest that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Equity Interest as if such Disqualified Equity Interest were redeemed, repaid or repurchased by the issuer thereof on any date on which the amount of such Disqualified Equity Interest is to be determined hereunder; provided, however, that if such Disqualified Equity Interest could not be required to be repurchased by the issuer thereof at the time of such determination, the repurchase price will be the book value of such Disqualified Equity Interest as reflected in the most recent financial statements of such Person.
“Disqualified Lender” means (a) certain banks, financial institutions and other institutional lenders that have been specified by Holdings in writing to Citi prior to March 18, 2021, (b) any of Holdings, the Target’s or their respective Subsidiaries’ competitors that have been specified to (i) the Lead Arrangers by Holdings in writing before the Closing Date or (ii) to the Administrative Agent by Holdings in writing after the Closing Date at any time and from time to time and (c) in the case of each of clauses (a) and (b), any of their respective affiliates (other than any bona fide debt funds) that are either (x) identified in writing to the Lead Arrangers or, after the Closing Date, the Administrative Agent by Holdings from time to time or (y) clearly identifiable as affiliates of such persons on the basis of such affiliate’s name; provided that the foregoing provisions shall not apply retroactively to disqualify any person if such person shall have become a Lender or participant prior to such person’s designation as a Disqualified Lender, but shall disqualify such person from taking any further assignment, transfer, allocation or participation after such designation.
“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.
“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternate Currency, the Equivalent Amount thereof in Dollars as determined by the Administrative Agent or relevant Issuing Bank, as applicable, at such time on the basis of the spot rate (determined in respect of the most recent Computation Date or other applicable date of determination) for the purchase of Dollars with such Alternate Currency.
Exhibit to Fourth Amendment.docx

“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.
“Drug Development Fund” means a fund, the primary business purpose of which is to invest in the development of pharmaceutical products or investigational medicinal products or devices, in which Holdings or any of its Restricted Subsidiaries owns a minority of the Equity Interests.
“ECF Payment Amount” has the meaning assigned to such term in Section 2.11(c)(iii).
“ECP” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans as determined by Holdings in good faith, taking into account the applicable interest rate margins, any interest rate floors or similar devices, all recurring fees and other fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding (i) any arrangement, structuring, commitment, ticking, underwriting or similar fees or other fees payable in connection therewith that are not generally shared with the Lenders thereunder and (ii) any customary consent fees paid generally to consenting Lenders.
“Eligible Transferee” means an “accredited investor” (as defined in regulation D of the Securities Act) that (w) is not a natural person, (x) is not a Defaulting Lender, in each case at the time of the respective assignment or participation to such Person, (y) has provided any documentation required pursuant to the provisions of Section 2.17 and (z) is not a Disqualified Lender.
“Enforcement Event” has the meaning assigned to such term in Schedule 1.01A.
“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, including management or reclamation of natural resources, and the management, Release or threatened Release of any Hazardous Material or to occupational health and safety matters, as such occupational health and safety matters relate to exposure or handling of Hazardous Materials.
Exhibit to Fourth Amendment.docx

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, shares (parts sociales) in a Luxembourg private limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Convertible Debt Securities.
“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan other than any PBGC premiums due but not delinquent under Section 4007 of ERISA; (e) a determination that any Plan is, or is reasonably expected to be, considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) the receipt by Holdings or any ERISA Affiliate from the PBGC or a plan administrator of any written notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by Holdings or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of Holdings or any of its ERISA Affiliates from any Multiemployer Plan; (h) the receipt by Holdings or any ERISA Affiliate of any notice that a Multiemployer Plan is, or is expected to be insolvent within the meaning of Title IV of ERISA; or (i) the receipt by Holdings or any ERISA Affiliate of any notice that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; (j) the occurrence of any event which triggers the full or partial wind up of any occupational pension scheme (within the meaning of section 2 of the Irish Pensions Act 1990 (as amended) (the “Pensions Act”)) sponsored by Holdings or its Subsidiaries (an “Irish Pension Scheme”); (k) the failure by an Irish Pension Scheme to meet the funding standard prescribed by Part IV of the Pensions Act as at a date in relation to which the trustees of the Irish Pension Scheme are required to cause an actuarial funding certificate to be prepared in accordance with the Pensions Act; (l) where any funding proposal (within the meaning of section 49 of the Pensions Act) which has been put in place to
Exhibit to Fourth Amendment.docx

address a deficit within an Irish Pension Scheme goes off track (within the meaning of the Irish Pensions Authority’s prescribed guidance under section 49 of the Pensions Act, “the Irish Pensions Authority” being the body established under Part II of the Pensions Act); (m) where a prosecution for an offence is brought under section 3 of the Pensions Act against the sponsoring employer or trustees concerning an Irish Pension Scheme or where the Irish Pensions Authority brings proceedings before the Irish High Court concerning an Irish Pension Scheme under Part IX of the Pensions Act; (n) where the Irish Pensions Authority commences an investigation of or appoints an authorised officer over an Irish Pension Scheme in accordance with its powers under Part II of the Pensions Act, or where the Irish Pensions Authority issues to the trustees of an Irish Pension Scheme an advisory notice (within the meaning of section 26M of the Pensions Act) or a notice to trustees to provide an external report (within the meaning of section 26N of the Pensions Act); (o) where the Irish Financial Services and Pensions Ombudsman (being the person appointed as the “Ombudsman” under section 8(1)(a) of the Financial Services and Pensions Ombudsman Act 2017 (as amended)) either makes a determination against or brings enforcement proceedings against the sponsoring employer or the trustees concerning an Irish Pension Scheme; (p) where any arbitration proceedings or proceedings before the Irish High Court are initiated relating to a dispute between the sponsoring employer and/or the trustees and/or members (whether potential or actual) and/or beneficiaries (whether potential or actual) of an Irish Pension Scheme; or (q) the failure by Holdings or its Subsidiaries to remit contributions to an Irish Pension Scheme within the prescribed period set out in section 58A of the Pensions Act or failure by Holdings or its Subsidiaries to pay any other contributions to an Irish Pension Scheme which may be required under the terms of the Irish Pensions Scheme within a reasonable period after the due date for payment of such contributions.
“Erroneous Payment” has the meaning assigned to it in Section 8.02(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.02(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.02(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.02(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.02(d).
“EU” means the European Union.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate” means, for any Interest Period when used in reference to any Loan or Borrowing denominated in euros, (a) the rate of interest (rounded upwards, if necessary, to the nearest 1/100th) appearing on the applicable Bloomberg screen (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) (the “EURIBOR Screen Rate”) as the Euro interbank offered rate for deposits in Euros for a term comparable to such Interest Period, at approximately 11:00 a.m. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) and (b) if such rate is not available at such time for any reason, then the “EURIBOR Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in euros for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major
Exhibit to Fourth Amendment.docx

banks in the London or other offshore interbank market for Euros at their request at approximately 11:00 a.m. (Brussels time) two Business Days prior to the commencement of such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, “EURIBOR Rate” shall be the interest rate per annum equal to the Interpolated Screen Rate.
“EURIBOR Screen Rate” has the meaning assigned to such term in the definition of “EURIBOR Rate”.
“euro” and/or “EUR” means the single currency of the Participating Member States.
“Eurocurrency” when used in reference to a currency, means an Agreed Currency (other than Dollars), and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Eurocurrency Rate (other than any ABR Loan or ABR Borrowing).
“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to Holdings and each Lender.
“Eurocurrency Rate” means in the case of Loans denominated in euros, the Adjusted EURIBOR Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income of the Group for such period;
(ii)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; and
(iii)    decreases in Consolidated Working Capital for such period (measured as the decrease, if any, of Consolidated Working Capital at the beginning of such Excess Cash Flow Period compared to Consolidated Working Capital at the end of such Excess Cash Flow Period); provided that any such decreases arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries completed during such period and the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities shall be excluded; over
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges, expenses and
Exhibit to Fourth Amendment.docx

losses excluded by virtue of clauses (a) through (p) of the definition of “Consolidated Net Income;”
(ii)    without duplication of amounts deducted pursuant to this clause (ii) in prior fiscal years, the aggregate amount of all principal payments of Indebtedness of Holdings and its Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Lease Obligations and (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.10 and mandatory prepayment of Term Loans pursuant to Section 2.11 to the extent required due to a Disposition or casualty event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (W) all other prepayments of Term Loans (other than prepayments referred to in clause (B) above)), (X) all prepayments of Revolving Loans and Swingline Loans, except to the extent there is an equivalent permanent reduction in commitments thereunder, (Y) all prepayments in respect of any other revolving credit facility, except to the extent there is an equivalent permanent reduction in commitments thereunder and (Z) payments of any Subordinated Indebtedness (except to the extent permitted to be paid pursuant to Section 6.04) made during such period and, at the election of Holdings, made after such period but prior to the date of the applicable Excess Cash Flow payment, in each case of clauses (A) and (B) above, except to the extent financed with the proceeds of other long term Indebtedness of Holdings or its Restricted Subsidiaries (other than revolving Indebtedness));
(iii)    an amount equal to the aggregate net non-cash gain on dispositions by Holdings and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;
(iv)    increases in Consolidated Working Capital for such period (measured as the increase, if any, of Consolidated Working Capital at the beginning of such Excess Cash Flow Period compared to Consolidated Working Capital at the end of such Excess Cash Flow Period); provided (x) any such increases arising from acquisitions or dispositions by Holdings and its Restricted Subsidiaries completed during such period and the effect of reclassification during such period of current assets to long-term assets and current liabilities to long-term liabilities shall be excluded;
(v)    cash payments by Holdings and its Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings and its Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income, except to the extent financed with the proceeds of long-term Indebtedness of Holdings or its Restricted Subsidiaries (other than revolving Indebtedness);
(vi)    without duplication of amounts deducted under Sections 2.11(c)(iii)(b)(3), (4) and (5), the aggregate amount of expenditures actually made by Holdings and its Restricted Subsidiaries from internally generated cash flow of Holdings and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted (or were excluded) in calculating Consolidated Net Income;
(vii)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and its Restricted Subsidiaries during such period that are made in
Exhibit to Fourth Amendment.docx

connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income;
(viii)    the amount of cash Taxes paid or payable in respect of the period which have been accrued at the end of the period under GAAP, together with any increase in reserves which have been set aside (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;
(ix)    cash expenditures in respect of Swap Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income; and
(x)    the amount of Restricted Payments pursuant to clauses (i), (iv), (v), (vi), (xiv), (xviii), (xxii) and (xxvii) of Section 6.04(b) paid in cash during such period, in each case, to the extent such Restricted Payments were financed with internally generated cash flow of Holdings and its Restricted Subsidiaries.
Notwithstanding anything to the contrary herein, for purposes of calculating “Excess Cash Flow”, Consolidated Net Income shall not be calculated on a Pro Forma Basis and for the avoidance of doubt, the Consolidated Net Income of a Person acquired in any Permitted Acquisition or other acquisition during an Excess Cash Flow Period shall be included in such calculation for such Excess Cash Flow Period only from and after the date of the consummation of such Permitted Acquisition or similar acquisition.
“Excess Cash Flow Period” means each fiscal year of Holdings commencing with the fiscal year ended December 31, 2022.
“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the applicable Bloomberg screen page for such Foreign Currency. In the event that such rate does not appear on any Bloomberg screen page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Holdings, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Accounts” means (i) accounts used exclusively for payroll, (ii) accounts used exclusively for payroll taxes and/or withheld income taxes, (iii) accounts used exclusively for employee wage and benefit payments, (iv) escrow accounts and trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where the applicable Loan Party holds the funds exclusively for the benefit of one or more unaffiliated third parties, (v) accounts exclusively used to secure letters of credit, bank guarantees, obligations under Cash Management Agreements and obligations under Swap Agreements, in each case, to the extent constituting Permitted Liens and (vi) accounts exclusively used to hold deposits from customers that are required pursuant to agreements with such customers to be held in a segregated account that, pursuant to such agreements, is not permitted to be subject to a Lien securing the Obligations.
Exhibit to Fourth Amendment.docx

“Excluded Assets” means (i) any fee-owned real property and any leasehold interests in real property (other than the Headquarters); (ii) motor vehicles and other assets subject to certificates of title; (iii) pledges and security interests prohibited by applicable law, rule or regulation (including any requirement to obtain the consent of any governmental authority or third party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar provisions under applicable law and other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition (iv) Margin Stock and Equity Interests in any Person other than wholly-owned Subsidiaries, to the extent a pledge of such Equity Interests is prohibited by the Organizational Documents, or agreements with other equity holders, of such equity; (v) voting Equity Interests in any Restricted Subsidiary of any U.S. Corporate Subsidiary that is a CFC or FSHCO to the extent such Equity Interest exceeds 65% of the outstanding voting Equity Interests of such CFC or FSHCO; (vi) assets to the extent a security interest in such assets could reasonably result in a material adverse Tax consequence to Holdings or any of its Restricted Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Borrowers in consultation with the Administrative Agent; (vii) any lease, license or other agreement and any property subject to a permitted purchase money security interest or similar permitted arrangement or Lien permitted by clauses (4), (5), (7) (solely in respect of Liens referenced in clauses (4), (5) and (11) of the definition of “Permitted Liens”), (9) (with respect to cash collateral or deposits), (11), (16), (19), (22) (with respect to cash collateral or deposits with a value not in excess of $50,000,000), (27) and (34) of the definition of “Permitted Liens” to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, property right or agreement or purchase money arrangement or the documents governing such Permitted Lien or create a right of termination in favor of any other party thereto (other than a Loan Party), in each case (other than with respect to property subject to such purchase money interests or similar arrangements or Lien permitted by clauses (4), (5), (7) (solely in respect of Liens referenced in clauses (4), (5) and (11) of the definition of “Permitted Liens”) or (11) of the definition of “Permitted Liens”), after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar provisions under applicable law other than proceeds and receivables thereof and only so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of this Agreement; (viii) those assets as to which the Administrative Agent and the Borrowers reasonably agree that the cost (including, without limitation, costs of notarization, taxes, stamp duties, registration or other applicable fees), consequences or burden of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (ix) any of the capital stock of Restricted Subsidiaries not owned directly by a Loan Party; (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or similar provisions under applicable law, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition (xi) any assets to the extent expressly excluded pursuant to the Agreed Guarantee and Security Principles; (xii) any “intent-to-use” applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto or any successor office thereto, prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application or any registration that issues from such intent-to-use application under applicable federal Law; (xiii) any Excluded Accounts; (xiv) letter-of-credit rights (except to the extent a security interest therein can be perfected by the filing of UCC financing statements or similar filings under applicable law) (it being understood that no actions shall be required to perfect a
Exhibit to Fourth Amendment.docx

security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement or applicable filings under applicable law); (xv) any commercial tort claim with a value not in excess of $10,000,000; (xvi) [reserved]; (xvii) [reserved]; (xviii) Equity Interests in Unrestricted Subsidiaries; and (xiv) Equity Interests in Securitization Subsidiaries, to the extent a pledge of such Equity Interests is prohibited by the applicable Qualified Securitization Financing and Securitization Assets sold or pledged pursuant to a Qualified Securitization Financing or a Qualified Receivables Factoring. In addition notwithstanding anything to the contrary herein or in any Loan Documents, the following assets shall not be required to be subject to a fixed charge in Ireland: (a) all plant and equipment, in each case, located in Ireland and (b) customer contracts or other agreements with third parties (including, without limitation, distribution agreements, license agreements or similar agreements); provided that, for the avoidance of doubt, the Headquarters shall be subject to a fixed charge in Ireland.
“Excluded Subsidiary” means (a) any Foreign Subsidiary of any U.S. Corporate Subsidiary and, in the case of any such Foreign Subsidiary that is a CFC, any Subsidiary of such CFC; provided that this clause (a) shall not apply at any time after the Closing Date to any entity that is a Restricted Subsidiary of Holdings on the Closing Date unless this clause (a) applied to such entity on the Closing Date, (b) any Domestic Subsidiary of any U.S. Corporate Subsidiary that has no material assets other than equity interests and/or indebtedness of one or more (1) Foreign Subsidiaries of any U.S. Corporate Subsidiary that are excluded under clause (a) or (2) entities described in clause (b)(1) (a “FSHCO”), (c) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or at the time of acquisition thereof after the Closing Date and not in contemplation thereof, in each case, from guaranteeing the Loans or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received or a Subsidiary a guarantee from which could reasonably result in a material adverse Tax consequence to Holdings or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Borrowers, in consultation with the Administrative Agent, (d) not-for-profit Subsidiaries, if any, (e) certain special purpose entities, (f) captive insurance companies, if any, (g) any Subsidiary where the Administrative Agent and the Borrowers agree the cost, consequences or burden of obtaining a guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby, (h) each Subsidiary listed on Schedule 1.01D hereto, (i) any non-wholly-owned Subsidiaries, (j) at the option of Holdings, any Subsidiary that is not a Material Subsidiary and (k) any Securitization Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement
Exhibit to Fourth Amendment.docx

governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to any payments made to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) Taxes imposed on (or measured by) net income, franchise or similar Taxes, and branch profits Taxes (in each case, however denominated), in each case imposed by the jurisdiction under the laws of which such recipient is organized, or in which it carries on a trade or business or is deemed to be a resident for tax purposes, or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or as a result of any other present or former connection between such recipient and the jurisdiction (other than a connection arising solely as a result of it having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document), (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a Legal Requirement in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by Holdings under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17(a), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired such applicable interest in the applicable Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) any Taxes attributable to such Person's failure to comply with Section 2.17(e) or (h), (d) any Tax that is imposed pursuant to FATCA, (e) in the case of a Revolving Lender, solely with respect to any Revolving Loan, Extended Revolving Loan or Incremental Revolving Loan, in each case, extended to a Revolving Borrower that is tax resident in the Republic of Ireland, any Irish Tax that would not have been imposed (i) if the Revolving Lender had been an Irish Qualifying Lender but on that date the Revolving Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Revolving Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any law or published practice or concession of any relevant tax authority or (ii) where the relevant Revolving Lender is an Irish Qualifying Lender solely on account of being an Irish Treaty Lender and that Lender has not complied with its obligations under Section 2.17(e), (f)(i) any Luxembourg withholding tax due under the so-called Luxembourg Relibi Law dated 23 December 2005 by the Grand-Duchy of Luxembourg and (ii) Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by the Administrative Agent, a Lender or an Issuing Bank of any Loan Document, except if such registration, submission or filing is required to maintain, establish, enforce or preserve the rights of the Administrative Agent, a Lender or an Issuing Bank under such Loan Document, and (g) any U.S. federal backup withholding tax imposed under Section 3406 of the Code (or any successor provision). For the avoidance of doubt, (1) for purposes of this definition of “Excluded Taxes,” the terms “Lender” and “Revolving Lender” shall include any Issuing Bank and any Swingline Lender and (2) for purposes of clause (e) of this definition of “Excluded Taxes,” the term “Revolving Loan” shall include any Letter of Credit and any Swingline Loan.
“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same as been, or shall hereafter be, renewed, extended, amended or replaced.
“Existing Revolving Credit Agreement” means the Multicurrency Revolving Facility Agreement, dated as of March 12, 2018, by and among Icon Public Limited Company, Icon Investments Five
Exhibit to Fourth Amendment.docx

Unlimited Company, Santander UK PLC, as agent, and the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Extended Commitments” means the Extended Term Loan Commitments and the Extended Revolving Commitments.
“Extended Loan” means the Extended Term Loans and the Extended Revolving Loans.
“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.22(a)(iii).
“Extended Revolving Loans” means Revolving Loans made by one or more Lenders to the Borrowers pursuant to Section 2.22.
“Extended Term Loan” shall have the meaning given to such term in Section 2.22(a)(ii).
“Extended Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.22, to make Extended Term Loans to the Applicable Borrower.
“Extending Revolving Lender” shall have the meaning given to such term in Section 2.22(a)(iii).
“Extension” shall have the meaning given to such term in Section 2.22(a).
“Extension Amendment” means any amendment entered into pursuant to Section 2.22(c).
“Extension Offer” shall have the meaning given to such term in Section 2.22(a).
“Facility Office” means the office or offices through which the Lender will perform its obligations under this Agreement.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty, convention or similar agreement among Governmental Authorities (and related legislation, official regulations or other administrative guidance) implementing any of the foregoing.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
~~“Financial Covenant” means the covenant specified in Section 6.12(a).~~
~~“Financial Covenant Cross Default” shall have the meaning given to such term in Section 7.01(d).~~
~~“Financial Covenant Event of Default” shall have the meaning given to such term in Section 7.01(d).~~
Exhibit to Fourth Amendment.docx

~~“Financial Covenant Material Acquisition” shall mean an acquisition (or series of related acquisitions (being acquisitions which form part of the same overall sale and purchase transaction)) within the six month period prior to the relevant Test Period by any member of the Group where the aggregate consideration of such acquisition or related acquisitions is greater than $50.0 million.~~
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings.
“First Amendment” means the First Amendment to the Credit Agreement, dated as of November 29, 2022, by and among Holdings and the Administrative Agent.
“First Amendment Effective Date” shall have the meaning assigned to such term in the First Amendment.
“First Lien Intercreditor Agreement” means a “pari passu” Intercreditor Agreement, among the Collateral Agent, the Administrative Agent and one or more Designated Representatives for holders of Indebtedness that is secured by Collateral on a basis pari passu with the Liens securing the Obligations, in the form of Exhibit E-1 or any other form approved by Holdings, the Administrative Agent and the Collateral Agent.
“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (i) Consolidated Total Indebtedness secured by a Lien on the Collateral that ranks pari passu with the Liens on the Collateral securing the Obligations, net of Unrestricted Cash, as of the last day of such Test Period, to (ii) Consolidated EBITDA for such Test Period.
“First-Second Lien Intercreditor Agreement” means a “junior lien” Intercreditor Agreement, among the Collateral Agent, the Administrative Agent and one or more Designated Representatives for holders of Indebtedness that is secured by Liens on the Collateral that are junior to the Liens securing the Obligations, in the form of Exhibit E-2 or any other form approved by Holdings, the Administrative Agent and the Collateral Agent.
“Fixed Amounts” shall have the meaning assigned to such term in Section 1.07(g).
“Fixed Charge Coverage Ratio” means, for any Test Period, the ratio of Consolidated EBITDA of the Group to Fixed Charges of the Group.
“Fixed Charges” means, with respect to any Person for any Test Period, the sum, without duplication, of: (a) Consolidated Interest Expense for such period; plus (b) the amount of all dividend payments on any series of Preferred Equity or Disqualified Equity Interests of Holdings or any Restricted Subsidiary (other than dividends paid or accrued in Equity Interests of Holdings (other than Disqualified Equity Interests) or dividends paid or accrued to Holdings or any Restricted Subsidiary) paid in cash during such period (without duplication).
“Fixed Incremental Amount” shall have the meaning given to such term in Section 2.20(d).
“Foreign Currencies” means Agreed Currencies other than Dollars.
“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.
Exhibit to Fourth Amendment.docx

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.
“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Loan Parties” means Holdings, Lux Borrower and each Foreign Subsidiary that is a Borrower or a Subsidiary Guarantor.
“Foreign Security Documents” means each security document set forth on Schedule 1.01E.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Foreign Subsidiary Guarantor” means any Subsidiary Guarantor which is a Foreign Subsidiary.
“Fourth Amendment” shall mean that certain Fourth Amendment to Credit Agreement, dated as of November 26, 2025, by and among the Revolving Borrowers, the other Loan Parties party thereto, the Administrative Agent, the 2025 Incremental Revolving Lender party thereto and the Revolving Lenders.
“Fourth Amendment Effective Date” means November 26, 2025.
“FSHCO” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group” means Holdings and its Restricted Subsidiaries.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee (or as set forth in Section 10.08 hereto, as applicable), unless such primary payment obligation and the maximum amount for which such
Exhibit to Fourth Amendment.docx

guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by Holdings in good faith.
“Guarantor” means each Borrower (with respect to the primary obligations of each other Loan Party), Holdings and the other Subsidiary Guarantors.
“Guarantor Coverage Test” means confirmation that (by reference to the latest annual audited financial statements delivered to the Administrative Agent pursuant to Section 5.01(a)): (1) the Consolidated EBITDA of the Borrowers and Guarantors equals or exceeds 80.0% of Consolidated EBITDA (in each case, calculated prior to making pro forma adjustments (including clause (vii) of the definition of “Consolidated EBITDA”), except that pro forma effect shall be given to the Acquisition (other than any pro forma adjustments with respect thereto pursuant to clause (vii) of the definition of “Consolidated EBITDA”) of the Group or (2) if the test set out in clause (1) cannot be satisfied on the first Guarantor Coverage Test Date after the Closing Date, the aggregate assets of Borrowers and Guarantors equals or exceeds 80.0% of the Total Assets of the Group, provided that, solely for purposes of calculating the Guarantor Coverage test:
(a)    to the extent any Borrower or Guarantor generates negative EBITDA, such Borrower or Guarantor shall be deemed to have zero (0) EBITDA, for the purpose of calculating the numerator of the Guarantor Coverage Test, and
(b)    unless otherwise elected by Holdings, to the extent that any Subsidiary of Holdings (w) is an Unrestricted Subsidiary, (x) is incorporated or organized under the laws of Russia, Ukraine, China, India or France, (y) is otherwise not required to (or is unable to) become a Guarantor under clause (c), (d), (e), (f), (h) or (i) of “Excluded Subsidiaries” above or under the Agreed Guarantee and Security Principles or (z) the Consolidated EBITDA of such Subsidiary is less than 1.0% of Consolidated EBITDA of the Group, such Subsidiaries shall be deemed to have zero (0) EBITDA and zero (0) assets for the purpose of calculating the denominator of the Guarantor Coverage Test.
“Guarantor Coverage Test Date” shall mean the date of delivery of each Compliance Certificate with respect to annual financial statements required to be delivered pursuant to Section 5.01(a) in respect of each fiscal year ending after the Closing Date.
“Guaranty” means the Guarantee set forth in Article X.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of similar nature regulated pursuant to any, or which may give rise to liability under, Environmental Law.
“Headquarters” means the corporate headquarters of Holdings as of the Closing Date, located in Dublin, Ireland.
“Hedge Bank” means each counterparty to a Swap Agreement that is (A) a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger) and each other Person if, at the date of entering into such Swap Agreement, such Person was a Lender, an Agent or a Lead Arranger (or an Affiliate of a Lender, an Agent or a Lead Arranger); provided that if such Person is not a Lender, an
Exhibit to Fourth Amendment.docx

Agent or a Lead Arranger (other than any such Person that is an Affiliate of Citibank, N.A.), such Person delivers to the Administrative Agent a letter agreement pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article VIII, Sections 9.03 and 9.09 and Section 10 of the U.S. Security Agreement as if it were a Lender or (B) that is designated in writing by Holdings to the Administrative Agent as a “Hedge Bank”; provided that if such Person is not a Lender, Agent or Lead Arranger, such Person executes and delivers to the Administrative Agent and Holdings a letter agreement in form and substance reasonably acceptable to the Administrative agent and Holdings pursuant to which such Person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article VIII, Sections 9.03 and 9.09 hereof and Section 10 of the U.S. Security Agreement as if it were a Lender.
“Holdings” has the meaning assigned to such term in the preamble hereto.
“IFRS” has the meaning assigned to such term in Section 1.04(a).
“IGPHS” means ICON Government and Public Health Solutions, Inc.
“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Incremental Amendment” means an Incremental Amendment among the Applicable Borrower, any Additional Borrower, the Administrative Agent and one or more Incremental Term Lenders, Incremental Term Lenders and/or Incremental Revolving Lenders, as applicable, entered into pursuant to Section 2.20.
“Incremental Commitments” means the Incremental Term Loan Commitments and the Incremental Revolving Commitments, collectively.
“Incremental Lender” means an Incremental Term Lender or an Incremental Revolving Lender.
“Incremental Loans” means the Incremental Term Loans and the Incremental Revolving Loans.
“Incremental Revolving Commitment” has the meaning assigned to such term in Section 2.20(a).
“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.
“Incremental Revolving Loans” means revolving loans made by one or more lenders to one or more Borrowers pursuant to such lenders’ Incremental Revolving Commitments.
“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” has the meaning assigned to such term in Section 2.20(a).
Exhibit to Fourth Amendment.docx

“Incremental Term Loans” means Term Loans made by one or more Term Lenders to any Borrower pursuant to such Term Lenders’ Incremental Term Loan Commitments.
“Incurrence-Based Amounts” shall have the meaning given to such term in Section 1.07(g).
“Incurrence-Based Incremental Amount” has the meaning assigned to such term in Section 2.20(d).
“Indebtedness” of any Person means, without duplication, (a) the principal component of all obligations of such Person for borrowed money, (b) the principal component of all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable and accrued expenses arising in the ordinary course of business and licenses entered into in the ordinary course of business), (d) the principal component of all obligations of such Person in respect of the deferred purchase price of property or services if and to the extent such obligation would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP (including payments or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) accounts payable, accrued interest or other liability to trade creditors incurred in the ordinary course of business, (ii) deferred revenue, deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its Subsidiaries, and (iii) any Deferred Acquisition Consideration), (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in the Borrowers’ good faith estimate), (i) all Guarantees by such Person of Indebtedness of others and (j) all Disqualified Equity Interests (excluding any accrued dividends), in each case of clause (a) through (g), to the extent such Indebtedness would appear as a liability upon the balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, deferred revenue and advances and deposits received from customers shall not constitute Indebtedness.
“Indemnified Taxes” means Taxes imposed on or with respect to any payments made by or on account of any obligation of any Loan Party under any Loan Document other than (i) Excluded Taxes and (ii) Other Taxes.
“Initial Lien” has the meaning assigned to such term in section 6.02.
“Initial Revolving Commitment” means, with respect to each Revolving Lender, its Revolving Commitment as of the Closing Date, as may be increased or decreased from time to time in accordance with this Agreement. The amount of each Revolving Lender’s Initial Revolving Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate principal Dollar Amount of the Initial Revolving Commitments on the Closing Date was $300,000,000. After giving effect to the Revolving
Exhibit to Fourth Amendment.docx

Commitment Increase contemplated by the Second Amendment, the aggregate Initial Revolving Commitments of all Lenders as of the Second Amendment Effective Date is $500,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Initial Revolving Loans” means the Loans made by Revolving Lenders pursuant to Section 2.01(c). Each Initial Revolving Loan shall be a Eurocurrency Loan denominated in an Agreed Currency (other than Pounds Sterling or Dollars), a USD Term SOFR Loan, a RFR Loan denominated in Pounds Sterling or an ABR Loan denominated in Dollars.
“Initial Term Loans” means, collectively, the Lux Term Loans and the U.S. Term Loans.
“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, examinership, administration or other similar event, case, process, action or proceeding or private or judicial foreclosure with respect to any such Person or with respect to all or any material portion of its assets, (c) any liquidation, dissolution, examinership, reorganization or winding up of any such Person whether voluntary or involuntary or otherwise and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any such Person. In addition, in respect of any Luxembourg Loan Party, “Insolvency or Liquidation Proceeding” shall also mean a Luxembourg Insolvency Event.
“Intercompany Subordination Agreement” means that certain intercompany subordination agreement entered into on the Closing Date by Holdings and certain of its Restricted Subsidiaries (as amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that any modification that is materially adverse to the Senior Creditors (as defined therein) shall only be permitted if such modification is reasonably acceptable to the Administrative Agent; provided further that it is understood and agreed that the joinder of Obligors (as defined therein) or Subordinated Creditors (as defined therein) to the Intercompany Subordination Agreement is not materially adverse to the Senior Creditors and shall not require the consent of the Administrative Agent).
“Intercreditor Agreement” means a First Lien Intercreditor Agreement or a First-Second Lien Intercreditor Agreement, as applicable.
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Eurocurrency Loan, USD Term SOFR Loan or RFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or USD Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the latest Maturity Date with respect to any Revolving Commitments.
“Interest Period” means (a) with respect to any Eurocurrency Borrowing or USD Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically
Exhibit to Fourth Amendment.docx

corresponding day in the calendar month that is one, three or six months thereafter (or, if acceptable to each participating Lender therein, twelve months thereafter or less than one month thereafter), as the Applicable Borrower may elect and (b) with respect to any RFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter, as the Applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any Eurocurrency Loan denominated in any currency for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the EURIBOR Screen Rate for the longest maturity for which a EURIBOR Screen Rate is available that is shorter than such Interest Period and (b) the EURIBOR Screen Rate for the shortest maturity for which a EURIBOR Screen Rate is available that is longer than such Interest Period, in each case as of approximately 11:00 a.m. (London time) on the Quotation Day.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case, created or made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, Holdings will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Holdings’ Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the penultimate paragraph of Section 6.04. The acquisition by Holdings or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by Holdings or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the penultimate paragraph of Section 6.04. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value, less any amounts paid, repaid, refinanced, distributed or otherwise received in cash in respect of such Investment. For the avoidance of doubt, Permitted Equity Derivatives and acquisitions of or licenses for intellectual property or tangible assets used or useful in a Permitted Business do not constitute Investments.
“Ireland” means the Republic of Ireland.
“Irish Pension Scheme” has the meaning assigned to such term in the definition of “ERISA Event”.
Exhibit to Fourth Amendment.docx

“Irish Qualifying Lender” means a Lender or Participant, as the case may be, that is beneficially entitled to interest in respect of a Loan advanced to a Borrower that is tax resident in Ireland under this Agreement and is:
(1)    a bank within the meaning of Section 246 of the TCA whose Facility Office is located in Ireland and is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the TCA; or
(2)    (a)    a company (within the meaning of Section 246 of the TCA) that is resident for the purposes of tax (residence for these purposes to be determined in accordance with the laws of the territory of which the Lender or Participant, as the case may be, claims to be resident) in a member state of the European Communities (other than Ireland) or in a territory with which Ireland has concluded a Treaty where:
(A)    that member state or territory imposes a tax that generally applies to interest receivable in that member state or territory by companies from sources outside that member state or territory; or
(B)    where that member state or territory imposes a tax that generally applies to interest received in that member state or territory from sources outside that member state or territory and the interest is payable into an account located in that member state or territory; or
(a)    a company (within the meaning of Section 246 of the TCA) where interest payable in respect of an advance:
(A)    is exempted from the charge to income tax under a Treaty that is in effect by virtue of the procedures set out in Section 826(1) of the TCA; or
(B)    would be exempted from the charge to income tax under a Treaty if such Treaty was in effect by virtue of the procedures set out in Section 826(1) of the TCA but such Treaty is not in effect at the date the interest is paid;
(a)    a corporation established in the United States of America and subject to U.S. federal income tax on its worldwide income; or
(b)    a limited liability company (“LLC”) established in the United States of America, provided that the ultimate recipients of the interest for Irish tax purposes would, if they were themselves Lenders, be Irish Qualifying Lenders within the meaning of paragraph (2)(a) or (2)(b) or (2)(c) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes;
provided that in each case at (a), (b), (c) or (d) the Lender or Participant, as the case may be, is not carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected; or
(3)    an Irish Treaty Lender; or
(4)    a company (within the meaning of Section 4 of the TCA):
Exhibit to Fourth Amendment.docx

(a)    which advances money in the ordinary course of a trade which includes the lending of money; and
(b)    in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of the company for Irish corporation tax purposes; and
(c)    which has complied with all of the provisions of Section 246(5)(a) of the TCA including making the appropriate notifications thereunder to the Borrowers and the Revenue Commissioners; and
(d)    whose Facility Office is located in Ireland; or
(5)    a qualifying company within the meaning of Section 110 of the TCA and whose Facility Office is located in Ireland; or
(6)    an investment undertaking within the meaning of Section 739B of the TCA and whose Facility Office is located in Ireland.
“Irish Qualifying Lender Confirmation” has the meaning set forth in Section 2.17(h).
“Irish Treaty Lender” means, a Lender or Participant, as the case may be, that is a resident of an Irish Treaty State for the purposes of a Treaty and that does not carry on a business in Ireland through a permanent establishment with which a Loan under this Agreement is effectively connected and subject to completion of any procedural formalities, is entitled under the Treaty to receive payments of interest in respect of this Agreement without deduction of Irish tax.
“Irish Treaty State” means a jurisdiction that has a double taxation agreement with Ireland (a “Treaty”) that is in effect and makes provision for full exemption from withholding tax imposed by Ireland on interest.
“Issuing Bank” means Citibank, N.A. and any other Lender designated by the Revolving Borrowers as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of one or more Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i), in each case so long as such Person shall remain an Issuing Bank hereunder. All references contained in this Agreement and the other Loan Documents to the “Issuing Bank” shall be deemed to apply equally to each of the institutions referred to in the foregoing sentence of this definition in their respective capacities as issuers of any and all Letters of Credit issued by each such institution. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by branches or Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate. Each Issuing Bank may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by such Issuing Bank for all purposes under the Loan Documents. Notwithstanding anything to the contrary herein, Citibank, N.A. shall not be obligated to issue trade letters of credit.
“Joinder Agreement” has the meaning assigned to such term in Section 5.09(f).
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Other
Exhibit to Fourth Amendment.docx

Refinancing Loan, any Other Refinancing Commitment, any Other Term Loan, any Extended Loan, any Extended Loan Commitment, any Incremental Loan or any Incremental Commitment in each case as extended in accordance with this Agreement from time to time.
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.
“LC Sublimit” has the meaning assigned to such term in Section 2.06(b).
“LCT Test Date” has the meaning assigned to such term in Section 1.07(f).
“Lead Arrangers” means Citibank, N.A., London Branch, Banco Santander S.A., HSBC Continental Europe SA, J.P. Morgan Securities Plc and Morgan Stanley Bank International Limited.
“Legal Requirements” means, as to any Person, the Organizational Documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, in each case whether or not having the force of law.
“Legal Reservations” means (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, court protection, liquidation, reorganization, court schemes, moratoria, examinership, administration and other laws generally affecting the rights of creditors, the time barring of claims, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void, defenses of set-off or counterclaim, (b) any payment made in compensation for a breach of the Loan Documents may be a penalty and may not be enforceable in whole or in part and (c) similar principles, rights and defenses under the laws of any relevant jurisdiction.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20, Section 2.24 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letter of Credit” means any standby or trade letter of credit issued under the Revolving Commitments pursuant to this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, license, pledge, hypothecation, encumbrance, assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that any precautionary UCC financing statements or similar
Exhibit to Fourth Amendment.docx

filings (including any filing of a UCC financing statement or other filing with a Governmental Authority in respect of an operating lease or a consignment) and any filings with any Governmental Authority in respect of any license shall not constitute Liens to the extent that such operating lease, consignment or license to which the filings relate are otherwise Permitted Liens hereunder; provided that in no event shall any operating lease or any non-exclusive license, sub-license or cross-license to intellectual property be deemed to constitute a Lien.
“Limited Condition Transaction” means any (a) any Permitted Acquisition or Investment which Holdings or any of its Restricted Subsidiaries is contractually committed to consummate, which commitment is not conditioned on the availability of, or on obtaining, third party financing, or (b) redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing.
“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Financing.
“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, the Collateral Documents, any Intercreditor Agreement, any Joinder Agreement, any Incremental Amendment, Extension Amendment or Refinancing Amendment, and any intercreditor agreements and subordination agreements. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, Holdings, the Borrowers and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time, unless otherwise notified by the Administrative Agent).
“Lux Borrower” has the meaning assigned to such term in the preamble hereto or any Additional Borrower organized under the laws of Luxembourg.
“Lux U.S. Subsidiary Borrower” has the meaning assigned to such term in the preamble hereto.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg).
“Luxembourg Guarantor” has the meaning assigned to such term in Section 10.08.
“Luxembourg Insolvency Event” means, in relation to any entity incorporated or existing under the laws of Luxembourg or any of their assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), moratorium or reprieve from payment (sursis de paiement), administrative
Exhibit to Fourth Amendment.docx

dissolution without liquidation (dissolution administrative sans liquidation), fraudulent conveyance (action paulienne), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d'un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), general settlement with creditors,~~,~~ reorganisation or any other similar proceedings affecting the rights of creditors generally, the appointment of a juge-commissaire, a mandataire judiciaire, a conciliateur, a liquidateur or a curateur reorganization or similar laws affecting the rights of creditors generally.
“Luxembourg Loan Party” means any Lux Borrower or any Luxembourg Guarantor.
“Lux Term Loan Commitments” means with respect to each Term Lender, the commitment, if any, of such Term Lender to make Lux Term Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to Section 9.04. The amount of each Term Lender’s Lux Term Loan Commitment as of the Closing Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Term Lender shall have assumed its Lux Term Loan Commitment, as applicable, and any other Refinancing Commitments and any Incremental Term Loan Commitments of Lux Term Loan Commitments. The aggregate principal amount of the Lux Term Loan Commitments on the Closing Date is $4,415,000,000.
“Lux Term Loan Repayment Date” has the meaning assigned to such term in Section 2.10(a)(i).
“Lux Term Loans” means the term loans made by the Term Lenders to the Lux Borrower and the Lux U.S. Subsidiary Borrower on the Closing Date pursuant to Section 2.01. Each Lux Term Loan shall be a USD Term SOFR Loan denominated in Dollars or an ABR Loan denominated in Dollars.
“Majority in Interest” means, at any time, (i) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused aggregate Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Credit Exposures and the unused Revolving Commitments at such time and (ii) in the case of the Term Lenders, Lenders holding outstanding Loans representing more than 50% of all Term Loans outstanding at such time. In making the above calculations, the Dollar Amounts (as determined in good faith by the Administrative Agent) of all amounts denominated in currencies other than Dollars shall be utilized. If the context indicates that the “Majority in Interest” is to be determined for a relevant Class or Tranche, then only the respective Class or Tranche shall be included as otherwise provided above in determining the applicable Majority in Interest.
“Margin Stock” has the meaning assigned to such term in Regulation U of the Board.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of Holdings or any one of the Borrowers’ other parent entities that are traded on a securities exchange on the date of the declaration of a Restricted Payment, multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
Exhibit to Fourth Amendment.docx

“Material Acquisition” means any Permitted Acquisition that involves the payment of acquisition consideration by Holdings and its Restricted Subsidiaries in excess of $50,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or financial condition of Holdings and its Restricted Subsidiaries taken as a whole or (b) the rights or remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents.
“Material Disposition” means any Asset Sale that involves payment of Disposition Consideration to Holdings or any of its Restricted Subsidiaries in excess of $50,000,000.
“Material Indebtedness” means Indebtedness (other than (i) the Loans and Letters of Credit or (ii) any intercompany Indebtedness between or among members of the Group) of any one or more of Holdings and its Restricted Subsidiaries in an aggregate principal amount exceeding the greater of $175,000,000 and 15% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Intellectual Property” shall mean intellectual property that is material to the business of Holdings and its Subsidiaries, taken as a whole, as determined by Holdings in good faith.
“Material Subsidiary” means each Restricted Subsidiary (i) which, as of the most recent fiscal quarter of Holdings, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of Consolidated EBITDA of the Group for such period or (ii) which contributed greater than five percent (5%) of Total Assets of the Group as of such date.
“Maturity Date” means (i) with respect to the Term Loans that have not been extended pursuant to Section 2.22, the date occurring seven years after the Closing Date, (ii) with respect to the Initial Revolving Loans and Initial Revolving Commitments of the Revolving Lenders that have not been extended pursuant to Section 2.22, the date occurring ~~five~~seven years after the Closing Date and (iii) with respect to any other tranche of Loans (including any Incremental Loans, Extended Loans, and Other Refinancing Loans), the maturity dates specified therefor in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.
“Merger Sub” has the meaning assigned to such term in the preamble hereto.
“Minimum Extension Condition” shall have the meaning given to such term in Section 2.22(b).
“Minimum Tranche Amount” shall have the meaning given to such term in Section 2.22(b).
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash
Exhibit to Fourth Amendment.docx

payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest and royalty payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans and limited to such Indebtedness’ proportionate share of such prepayment) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that on the date on which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds.
“New Loan Party” has the meaning assigned to such term in Section 5.09(a).
“New Note Documents” means the New Notes Indenture and the New Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time.
“New Notes” means the $500 million aggregate principal amount of 2.875% Senior Secured Notes due 2026 issued on July 1, 2021 by Merger Sub.
“New Notes Indenture” means that certain indenture, dated as of July 1, 2021, between Merger Sub and Citibank, N.A., London Branch, as trustee and collateral agent, relating to the New Notes.
“Non-U.S. Plan” means any plan, fund or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America (other than an Irish Pension Scheme or any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA or the Code.
“Obligations” means (a) all unpaid principal of and accrued and unpaid interest on the Loans (including any Loans (plus any accrued and unpaid interest) held by the Administrative Agent as a result of an Erroneous Payment Deficiency Assignment in accordance with Section 8.02(d) with respect to which it has Erroneous Payment Subrogation Rights), all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of Holdings, the Borrowers and the other Loan Parties to any of the Lenders, the Administrative Agent, the Collateral Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof and (b) the payment of all
Exhibit to Fourth Amendment.docx

obligations of Holdings and its Restricted Subsidiaries under each Cash Management Agreement and Swap Agreement entered into with any counterparty that is a Secured Party; provided that, notwithstanding anything to the contrary, the Obligations shall exclude any Excluded Swap Obligations.
“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.
“OID” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.
“Organizational Documents” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation, articles of incorporation, constitution or deed of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the constitution, certificate or articles of formation or organization or deed of incorporation and operating agreement or memorandum and articles of association or constitution (or similar constituent documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constituent documents) of such Person (and, where applicable, the equityholders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constituent document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.
“Other Refinancing Commitments” means the Other Refinancing Term Commitments and the Other Refinancing Revolving Commitments.
“Other Refinancing Loans” means the Other Refinancing Term Loans and the Other Refinancing Revolving Loans.
“Other Refinancing Revolving Commitments” means one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.
“Other Refinancing Revolving Loans” means the revolving loans made pursuant to any Other Refinancing Revolving Commitment.
“Other Refinancing Term Commitments” means one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.
“Other Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Other Revolving Loan Commitments” has the meaning set forth in Section 2.20(a).
“Other Revolving Loans” means Incremental Revolving Loans made pursuant to Other Revolving Loan Commitments.
“Other Taxes” means all present or future stamp, court, filing, intangible, recording or documentary Taxes or any other similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, other than (1) Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by the Administrative Agent, the Collateral Agent a Lender or an Issuing
Exhibit to Fourth Amendment.docx

Bank of any Loan Document, except if such registration, submission or filing is required to maintain, establish, enforce or preserve the rights of the Administrative Agent, the Collateral Agent, a Lender or an Issuing Bank under such Loan Document or (2) such Taxes that are imposed with respect to an assignment or change in lending office (other than an assignment made pursuant to Section 2.19(b)) as a result of a present or former connection between the assignor, assignee or Lender and the jurisdiction imposing such Taxes (other than a connection arising solely as a result of it having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Term Loan Commitments” has the meaning set forth in Section 2.20(a).
“Other Term Loans” means Incremental Term Loans made pursuant to Other Term Loan Commitments.
“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.
“Participant” has the meaning set forth in Section 9.04(c)(i).
“Participant Register” has the meaning set forth in Section 9.04(c)(ii).
“Participating Member State” means any member state of the EU that has the euro as its lawful currency in accordance with the legislation of the EU and relating to the Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate Supplement” shall mean the Perfection Certificate with respect to Loan Parties in the form attached hereto as Exhibit J, or such other form as is reasonably satisfactory to Holdings and the Administrative Agent.
“Perfection Requirements” means the making or procuring of appropriate registrations, filings, endorsements, notarizations, acknowledgement, stampings and/or notifications of any Loan Document (and/or any Liens created under it) customary or necessary for the enforceability, fixing of priority, or production in evidence of the relevant Loan Document and/or Lien.
“Permitted Acquisition” means any Investment permitted under clause (4) of the definition of “Permitted Investments” and any other Investment permitted under this Agreement that constitutes the purchase or other acquisition, in one transaction or a series of transactions, by Holdings or any Restricted Subsidiary of all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of, another
Exhibit to Fourth Amendment.docx

Person, in a single transaction or a series of related transactions, such Person will be a Restricted Subsidiary and in any event, only to the extent that such assets or such Person will be owned and/or licensed by Holdings or a Restricted Subsidiary.
“Permitted Business” means the business and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business engaged in by Holdings and its Subsidiaries as of the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Permitted Conversion Provisions” means provisions permitting holders to convert or exchange Indebtedness into or for Equity Interests of Holdings (and cash in lieu of fractional shares) or at the option of Holdings or the issuer of such Indebtedness, Equity Interests of Holdings, cash or any combination of the foregoing (provided that any payment of any such cash shall be subject to compliance with the provisions set forth in this agreement, including those set forth in Article VI).
“Permitted Debt” has the meaning set forth in Section 6.01(b).
“Permitted Equity Derivatives” means any forward purchase, accelerated share purchase, call option, warrant transaction or other equity derivative transactions relating to the Equity Interests of Holdings entered into by Holdings or any Restricted Subsidiary provided that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 6.04, including any Swap Agreements executed in connection therewith (or deemed executed therewith).
“Permitted Hedging Obligations” means obligations of Holdings or any Restricted Subsidiary in respect of non-speculative Swap Agreements entered into (i) to hedge or mitigate risks to which Holdings or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of Holdings or any of its Restricted Subsidiaries but excluding Convertible Debt Securities) or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Restricted Subsidiary.
“Permitted Investments” means:
(1)    the Transactions;
(2)    any Investment in Holdings by a Restricted Subsidiary or any Investment by Holdings or a Restricted Subsidiary in a Restricted Subsidiary (including, for the avoidance of doubt, the purchase of Equity Interests of non-wholly owned Restricted Subsidiaries);
(3)    any Investment in cash and Cash Equivalents;
(4)    any Investment by Holdings or any Restricted Subsidiary in a Person, if as a result of such Investment: (a) such Person becomes a Restricted Subsidiary; or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary;
Exhibit to Fourth Amendment.docx

(5)    any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 6.03 or (ii) a Disposition of assets not constituting an Asset Sale;
(6)    any Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies;
(7)    any Investments received in settlement, satisfaction, compromise or resolution of (A) obligations of trade creditors or customers or other debts that were incurred in the ordinary course of business of Holdings or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) judgments, litigation, arbitration or other disputes;
(8)    Investments represented by Swap Obligations, Permitted Hedging Obligations and Permitted Equity Derivatives;
(9)    (a) loans and advances to, or guarantees of Indebtedness of officers, directors, employees, consultants and members of management not in excess of $25,000,000 outstanding at any one time, in the aggregate and (b) other loans and advances to employees, directors, officers, members of management and consultants for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or to future, present and former employees, directors, officers, members of management and consultants (and their Controlled Affiliates and Immediate Family Members) to fund such Person’s purchase of Equity Interests of Holdings or any direct or indirect parent company thereof;
(10)    [reserved];
(11)    any guarantee of Indebtedness permitted to be incurred by Section 6.01 and performance guarantees provided in the ordinary course of business;
(12)    any Investment existing on, or made pursuant to binding commitments existing on, the date hereof and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date hereof, which, in the case of Investments with a fair market value (as determined by Holdings in good faith) in excess of $5,000,000, is set forth on Schedule 1.01B; provided, that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date hereof or (b) as otherwise permitted under this Agreement;
(13)    Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary, or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary; provided such Investment was not made in connection with or in anticipation of such Person becoming a Restricted
Exhibit to Fourth Amendment.docx

Subsidiary and, to the extent in an amount not greater than such Investment as existing on the date such Person became a Restricted Subsidiary, any modification, replacement, renewal or extension thereof;
(14)    Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;
(15)    receivables owing to Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, that such trade terms may include such concessionary trade terms as Holdings or any such Restricted Subsidiary deems reasonable under the circumstances;
(16)    advances, loans or extensions of trade or other credit (including to officers, directors, consultants and employees of Holdings, its Subsidiaries or its direct and indirect parent companies) in the ordinary course of business by Holdings or any of its Restricted Subsidiaries;
(17)    lease, utility and similar deposits in the ordinary course of business and other deposits constituting Permitted Liens;
(18)    Investments in the ordinary course of business consisting of endorsements for collection or deposit;
(19)    Investments among Holdings and its Subsidiaries in the ordinary course of business for purposes of funding the working capital and maintenance capital expenditure requirements and research and development activities of Holdings and its Subsidiaries;
(20)    Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
(21)    any customary upfront, milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;
(22)    Investments in any joint ventures in an amount outstanding at any one time not to exceed the greater of $175,000,000 and 15% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination (with the fair market value as determined in good faith by Holdings of each Investment (other than any Investment consisting of a guarantee) being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (22) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (22) for so long as such Person continues to be a Restricted Subsidiary;
Exhibit to Fourth Amendment.docx

(23)    Investments in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (23) that are at that time outstanding, not to exceed the greater of $290,000,000 and 25% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination; provided, however, that if any Investment pursuant to this clause (23) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (23) for so long as such Person continues to be a Restricted Subsidiary;
(24)    Investments consisting of co-development agreements or consisting of the licensing or contribution of intellectual property, new drug applications or similar assets pursuant to development, marketing or manufacturing agreements, alliances or arrangements or similar agreements or arrangements with other Persons;
(25)    other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of $290,000,000 and 25% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination; provided, however, that if any Investment pursuant to this clause (25) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (25) for so long as such Person continues to be a Restricted Subsidiary;
(26)    Investments in or relating to a Securitization Subsidiary that, in the good faith determination of Holdings, are necessary or advisable to effect or maintain any Qualified Securitization Financing or any repurchase obligation in connection therewith;
(27)    Investments in IGPHS to fund its cash management and working capital requirements;
(28)    (x) Investments in Drug Development Funds, (y) Investments in Oncacare Limited to fund its cash management and working capital requirements and (z) loans made to Oncacare Limited pursuant to the shareholders agreement thereof, in an aggregate amount, taken together with all other Investments made pursuant to this clause (28) that are at that time outstanding, not to exceed the greater of $580,000,000 and 50% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination;
(29)    Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
Exhibit to Fourth Amendment.docx

(30)    Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;
(31)    Guarantees by Holdings or any of its Restricted Subsidiaries of leases (other than capitalized leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business and consistent with past practice;
(32)    any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business and consistent with past practice;
(33)    [reserved]; and
(34)    any Investment by Holdings or any of its Restricted Subsidiaries so long as the Total Net Leverage Ratio on a Pro Forma Basis is less than or equal to 4.25:1.00.
“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred after the Closing Date by any Loan Party (and may in any case be co-borrowed or co-issued by any other Loan Party on a joint and several basis) in the form of one or more series of second-lien secured notes or second-lien secured loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a junior-priority basis with the Obligations and is not secured by any property or assets of Holdings or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal prior to the maturity date of the Credit Agreement Refinancing Indebtedness at the time such Indebtedness is incurred; provided that this clause (iii) shall not apply to customary “bridge loan” facilities with a tenor of no longer than one year (provided that such facilities automatically convert or exchange into long-term debt otherwise meeting the requirements of this clause (iii)), (iv) such Indebtedness is not guaranteed by any of Holdings’ Subsidiaries other than the Loan Parties and (v) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First-Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred after the Closing Date, then Holdings, the Borrowers, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Designated Representative for such Indebtedness shall have executed and delivered a First-Second Lien Intercreditor Agreement. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Liens” means:
(1)    Liens to secure the Secured Obligations (including any Incremental Loans);
(2)    Liens on assets of Foreign Subsidiaries or non-Guarantor Subsidiaries securing Indebtedness (and other related obligations) of such Foreign Subsidiary or non-Guarantor Subsidiary that was incurred pursuant to Section 6.01(b)(xi) and Liens securing Indebtedness (and other related obligations) incurred pursuant to Section 6.01(b)(xvi);
(3)    Liens in favor of Holdings or any Restricted Subsidiary;
Exhibit to Fourth Amendment.docx

(4)    Liens on property or Equity Interests of another Person existing at the time such other Person becomes a Subsidiary of Holdings or is merged with or into or consolidated with Holdings or any Subsidiary of Holdings; provided, that such Liens (a) are not incurred in contemplation thereof and (b) do not extend to any other property owned by Holdings or any of its Restricted Subsidiaries (other than after acquired property of such Person (to the extent required to become subject to such Liens under the terms of the applicable agreements as in effect at the time such Person becomes a Subsidiary of Holdings) and assets and property affixed or appurtenant thereto);
(5)    Liens on property (including Equity Interests) existing at the time of acquisition of the property by Holdings or any Subsidiary of Holdings; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;
(6)    any Lien on any property or asset of Holdings or any Restricted Subsidiary existing on the date hereof which, in the case of Liens securing Indebtedness with an outstanding principal amount in excess of $5,000,000, shall be set forth on Schedule 1.01C;
(7)    Liens granted in replacement of or substitute for, or to secure any refinancing (or successive refinancings), as a whole or in part, of any Indebtedness or other obligation secured by, a Lien referred to in clause (4), (5), (6), (11), (33), (37) or (38) hereof; provided, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the refinanced Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof);
(8)    Liens on the Equity Interests of Unrestricted Subsidiaries;
(9)    Liens (a) to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment or performance of such obligations), (b) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Holdings or any Subsidiary supporting obligations of the type set forth in clause (a) above and (c) Liens on cash and Cash Equivalents securing letters of credit issued in the ordinary course of business;
(10)    Liens on securities that are the subject of repurchase agreements permitted hereunder;
(11)    Liens to secure Indebtedness (and related obligations) permitted by Section 6.01(b)(x) covering only the assets acquired with, improved, constructed, leased or financed by such Indebtedness and the proceeds thereof;
(12)    Liens for taxes, assessments or other governmental charges or claims that are (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with, and to the extent required by, applicable accounting standards;
Exhibit to Fourth Amendment.docx

(13)    Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (i) incurred in the ordinary course of business or (ii) for sums not yet due or being contested in good faith by appropriate proceedings;
(14)    survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(15)    Liens to secure any Ratio Debt, Alternative Incremental Facility Indebtedness, Permitted Pari Passu Secured Refinancing Debt and any Permitted Junior Secured Refinancing Debt and any Permitted Refinancing Indebtedness in respect thereof, in each case contemplated to be secured thereunder; provided that this clause (15) shall be subject to the applicable Intercreditor Agreement;
(16)    Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers;
(17)    Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which Holdings or any Subsidiary shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;
(18)    Liens arising by virtue of any statutory or common law provisions relating to banker’s liens and rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;
(19)    Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(20)    Liens on specific items of inventory or other goods (and the proceeds thereof) of Holdings or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(21)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(22)    Liens securing obligations in an aggregate amount not to exceed $50,000,000 in respect of obligations under or in respect of Swap Agreements (including Permitted Hedging Obligations);
(23)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
Exhibit to Fourth Amendment.docx

(24)    Liens on equipment or inventory of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings’ or such Restricted Subsidiary’s supplier at which such equipment or inventory is located;
(25)    usual and customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services and Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;
(26)    any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture, minority investment or similar arrangement pursuant to any joint venture, shareholders, investor rights or similar agreement;
(27)    Liens (i) consisting of deposits or advances made by Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Acquisition or Investment permitted under this Agreement or (ii) consisting of an option or agreement to Dispose of any property permitted to be sold pursuant to Section 6.03;
(28)    leases, subleases, non-exclusive licenses or non-exclusive sublicenses granted to third parties (a) entered into in the ordinary course of business which do not materially interfere with the conduct of the business of Holdings and its Restricted Subsidiaries and which do not secure any Indebtedness, or (b) that are not otherwise prohibited by Section 6.03;
(29)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;
(30)    ground leases in respect of real property on which facilities owned or leased by Holdings or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by Holdings or any Subsidiary;
(31)    any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by Holdings or any Restricted Subsidiary (A) existing on the date hereof (but not created in contemplation hereof), (B) entered into in the ordinary course of its business or (C) entered into in connection with a Permitted Acquisition;
(32)    Liens to secure contractual payments (contingent or otherwise) payable by Holdings or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets;
(33)    other Liens securing Indebtedness to the extent such Indebtedness, when taken together with all other Indebtedness secured by Liens incurred pursuant to this clause (33) that are at that time outstanding and the Indebtedness secured by Liens pursuant to clause (7) above with respect to the refinancing indebtedness originally secured by Liens pursuant to this clause (33), does not exceed the greater of $405,000,000 and 35% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination; provided that any such Liens on the Collateral incurred pursuant to this clause (33) securing Capital Markets Indebtedness shall be junior to the Liens securing the Obligations and subject to the First-Second Lien Intercreditor Agreement.
Exhibit to Fourth Amendment.docx

(34)    Liens on any assets held by a trustee (i) under any indenture or other debt instrument where the proceeds thereof of the securities issued thereunder are held in escrow pursuant to customary escrow arrangements pending the release thereof, and (ii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(35)    Liens on Securitization Assets in connection with Qualified Securitization Financing or a Qualified Receivables Factoring or Liens existing by reason of other contractual requirements of a Securitization Subsidiary or any Qualified Securitization Financing or Qualified Receivables Factoring;
(36)    Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by Holdings or any of its Restricted Subsidiaries with respect to the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes;
(37)    Liens securing the Obligations under the New Notes Indenture and Permitted Refinancing Indebtedness thereof, subject to a First Lien Intercreditor Agreement;
(38)    purchase options, calls and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings or any Restricted Subsidiary in joint ventures;
(39)    Liens securing Indebtedness permitted under Section 6.01(b)(iv) and Permitted Refinancing Indebtedness thereof; provided that such Indebtedness shall be secured solely by Liens existing at the time such Restricted Subsidiary is acquired by Holdings or a Restricted Subsidiary of Holdings and shall not extend to any other property owned by Holdings or any of its other Restricted Subsidiaries (other than after acquired property of such Person (to the extent required to become subject to such Liens under the terms of the applicable agreements as in effect at the time such Person becomes a Subsidiary of Holdings)); and
    (40)    Liens securing the Headquarters arising as a result of a Sale and Leaseback Transaction thereof.
For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, Holdings may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and Holdings may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.
“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred after the Closing Date by any Loan Party (and may in any case be co-borrowed or co-issued by any other Loan Party on a joint and several basis) in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis with the Obligations and is not secured by any property or assets of Holdings or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal prior to the maturity date of the Refinanced Debt; provided that this clause (iii) shall not apply to (x) Term A Facilities and (y) customary “bridge loan” facilities with a tenor of no longer than one year (provided that
Exhibit to Fourth Amendment.docx

such facilities automatically convert or exchange into long-term debt otherwise meeting the requirements of this clause (iii)), (iv) such Indebtedness is not guaranteed by any of Holdings’ Subsidiaries other than the Loan Parties and (v) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred after the Closing Date, then Holdings, the Borrowers, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Designated Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “refinance”), other Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts associated with, OID or upfront fees on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the maturity date for the Indebtedness being refinanced (it being understood that, in each case, any mandatory prepayment provision or provision requiring an offer to purchase such Indebtedness as a result of a change of control, fundamental change, delisting, asset sale or similar provision or any Permitted Conversion Provisions shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being refinanced is by its terms subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, taken as a whole (as determined in good faith by the Board of Directors of Holdings), (d) such Permitted Refinancing Indebtedness contains mandatory prepayment or redemption (or similar provisions), if any, covenants, if any, and events of default, if any, and is benefited by guarantees, if any, which are customary for Indebtedness of such type (reasonably determined in good faith by the Board of Directors of Holdings), (e) no Permitted Refinancing Indebtedness shall have direct obligors or contingent obligors that were not the direct obligors or contingent obligors (or that would not have been required to become direct obligors or contingent obligors) in respect of the Indebtedness being refinanced, (f) if the Indebtedness being refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being refinanced (as determined in good faith by the Board of Directors of Holdings) and (g) if the Indebtedness being refinanced was subject to an Intercreditor Agreement, and if the respective Permitted Refinancing Indebtedness is to be secured by the Collateral, the Permitted Refinancing Indebtedness shall likewise be subject to an appropriate Intercreditor Agreement.
“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred after the Closing Date by any Loan Party (and may in any case be co-borrowed or co-issued by any other Loan Party on a joint and several basis) in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of Holdings or any Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal prior to the maturity date of the Refinanced Debt; provided that this clause (iii) shall not apply to customary “bridge loan” facilities with a tenor of no longer than one year (provided that such facilities automatically convert or exchange
Exhibit to Fourth Amendment.docx

into long-term debt otherwise meeting the requirements of this clause (iii)), and (iv) such Indebtedness is not guaranteed by any of Holdings’ Subsidiaries other than the Loan Parties. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, and in respect of which Holdings or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning assigned to such term in the final paragraph of Section 5.01.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Preferred Equity” means, with respect to the Equity Interests of any Person, Equity Interests of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.
“Prepayment Event” means:
(1) any Asset Sale (other than the Net Proceeds which together with the aggregate amount of Net Proceeds received from all such sales, transfers or other dispositions (x) occurring in the same fiscal year of Holdings, do not exceed $100,000,000 or (y) with respect to any individual transaction, do not exceed $25,000,000) or;
(2) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings or any Restricted Subsidiary with a fair market value immediately prior to such event greater than (x) $100,000,000 in any fiscal year of Holdings or (y) $25,000,000 with respect to any individual event; or
(3) the incurrence by Holdings or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or permitted by the Required Lenders pursuant to Section 9.02.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.07.
“Pro Forma Synergies” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.
“Process Agent” has the meaning assigned to such term in Section 9.09(e).
Exhibit to Fourth Amendment.docx

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in the final paragraph of Section 5.01.
“Purchase Offer” has the meaning assigned to such term in Section 2.23(a).
“Purchasing Borrower Party” means any Borrower that desires to effect a Purchase Offer pursuant to Section 2.23.
“QFC Credit Support” has the meaning assigned to such term in Section 9.20.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interest that are not Disqualified Equity Interests.
“Qualified Receivables Factoring” means any transaction or series of transactions that may be entered into by Holdings or any Restricted Subsidiary pursuant to which Holdings or such Subsidiary may sell, convey, assign or otherwise transfer Securitization Assets (which may include a backup or precautionary grant of security interest in such Securitization Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person other than a Securitization Subsidiary, which may include Standard Securitization Undertakings. The grant of a security interest in any accounts receivable of Holdings or any of its Restricted Subsidiaries to secure the Obligations shall not be deemed to be a Qualified Receivables Factoring.
“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the Securitization Subsidiary as determined by Holdings in good faith and (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value as determined by Holdings in good faith. The grant of a security interest in any Securitization Assets of Holdings or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.
“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in the Agreed Currency of such Eurocurrency Borrowing for delivery on the first day of such Interest Period.
“Ratio Debt” means Indebtedness incurred pursuant to Section 6.01(a).
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Securitization Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of
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any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, in each case, that are customary (as determined in good faith by Holdings) for non-recourse receivables financings.
“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.
“Refinancing” means the repayment in full of, and the termination of any commitment to make extensions of credit, all indebtedness (other than contingent obligations not then due and that by their terms expressly survive the termination of the foregoing) outstanding under (v) the Existing Revolving Credit Agreement, (w) the Target Credit Agreement, (x) the Target Receivables Financing Agreement, (y) the Series A Notes and (z) the Series B Notes.
“Refinancing Amendment” means an amendment to or an amendment and restatement of this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers executed by each of (a) Holdings, the Borrowers and the Subsidiary Guarantors, (b) the Administrative Agent, (c) the Issuing Banks and the Swingline Lender (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans), and (d) each Refinancing Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.24.
“Refinancing Lender” means, at any time, any bank, insurance company, financial institution or institutional lender or Approved Fund (with respect to the foregoing) that, in any case, is not an existing Lender (and that is not Holdings or any of its Subsidiaries or Affiliates) and that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.24; provided that each Refinancing Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent and the Issuing Banks and the Swingline Lender (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent and the Issuing Banks and the Swingline Lender (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) under Section 9.04(b)(i) for an assignment of Loans or Commitments to such Refinancing Lender.
“Register” has the meaning set forth in Section 9.04(b)(iv).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into or through the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).
“Relevant Governmental Body” means (a) with respect to a USD Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of
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New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. and (b) with respect to an Alternate Currency Benchmark Replacement in respect of any Alternate Currency, (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Alternate Currency Benchmark Replacement or (B) the administrator of such Alternate Currency Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Alternate Currency Benchmark Replacement or (ii) the administrator of such Alternate Currency Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Repricing Event” means (a) the incurrence by any Loan Party of any new or replacement bank indebtedness comprised of term loans that are secured pari passu with the Initial Term Loans (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Initial Term Loans into a new tranche of replacement term loans under this Agreement), (i) the primary purpose of which is to have an Effective Yield that is less than the applicable Effective Yield for Initial Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the Initial Term Loans or (b) any amendment or waiver, the primary purpose of which is to reduce the Effective Yield of any Initial Term Loans; provided that in no event shall any prepayment or repayment of Initial Term Loans in connection with a Change of Control, Transformative Acquisition or Transformative Disposition constitute a Repricing Event.
“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time. The total Credit Exposure and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. For all purposes of determining the Required Lenders hereunder, if any relevant Credit Exposures or unused Commitments are denominated in currencies other than Dollars, the respective Dollar Amounts (as determined in good faith by the Administrative Agent) thereof shall be utilized.
“Required Net Proceeds Percentage” means, as of any date of determination, (i) in the case of any Prepayment Event described in clause (1) or clause (2) of the definition thereof, (a) 100% if the First Lien Net Leverage Ratio is greater than 4.50:1.00, (b) 50% if the First Lien Net Leverage Ratio is less than or equal to 4.50:1.00 and greater than 4.00:1.00 and (c) 0% if the First Lien Net Leverage Ratio is less than or equal to 4.00:1.00 and (ii) in the case of any Prepayment Event described in clause (3) of the definition thereof, 100%.
“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time. The total Revolving Credit Exposure and Revolving Commitments of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time. For all purposes of determining the Required Revolving Lenders hereunder, if any relevant Revolving Credit Exposures or unused Revolving Commitments are denominated in currencies other than Dollars, the respective Dollar Amounts (as determined in good faith by the Administrative Agent) thereof shall be utilized.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
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“Responsible Officer” means the chief executive officer, president, authorized signatory, an executive vice president or senior vice president or a Financial Officer of Holdings.
“Restricted Investment” means an Investment that is not a Permitted Investment.
“Restricted Payment” means (i) any dividend or any other payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries, other than any such merger or consolidation constituting a Permitted Investment) or to the direct or indirect holders of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of Holdings, (B) dividends or other payments and distributions payable to Holdings or a Restricted Subsidiary, (C) dividends or distributions payable to other holders of Equity Interests of a Restricted Subsidiary on no more than a pro rata basis and (D) payments on account of the transfer or issuance of any Restricted Subsidiary’s Equity Interests to Holdings or any other Restricted Subsidiary), (ii) any purchase, redemption or other acquisition or retirement for value, directly or indirectly (including, without limitation, in connection with any merger or consolidation involving the Holdings), any Equity Interests of Holdings, (iii) any principal payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among members of the Group) or any Indebtedness (excluding any intercompany Indebtedness between or among members of the Group) of Holdings or any Restricted Subsidiary that is secured by Liens that are junior to the Liens securing the Obligations, except a payment of principal at, or within 365 days of, the stated maturity thereof or (iv) any Restricted Investment. Notwithstanding the foregoing, a “Restricted Payment” shall not include any of the payments or other transactions contemplated by the Transactions.
“Restricted Subsidiary” means any Subsidiary of Holdings other than an Unrestricted Subsidiary.
“Revenue Commissioners” means the Revenue Commissioners of Ireland.
“Revolving Borrowers” means the Lux Borrower, Merger Sub (which, after giving effect to the Acquisition on the Closing Date, shall be succeeded by Target), ICON CLINICAL RESEARCH LIMITED, a limited liability company incorporated under the laws of Ireland with registration number 201978 and with registered address at South County Business Park, Leopardstown, Dublin 18, Ireland, ICON GLOBAL TREASURY UNLIMITED COMPANY, an unlimited liability company incorporated under the laws of Ireland with registration number 649443 and with registered address at South Country Business Park, Leopardstown, Dublin 18, Ireland, and ICON US HOLDINGS INC., a Delaware corporation, and each Additional Borrower that becomes a Revolving Borrower.
“Revolving Borrowing” means a Borrowing comprised of Revolving Loans of any Class.
“Revolving Commitment” means, with respect to each Revolving Lender, the commitment, if any, of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. For the avoidance of doubt, “Revolving Commitments” includes the Initial Revolving Commitments, any Incremental Revolving Commitments, any Extended Revolving Commitments and any Other Refinancing Revolving Commitments.
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“Revolving Commitment Increases” has the meaning assigned to such term in Section 2.20(a).
“Revolving Credit Event” means a Revolving Borrowing of any Class, the issuance, extension or increase in amount of a Letter of Credit, an LC Disbursement with respect to a Letter of Credit or any of the foregoing.
“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, and without duplication, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Loan” means any Initial Revolving Loan, any Extended Revolving Loan, any Other Refinancing Revolving Loan and any Incremental Revolving Loan.
“Revolving Percentage” the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments of any Class have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments of such Class most recently in effect, giving effect to any assignments); provided that when a Defaulting Lender shall exist, the Revolving Commitments of such Defaulting Lender shall be excluded from the denominator in calculating the “Revolving Percentage.”
“RFR” means, for any Obligations consisting of any interest, fees or other amounts denominated in Pounds Sterling, SONIA.
“RFR Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London.
“RFR Interest Day” has the meaning assigned to such term in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.
“RFR Lookback Day” has the meaning assigned to such term in the definition of “Daily Simple RFR”.
“Run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Holdings) (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements).
“S&P” means S&P Global Ratings, and any successor to its rating agency business.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
Exhibit to Fourth Amendment.docx

“Sanctioned Country” means, at any time, a country or territory that is itself the target of Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled or owned 50.0% or more by one or more of such Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or any EU member state, or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Section 82” has the meaning assigned to such term in Section 3.16.
“Second Amendment” shall mean that certain Second Amendment to Credit Agreement, dated as of May 2, 2023, by and among the Revolving Borrowers, the other Loan Parties party thereto, the Administrative Agent, the Swingline Lender, the 2023 Incremental Revolving Lenders party thereto and the Revolving Lenders constituting the Required Revolving Lenders.
“Second Amendment Effective Date” means May 2, 2023.
“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Indebtedness secured by a Lien on Collateral, net of Unrestricted Cash, as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Secured Obligations” means all Obligations; provided that, notwithstanding anything to the contrary, the Secured Obligations shall exclude (i) any Excluded Swap Obligations, (ii) each Cash Management Agreement and Swap Agreement entered into with any counterparty that is not a Secured Party and (iii) Obligations in respect of any Cash Management Agreement or Swap Agreement that has been designated by each of the parties to such Cash Management Agreement or Swap Agreement (including, for the avoidance of doubt, the applicable Secured Party) as not constituting “Secured Obligations.”
“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of Holdings and each Restricted Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Hedge Bank, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of any Borrower to such Person hereunder and under the other Loan Documents, (v) each Cash Management Bank and (vi) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Securities Act” means the United States Securities Act of 1933, as amended from time to time and any successor statute.
Exhibit to Fourth Amendment.docx

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in (which in either case may include a backup or precautionary grant) any Securitization Assets of Holdings or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.
“Securitization Subsidiary” means a wholly-owned Subsidiary of Holdings (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary.
“Series A Notes” means the 2.32% Series A Senior Notes due December 8, 2023 issued by Icon Investments Five Unlimited Company on December 8, 2020.
“Series B Notes” means the 2.43% Series B Senior Notes due December 8, 2025 issued by Icon Investments Five Unlimited Company on December 8, 2020.
“Solvent” means, with respect to Holdings and its Subsidiaries, on the Closing Date, after giving effect to the consummation of the Transactions, and after giving effect to the application of the proceeds of such indebtedness under such Transactions:
(a)    The amount of the fair saleable value of the assets of Holdings and its Subsidiaries on a consolidated basis exceeds:
(i)    the value of all liabilities of Holdings and its Subsidiaries (on a consolidated basis), including contingent and other liabilities, as generally determined in accordance with applicable United States federal laws governing determinations of the insolvency of debtors; and
Exhibit to Fourth Amendment.docx

(ii)    the amount that will be required to pay the probable liabilities of Holdings and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured;
(b)    Holdings and its Subsidiaries (on a consolidated basis) do not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and
(c)    Holdings and its Subsidiaries (on a consolidated basis) will be able to pay its liabilities, including contingent and other liabilities, as they mature.
“SONIA” means, with respect to any RFR Business Day, a rate per annum equal to the Sterling Overnight Index Average for such RFR Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Representations” means the representations and warranties set forth in Sections 3.01 (as it relates to organizational existence of the Loan Parties), 3.02 (as it relates to the due authorization, execution and delivery of the Loan Documents), 3.03 (as it relates to no conflicts with or violations of Organizational Documents), 3.08, 3.12, 3.14 (limited to execution, delivery and performance of the Loan Documents), 3.15 and 3.16.
“Specified Transaction” means (a) at the option of Holdings, any designation of operations or assets of Holdings or a Restricted Subsidiary as discontinued operations (as defined under GAAP), (b) at the option of Holdings, any Investment that results in a Person becoming a Restricted Subsidiary, (c) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (d) any Material Acquisition, (e) any Material Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of Holdings or any Disposition of a business unit, line of business or division or product line of Holdings, in each case whether by merger, consolidation, amalgamation or otherwise, (f) or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes) that by the terms of this Agreement requires such test to be calculated on a Pro Forma Basis or after giving Pro Forma Effect and (g) the Transactions.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any Subsidiary of Holdings that are customary (as determined by Holdings in good faith) in a Securitization Financing or a Qualified Receivables Factoring, including without limitation those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that a Receivables Repurchase Obligations shall be deemed to be a Standard Securitization Undertaking.
“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any
Exhibit to Fourth Amendment.docx

marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority or the Prudential Regulatory Authority of the United Kingdom, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans and RFR Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.
“Subordinated Indebtedness” means any Indebtedness of Holdings or any Restricted Subsidiary the payment of which is contractually subordinated in right of payment of the obligations under the Loan Documents (excluding intercompany Indebtedness between or among members of the Group).
“subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held; and (ii) in the case of any Person incorporated in Ireland, any subsidiary of that Person within the meaning of Section 7 of the Companies Act or Regulation 4 of the European Communities (Companies Group Accounts) Regulations 1992.
“Subsidiary” means any subsidiary of Holdings (unless a contrary intention appears herein).
“Subsidiary Guarantor” means each Subsidiary that is party to this Agreement from time to time. The Subsidiary Guarantors as of the Closing Date will be each Subsidiary of Holdings as set forth in Schedule 1.01F. Notwithstanding anything herein or in any other Loan Document to the contrary, no Excluded Subsidiary or Unrestricted Subsidiary shall be required to be a Subsidiary Guarantor; provided that Holdings shall be required to comply with the provisions set forth in Section 5.09(f). Notwithstanding the foregoing, Holdings may elect to cause any Restricted Subsidiary that is not otherwise required to be a Subsidiary Guarantor to provide a Guarantee by causing such Restricted Subsidiary to execute a Joinder Agreement (or, in the case of any Foreign Subsidiary, a guaranty of the Secured Obligations (which may be the Guarantee or, if reasonably required by the Administrative Agent in order to create a legally enforceable Guarantee, a guaranty governed by the laws of the applicable country in which such Foreign Subsidiary is incorporated or organized) and all documents, financing statements, agreements, instruments, certificates, notices and acknowledgements and filings which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens on the assets of such Foreign Subsidiary, in each case (i) in a form reasonably acceptable to the Administrative Agent, (ii) governed by the laws of the applicable country in which such Foreign Subsidiary is incorporated or organized and (iii) subject to the Agreed Guarantee and Security Principles and customary exceptions for transactions of this type in such applicable country), and any such Restricted Subsidiary shall be a Loan Party and Subsidiary Guarantor for all purposes hereunder. In the event that Holdings elects to cause a Foreign Subsidiary to be a Subsidiary Guarantor in accordance with the foregoing, such Foreign Subsidiary shall cease to be an Excluded Subsidiary for purposes of the Loan Documents.
Exhibit to Fourth Amendment.docx

“Supported QFC” has the meaning assigned to such term in Section 9.20.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or its Restricted Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of Holdings or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements with a Hedge Bank, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction and (c) any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. For the avoidance of doubt, Permitted Equity Derivatives shall not constitute Swap Obligations.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means Citibank, N.A. (acting through itself or one of its designated affiliates or branch offices), in its capacity as lender of Swingline Loans hereunder and any other Lender designated by the Applicable Borrower as a “Swingline Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent).
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“Target” means PRA Health Sciences, Inc., a Delaware corporation, and its Subsidiaries (prior to consummation of the Acquisition). References to Target herein and in the other Loan Documents shall, from and after the Closing Date, mean PRA Health Sciences, Inc.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.
“Target Credit Agreement” means the Credit Agreement, dated October 28, 2019, by and among the Target, PNC Bank, National Association, as administrative agent, the lenders party thereto and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Target Receivables Financing Agreement” means the Receivables Financing Agreement, dated as of March 22, 2016, by and among the Target, PNC Capital Markets LLC, as structuring agent, the lenders party thereto and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
Exhibit to Fourth Amendment.docx

“Taxes” means all present or future taxes, levies, imposts, duties, assessments, withholdings or similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Group” has the meaning assigned to such term in Section 6.04(b)(xxii).
“TCA” means the Taxes Consolidation Act 1997 of Ireland.
“Term A Facility” means Indebtedness with amortization in excess of 1% and less than or equal to 10% per year that is marketed principally to regulated commercial banks (as determined by Holdings) in an aggregate principal amount for all Term A Facilities outstanding at any time not to exceed the greater of $1,160,000,000 and 100% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination.
“Term Lender” means, as of any date of determination, each Lender that holds Term Loan Commitments or Term Loans.
“Term Loan Commitments” means, collectively, the Lux Term Loan Commitments, the U.S. Term Loan Commitments, the Extended Term Loan Commitments, the Incremental Term Loan Commitments and the Other Refinancing Term Commitments.
“Term Loan Increases” means one or more new Incremental Term Loan Commitments which are in the same Tranche as any outstanding Term Loans.
“Term Loans” means, collectively, the Lux Term Loans, the U.S. Term Loans, any Incremental Term Loan (including any Other Term Loan), any Other Refinancing Term Loans of the applicable Class or any Extended Term Loan.
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters ending on or prior to such date for which financial statements are available.
“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of March 14, 2024, by and among the Lux Borrower, Lux U.S. Subsidiary Borrower and the U.S. Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” means March 14, 2024.
“Total Assets” means the total assets of the Group, as shown on the most recent balance sheet of Holdings for which financial statements are available on which any calculation of Total Assets is being made, calculated on a Pro Forma Basis in accordance with Section 1.07 to give effect to any Material Acquisition or Material Disposition since the date of such balance sheet. For the avoidance of doubt, any Indebtedness or Lien incurred, Investment or Restricted Payment made in each case was permitted under this Agreement at the time of such incurrence, making or receipt, shall continue to be permitted hereunder, regardless of any subsequent decrease in Total Assets.
“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Indebtedness net of Unrestricted Cash as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.
“Tranche” means a category of Commitments and extensions of credit thereunder (e.g. Lux Term Loans, U.S. Term Loans and Incremental Term Loans).
Exhibit to Fourth Amendment.docx

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (b) the borrowing of Loans and other credit extensions and the use of the proceeds thereof, (c) the granting of Liens pursuant to the Collateral Documents, (d) the Acquisition (including the execution of the Acquisition Documents, the payment of the Deferred Acquisition Consideration and the other transactions contemplated by the Acquisition Documents), (e) the execution, delivery and performance of the New Note Documents and the issuance of the New Notes thereunder, (f) the Refinancing, (g) any other transactions related to or entered into in connection with any of the foregoing, including without limitation each of the transactions described in the memorandum prepared by KPMG and provided to the Administrative Agent prior to the Closing Date and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.
“Transformative Acquisition” shall mean any acquisition by Holdings, any Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide Holdings, any Borrower and the other Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrowers acting in good faith.
“Transformative Disposition” shall mean any Disposition by Holdings, any Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such disposition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such disposition, would not provide Holdings, the Borrowers and the other Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrowers acting in good faith.
“Type”, when used in reference to any Loan or Borrowing, refers to Loans or Borrowings in a single currency and whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurocurrency Rate, USD Term SOFR, Daily Simple RFR or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any
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other obligation (including any guarantee) that is contingent in nature at such time; and (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Cash” means at any time the sum of (i) unrestricted cash and Cash Equivalents whether or not held in a pledged account plus (ii) cash and Cash Equivalents restricted in favor of the Obligations (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Obligations at such time), in each case, such unrestricted cash and restricted cash and Cash Equivalents to be determined in accordance with GAAP.
“Unrestricted Subsidiary” means (1) IGPHS, (2) each Securitization Subsidiary, (3) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in accordance with Section 5.10 and (4) any Subsidiary of an Unrestricted Subsidiary.
“USD Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) USD Term SOFR for such calculation plus (b) the USD Term SOFR Adjustment; provided that if USD Adjusted Term SOFR as so determined shall ever be less than the USD Floor, then USD Adjusted Term SOFR shall be deemed to be the USD Floor.
“USD Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (x) if any then-current USD Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such USD Benchmark, as applicable, pursuant to this Agreement as of such date.
“USD Benchmark” means, initially, the USD Term SOFR Reference Rate; provided that if a USD Benchmark Transition Event has occurred pursuant to Section 2.14, then “USD Benchmark” means the applicable USD Benchmark Replacement to the extent that such USD Benchmark Replacement has replaced such prior benchmark rate. Any reference to “USD Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“USD Benchmark Replacement” means, for any USD Available Tenor, for purposes of Section 2.14(b), the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and Holdings giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and Holdings as the replacement for such USD Available Tenor of such USD Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time in the U.S. syndicated loan market.
“USD Benchmark Replacement Conforming Changes” means, with respect to any USD Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical,
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administrative or operational matters) that the Administrative Agent, in consultation with Holdings, decides may be appropriate to reflect the adoption and implementation of such USD Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such USD Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with Holdings, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“USD Benchmark Transition Event” means, with respect to any then-current USD Benchmark, the occurrence of one or more of the following events: a public statement or publication of information by or on behalf of the administrator of any then-current USD Benchmark, the regulatory supervisor for the administrator of such USD Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such USD Benchmark, a resolution authority with jurisdiction over the administrator for such USD Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such USD Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all USD Available Tenors of such USD Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any USD Available Tenor of such USD Benchmark or (b) all USD Available Tenors of such USD Benchmark are or will no longer be representative of the underlying market and economic reality that such USD Benchmark is intended to measure and that representativeness will not be restored.
“USD Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the USD Benchmark, which is 0% with respect to the Initial Revolving Loans and 0.50% with respect to the Initial Term Loans.
“USD SOFR” means a rate equal to the secured overnight financing rate as administered by the USD Term SOFR Administrator.
“USD Term SOFR” means,
(a)     for any calculation with respect to a USD SOFR Loan, the USD Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “USD Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the USD Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any USD Periodic Term SOFR Determination Day the USD Term SOFR Reference Rate for the applicable tenor has not been published by the USD Term SOFR Administrator and a USD Benchmark Replacement Date with respect to the USD Term SOFR Reference Rate has not occurred, then USD Term SOFR will be the USD Term SOFR Reference Rate for such tenor as published by the USD Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such USD Term SOFR Reference Rate for such tenor was published by the USD Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such USD Periodic Term SOFR Determination Day, and
    (b)    for any calculation with respect to an ABR Loan on any day, the USD Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR
Exhibit to Fourth Amendment.docx

Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the USD Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the USD Term SOFR Reference Rate for the applicable tenor has not been published by the USD Term SOFR Administrator and a USD Benchmark Replacement Date with respect to the USD Term SOFR Reference Rate has not occurred, then USD Term SOFR will be the USD Term SOFR Reference Rate for such tenor as published by the USD Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such USD Term SOFR Reference Rate for such tenor was published by the USD Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.
“USD Term SOFR Adjustment” means, for any calculation with respect to USD Term SOFR Initial Term Loans or USD Term SOFR Initial Revolving Loan, a percentage per annum equal to 0%.
“USD Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the USD Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“USD Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“USD Term SOFR Reference Rate” means the forward-looking term rate based on USD SOFR.
“U.S. Borrower” has the meaning assigned to such term in the preamble hereto or any Additional Borrower organized under the laws of the United States, any state thereof or the District of Columbia.
“U.S. Corporate Subsidiary” means a Domestic Subsidiary of Holdings that is treated as a corporation for U.S. federal income tax purposes.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Holdco” means ICON US Holdings, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Holdings.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), substantially in the form attached as Exhibit F, dated as of the Closing Date (or such earlier date to the extent executed prior to the Closing Date by certain of the Foreign Grantors (as defined therein) party thereto), between the U.S. Borrower, each other Domestic Subsidiary that is a Subsidiary Guarantor and each Foreign Grantor (as defined therein) party thereto and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, and any other pledge or security agreement entered into after the date hereof by any other Loan Party that is a Domestic Subsidiary (as required by this Agreement or any other Loan Document), or by any Foreign Loan Party with respect to Domestic Pledged Equity (each as defined in the U.S. Security Agreement), with the Collateral Agent.
Exhibit to Fourth Amendment.docx

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.20.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e)(i)(A)(iii).
“U.S. Term Loan Commitments” means with respect to each Term Lender, the commitment, if any, of such Term Lender to make U.S. Term Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to Section 9.04. The amount of each Term Lender’s U.S. Term Loan Commitment as of the Closing Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Term Lender shall have assumed its U.S. Term Loan Commitment, as applicable, and any other Refinancing Commitments and any Incremental Term Loan Commitments. The aggregate principal amount of the U.S. Term Loan Commitments on the Closing Date is $1,100,000,000.
“U.S. Term Loan Repayment Date” has the meaning assigned to such term in Section 2.10(a)(ii).
“U.S. Term Loans” means the term loans made by the Term Lenders to the U.S. Borrower on the Closing Date pursuant to Section 2.01. Each U.S. Term Loan shall be a USD Term SOFR Loan denominated in Dollars or an ABR Loan denominated in Dollars.
“USA Patriot Act” has the meaning assigned to such term in Section 9.14.
“Voting Stock” of any specified Person means as of any date the Equity Interests of such Person of the class or classes that has the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Exhibit to Fourth Amendment.docx

Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Term Loan Eurocurrency Borrowing”).
Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any references in this Agreement or any other Loan Document to “Permitted Liens” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.
Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Holdings notifies the Administrative Agent that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. At any time after the Closing Date, Holdings may elect (by written notice to the Administrative Agent) to change its financial reporting (both hereunder and for its audited financial statements generally) from GAAP to International Financial Reporting Standards (as issued by the International Accounting Standards Board and the International Financial Reporting Standards Interpretations Committee and/or adopted by the European Union (“IFRS”)), as in effect from time to time, in which case all references herein to GAAP (except for historical financial statements theretofore prepared in accordance with GAAP) shall instead be deemed references to the IFRS and the related accounting standards as shown in the first set of audited financial statements prepared in accordance therewith and delivered pursuant to this Agreement; provided that, if Holdings notifies the
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Administrative Agent that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring as a result of the adoption of IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings that the Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), then such provision shall be interpreted on the basis of GAAP as otherwise required above (and without regard to this sentence) until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that, if, after the adoption of IFRS by Holdings, Holdings notifies the Administrative Agent that Holdings requests an amendment to any provision hereof to eliminate the effect of any change in IFRS occurring after such adoption of IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income”, without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries. For purposes of calculating Consolidated Net Income, Total Assets and Consolidated EBITDA under this Agreement and any other Loan Document, IGPHS shall be treated as a Restricted Subsidiary of Holdings, notwithstanding the fact that IGPHS is an Unrestricted Subsidiary for all other purposes of the Loan Documents.
Section 1.05    [Reserved].
Section 1.06    Special Luxembourg Provisions. Words in the English language used in this Agreement to describe Luxembourg law concepts only intend to describe such concepts and the consequences of the use of those words in English law or any other foreign law are to be disregarded.
Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to any Luxembourg Loan Party or any entity incorporated or existing under the laws of Luxembourg, a reference to: (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, moratorium or reprieve from payment (sursis de paiement), administrative dissolution without liquidation (dissolution administrative sans liquidation), fraudulent conveyance (actio pauliana), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d'un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a Person includes, without limitation, a juge-commissaire, mandataire judiciaire, conciliateur, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté
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réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés) and (g) a director, a manager or authorized officer includes an administrateur or a gérant.
Section 1.07    Certain Conditions, Calculations and Tests.
(a)    Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio and the determination of any basket or covenant based on Consolidated EBITDA or Total Assets shall be calculated in the manner prescribed by this Section 1.07; provided, that notwithstanding anything to the contrary in clause (b) of this Section 1.07, when calculating the Secured Net Leverage Ratio, the First Lien Net Leverage Ratio and the Total Net Leverage Ratio, each as applicable, for purposes of (i) the definition of “Applicable Margin”~~,~~ and (ii) the definition of “ECF Payment Amount” ~~and (iii) Section 6.12 (other than for the purpose of determining pro forma compliance with Section 6.12)~~, the events described in this Section 1.07 that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect. In addition, whenever a financial ratio or test or determination of Consolidated EBITDA or Total Assets is to be calculated on a Pro Forma Basis, the reference to “Test Period” for purposes of calculating such financial ratio or test or determination of Consolidated EBITDA or Total Assets shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of Holdings are available (as determined in good faith by Holdings). For the avoidance of doubt, the provisions of the foregoing sentence shall not apply for purposes of calculating the Secured Net Leverage Ratio, the First Lien Net Leverage Ratio or the Total Net Leverage Ratio, each as applicable, for purposes of ~~(i)~~ the definition of “ECF Payment Amount” ~~and (ii) Section 6.12 (other than for the purpose of determining pro forma compliance with Section 6.12),~~, each of which shall be based on the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period.
(b)    For purposes of calculating any financial ratio or test (or Consolidated EBITDA or Total Assets), Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.07) that have been made (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio or test (or Consolidated EBITDA or Total Assets) is made shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated EBITDA or Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.07, then such financial ratio or test (or Consolidated EBITDA or Total Assets) shall be calculated to give Pro Forma Effect thereto in accordance with this Section 1.07.
(c)    Whenever Pro Forma Effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings and may include, for the avoidance of doubt, the amount of Run-rate cost savings, synergies and operating expense reductions projected by Holdings to be realized as a result of any Specified Transaction
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(including the Transactions) which is being given Pro Forma Effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of Holdings, (B) the aggregate amount of cost savings, synergies and operating expense reductions, when aggregated with the addbacks being made for such Test Period pursuant to clause (vii) of the definition of Consolidated EBITDA, shall not exceed the cap set forth therein, (C) any cost savings, synergies and operating expense reductions included pursuant to this Section 1.08(c) shall be subject to the other limitations set forth in clause (vii) of the definition of Consolidated EBITDA and (D) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.
(d)    In the event that (w) Holdings or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility (including, without limitation, the Revolving Loans) in the ordinary course of business for working capital purposes), (x) Holdings or any Restricted Subsidiary issues, repurchases or redeems Disqualified Equity Interests or (y) any Restricted Subsidiary issues, repurchases or redeems Preferred Equity, (i) during the applicable Test Period or (ii) if applicable as described in clause (a) above, subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving Pro Forma Effect to such incurrence or repayment of Indebtedness, or such issuance or redemption of Disqualified Equity Interests or Preferred Equity, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Fixed Charge Coverage Ratio (or similar ratio), in which case such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Equity Interests or Preferred Equity will be given effect, as if the same had occurred on the first day of the applicable Test Period).
(e)    If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made had been the applicable margin for the entire period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of Holdings to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of the computation above, interest on any Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed on the average daily balances of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Holdings or Restricted Subsidiary may designate.
Exhibit to Fourth Amendment.docx

(f)    Solely for purposes of determining (i) compliance on a Pro Forma Basis with any provision of this Agreement that requires the calculation of the First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio, Fixed Charge Coverage Ratio, Total Assets or Consolidated EBITDA or (ii) whether a Default or an Event of Default has occurred and is continuing, in each case in connection with any determination as to whether a Limited Condition Transaction or any Indebtedness and Liens to be incurred in connection with such Limited Condition Transaction is permitted to be consummated, the date of determination of whether such Limited Condition Transaction or any Indebtedness and Liens to be incurred in connection with such Limited Condition Transaction is permitted hereunder shall, at the option of Holdings, be the date on which the definitive agreements for such Limited Condition Transaction are entered into or the date such irrevocable notice or offer for such Limited Condition Transaction is delivered, as applicable (the “LCT Test Date”) (provided that Holdings exercise such option by delivering to the Administrative Agent a certificate of a Responsible Officer on or prior to the LCT Test Date), with such determination to give Pro Forma Effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date. For the avoidance of doubt, (x) if Holdings has exercised such option and any of the tests, ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such test, ratio, basket or amount, including due to fluctuations in Total Assets or Consolidated EBITDA or total assets of Holdings or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the Limited Condition Transaction, such test, ratios, baskets and amounts will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted to be consummated and (y) if any Default or Event of Default occurs following the LCT Test Date and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed not to have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted. If Holdings has exercised such option for any Limited Condition Transaction, then, in connection with any subsequent calculation of such test, ratios, baskets or amounts on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated and (ii) the date that the definitive agreements for such Limited Condition Transaction are terminated or expire without consummation of such Limited Condition Transaction, any such test, ratio basket or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and the other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated; provided that if Holdings elects to have such determinations occur at the time of entry into such definitive agreement or the date such irrevocable notice or offer for such Limited Condition Transaction is delivered, as applicable, any indebtedness to be incurred (and any associated lien) shall be deemed incurred at the time of such election (until such time as the indebtedness is actually incurred or the applicable acquisition agreement is terminated without actually consummating the applicable acquisition) and outstanding thereafter for purposes of pro forma compliance with any applicable financial test.
(g)    Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions (or series of transactions) entered into (or consummated) in reliance on a provision within the same covenant of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision within the same covenant of this Agreement that requires compliance with any such financial ratio or test (including any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio, any Total Net Leverage Ratio, any Fixed Charge Coverage Ratio or the amount of Consolidated EBITDA) (any
Exhibit to Fourth Amendment.docx

such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (a) the Fixed Amounts under such covenant shall be disregarded in the calculation of the financial ratio or test applicable to any substantially concurrent utilization of the Incurrence-Based Amounts and (b) the entire transaction (or series of related transactions) shall be calculated on a Pro Forma Basis (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness; provided that, for purposes of such calculations, Unrestricted Cash shall not include the cash proceeds of any Indebtedness the incurrence of which is the specified transaction or that is incurred to finance the specified transaction). Notwithstanding anything herein to the contrary, if at any time any applicable ratio or financial test for any category based on an Incurrence-Based Amount permits Indebtedness, Liens, Restricted Payments, Asset Sales, and Investments, as applicable, previously incurred under a category based on a Fixed Amount, such Indebtedness, Liens, Restricted Payments, Asset Sales, and Investments, as applicable, shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence-Based Amount.
Section 1.08    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

The Credits
Section 2.01    Commitments and Loans.
(a)    Subject to the terms and conditions set forth herein, each Term Lender agrees, severally and not jointly, to make a Lux Term Loan to the Lux Borrower and the Lux U.S. Subsidiary Borrower on the Closing Date in a principal amount not to exceed its Lux Term Loan Commitment. The full amount of the Lux Term Loan Commitments must be drawn in a single drawing on the Closing Date and amounts repaid or prepaid in respect of Lux Term Loans may not be reborrowed.
(b)    Subject to the terms and conditions set forth herein, each Term Lender agrees, severally and not jointly, to make a U.S. Term Loan to the U.S. Borrower on the Closing Date in a principal amount not to exceed its U.S. Term Loan Commitment. The full amount of the U.S. Term Loan Commitments must be drawn in a single drawing on the Closing Date and amounts repaid or prepaid in respect of U.S. Term Loans may not be reborrowed.
(c)    Subject to the term and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to any Revolving Borrower in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(c), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment and (ii) subject to Sections 2.04 and 2.11(c), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, each Revolving Borrower may borrow, prepay and reborrow Revolving Loans.
(d)    Each Borrower hereunder shall only be liable as a primary obligor for the Loans made to such Borrower and shall not be jointly and severally liable for Loans made to any other
Exhibit to Fourth Amendment.docx

Borrower; provided that, notwithstanding the foregoing, the Lux Borrower and the Lux U.S. Subsidiary Borrower shall be jointly and severally liable for the Lux Term Loans made pursuant to Section 2.01(a).
(e)    For the avoidance of doubt, at the Closing Date, each Term Lender shall fund an equal percentage of the principal amount of the total U.S. Term Loans and Lux Term Loans (i.e., the percentage of the principal amount of the total U.S. Term Loans funded by each Term Lender shall equal the percentage of the principal amount of the Lux Term Loans funded by such Term Lender). As provided in Section 9.04(b)(ii)(G), at all times after the Closing Date, the U.S. Term Loans and the Lux Term Loans shall trade as a strip, and each assignment of Initial Term Loans from any Term Lender to an assignee shall consist of an equal percentage of the respective principal amounts of such assignor’s U.S. Term Loans and Lux Term Loans (i.e., the percentage of the principal amount of an assignor’s U.S. Term Loans that are assigned shall equal the percentage of the principal amount of such assignor’s Lux Term Loans that are assigned).
Section 2.02    Loans and Borrowings.
(a)    Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made under a single Tranche and shall be made by the Lenders of such Class under such Tranche ratably in accordance with their respective Commitments in respect of the applicable Class and in respect of the applicable Tranche. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.
(b)    Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans, Eurocurrency Loans, USD Term SOFR Loans or RFR Loans and (ii) each Lux Term Loan Borrowing and each U.S. Term Loan Borrowing shall be comprised entirely of ABR Loans or USD Term SOFR Loans, in each case, as the Applicable Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Subject to Section 2.19, each Lender at its option may make any Eurocurrency Loan, USD Term SOFR Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of a branch or Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 (including, for the avoidance of doubt, the requirements and limitations of such sections) shall apply to such branch or Affiliate to the same extent as if it were a Lender); provided that (x) any exercise of such option shall not affect the obligation of the Applicable Borrower to repay such Loan in accordance with the terms of this Agreement, (y) if the respective branch or Affiliate is a Foreign Lender, the same shall comply with the requirements of Section 2.17 and (z) with respect to any Loans incurred by a Borrower that is organized or tax resident in Ireland, the branch or Affiliate, whether or not a Foreign Lender, shall comply with the requirements of Section 2.17.
(c)    At the commencement of each Interest Period for any Borrowing of Eurocurrency Revolving Loans, USD Term SOFR Revolving Loans or RFR Revolving Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $2,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 2,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments of the relevant Class, or that is required to finance the reimbursement of an LC
Exhibit to Fourth Amendment.docx

Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class and under more than one Tranche may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurocurrency Revolving Borrowings, USD Term SOFR Revolving Borrowings and RFR Revolving Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, the Applicable Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date of such Class.
Section 2.03    Requests for Borrowings. To request a Borrowing, the Applicable Borrower shall notify the Administrative Agent of such request (a) in the case of a USD Term SOFR Borrowing, by telephonic notice not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in an Agreed Currency other than Dollars or an RFR Borrowing, by telephonic notice not later than 11:00 a.m., New York City time, four (4) Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, by telephonic notice not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that (x) any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing and (y) any notice with respect to Borrowings to be made on the Closing Date may be given with such shorter time than the deadline described in clause (a), (b) or (c), as applicable, as the Administrative Agent may agree in its sole discretion. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by email to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Applicable Borrower; provided that in respect of the Loans to be borrowed on the Closing Date, any written Borrowing Request may be provided by the Applicable Borrower on a conditional basis (provided that (1) to the extent the Applicable Borrower does not borrow any Eurocurrency Loans, USD Term SOFR Loans or RFR Loans set forth in such conditional Borrowing Request, the Applicable Borrower shall be required to compensate the Lenders under Section 2.16 for the losses, costs or expenses related thereto and (2) any such Borrowing Request shall be irrevocable once funding of the Borrowings has been initiated by the Administrative Agent), and such Borrowing Request may be provided no later than 2:00 pm, New York City Time, on the Business Day prior to such Borrowing. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(a)    the aggregate amount of the requested Borrowing;
(b)    the date of such Borrowing, which shall be a Business Day;
(c)    the Class of such Borrowing and whether such Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, USD Term SOFR Borrowing or an RFR Borrowing;
(d)    (i) in the case of a Eurocurrency Borrowing or an RFR Borrowing, the Agreed Currency and the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and (ii) in the case of a USD Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
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(e)    the Applicable Borrower and the location and number of the Applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing, then the Applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:
(a)    each Revolving Borrowing utilizing Revolving Commitments as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any such Borrowing as a Revolving Borrowing,
(b)    the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and
(c)    all outstanding Revolving Credit Exposure on and as of the last Business Day of each calendar month and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.
Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.
Section 2.05    Swingline Loans.
(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Applicable Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000 or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Applicable Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Applicable Borrower. The Swingline Lender shall make each Swingline Loan available to the Applicable Borrower by means of a credit to the general deposit account of such Applicable Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Banks) by 2:00 p.m., New York City time, on the requested date of such Swingline Loan.
Exhibit to Fourth Amendment.docx

(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Revolving Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Revolving Percentage (after giving effect to the reallocation provisions of paragraph (d) below) of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph in an amount equal to its Revolving Percentage thereof is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from an Applicable Borrower (or other party on behalf of such Applicable Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Applicable Borrower of any default in the payment thereof.
(d)    Reallocations and Extensions. If the Maturity Date shall have occurred in respect of any Class of Revolving Commitments at a time when another Tranche or Tranches of any other Class of Revolving Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then-outstanding Swingline Loans shall be repaid in full (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such earliest Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.06(k)), there shall remain obligations to fund Swingline Loans hereunder and there shall exist sufficient unutilized Revolving Commitments of any other Class or Classes or Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to such Revolving Commitments of such other Class or Classes or Extended Revolving Commitments which will remain in effect after the occurrence of such earliest Maturity Date, then there shall be an automatic adjustment on such date of the risk participations of each Revolving Lender holding Revolving Commitments of such other Class or Classes or that is an Extending Revolving Lender and such outstanding Swingline Loans shall be deemed to have been incurred solely pursuant to the relevant
Exhibit to Fourth Amendment.docx

Revolving Commitments of such other Class or Classes or Extended Revolving Commitments and such Swingline Loans shall not be so required to be repaid in full on such earliest Maturity Date.
Section 2.06    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Applicable Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies, in each case for its own account (or for the account of any Restricted Subsidiary), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Applicable Borrower to, or entered into by the Applicable Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit from an Issuing Bank), the Applicable Borrower shall email or telecopy (or transmit by any other electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to such Issuing Bank and the Administrative Agent (reasonably in advance of, but not less than three (3) Business Days prior to, the requested date of issuance (or such shorter period as such Issuing Bank may agree), amendment, renewal or extension and which, in the case of a Letter of Credit to be issued on the Closing Date, may be conditioned on the occurrence of the Closing Date) a notice in the applicable Issuing Bank’s customary form requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.06), the amount of such Letter of Credit, the Agreed Currency applicable thereto), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form and related documents in connection with any request for a Letter of Credit and in connection with any request for a Letter of Credit to be amended, renewed, modified or extended. A Letter of Credit shall be issued, amended, renewed or extended only (A) if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Section 2.04, the Dollar Amount of the LC Exposure shall not exceed $~~15,000,000~~7,000,000 (the “LC Sublimit”) and (ii) subject to Section 2.04, the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments; provided that the LC Sublimit may be increased from time to time upon agreement between the Administrative Agent and Borrowers, so long as any increase has been appropriately committed by a Lender (that is or shall be an Issuing Bank), on terms and conditions satisfactory to the Administrative Agent and (B) in accordance with such Issuing Bank’s usual and customary policies and practices from time to time; provided, further, that the Dollar Amount of the LC Exposure in respect of each Issuing Bank may not be increased or decreased without the applicable Issuing Bank’s consent.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date with respect to the Revolving Commitments pursuant to which issued (or if any Extended Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments are outstanding, the last Maturity Date
Exhibit to Fourth Amendment.docx

applicable thereto (so long as the aggregate amount of such Letters of Credit are not in excess of such commitments)); provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the Applicable Borrower and the Issuing Bank pursuant to which the expiration date of such Letter of Credit (an “Auto Renewal Letter of Credit”) shall automatically be extended for consecutive periods of up to twelve (12) months (but not to a date later than the date set forth in clause (ii) above); provided that any such Auto Renewal Letter of Credit must permit the applicable Issuing Bank to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Bank, the Applicable Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal. Once an Auto Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than such Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or any Revolving Lender in respect of the Tranche under which such Letter of Credit is issued (each such Revolving Lender, an “Applicable Lender”), the Issuing Banks hereby grant to each Applicable Lender, and each Applicable Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Applicable Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Banks, such Applicable Lender’s Applicable Percentage (after giving effect to the reallocation provisions of paragraph (k) below) of each LC Disbursement made by the Issuing Banks and not reimbursed by the Applicable Borrower on the date due as provided in paragraph (e) of this Section 2.06, or of any reimbursement payment required to be refunded to the Applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Applicable Borrower shall reimburse such LC Disbursement by paying to such Issuing Bank in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the Applicable Borrower, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the first Business Day immediately following the date that such LC Disbursement is made, if the Applicable Borrower shall have received notice of such LC Disbursement on the date of such LC Disbursement; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Applicable Lender of the applicable LC Disbursement, the payment then due from the Applicable Borrower in respect thereof and
Exhibit to Fourth Amendment.docx

such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Lender shall pay to the Administrative Agent its Applicable Percentage (after giving effect to the reallocation provisions of paragraph (k) below) of the payment then due from the Applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Applicable Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Applicable Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by an Applicable Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Applicable Borrower of its obligations to reimburse such LC Disbursement. If the Applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Applicable Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.
(f)    Obligations Absolute. The Applicable Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Applicable Borrower to the extent permitted by applicable law) suffered by the Applicable Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of
Exhibit to Fourth Amendment.docx

the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Applicable Borrower of its obligations to reimburse such Issuing Bank and the Applicable Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Margin with respect to Eurocurrency Revolving Loans or USD Term SOFR Revolving Loans, as applicable); provided that, if the Applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Banks, except that interest accrued on and after the date of payment by any Applicable Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Banks shall be for the account of such Applicable Lender to the extent of such payment.
(i)    Replacement or Resignation of Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the Applicable Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. Any Issuing Bank may resign at any time by giving 60 days’ prior notice to the Administrative Agent and the Applicable Borrowers. The Administrative Agent shall notify the Revolving Lenders of any such replacement or resignation of the Issuing Bank. At the time any such replacement or resignation shall become effective, the Applicable Borrower shall pay all unpaid fees accrued for the account of the replaced or resigning Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank or resigning bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Applicable Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, a Majority in Interest of the
Exhibit to Fourth Amendment.docx

Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Applicable Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 102% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Applicable Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Applicable Borrower described in clause (h) or (i) of Section 7.01. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Applicable Borrower. The Applicable Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(c). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Applicable Borrower hereby grants the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of a Majority in Interest of the Revolving Lenders), be applied to satisfy other Secured Obligations. If the Applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Applicable Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Applicable Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(c), such amount (to the extent not applied as aforesaid) shall be returned to the Applicable Borrower as and to the extent that, after giving effect to such return, the aggregate Revolving Credit Exposures would not exceed the aggregate Revolving Commitments and no Default shall have occurred and be continuing.
(k)    Reallocations and Extensions. If the Maturity Date in respect of any Class of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if Extended Revolving Commitments or one or more other Tranches of Revolving Commitments of any other Class or Classes in respect of which the Maturity Date shall not have occurred are then in effect and the obligations to issue Letters of Credit hereunder remain at such time, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.06(e)) under (and ratably participated in by Revolving Lenders pursuant to) Extended Revolving Commitments or the Revolving Commitments of such other Class or Classes in respect of such non-terminating Extended Revolving Commitments or Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Commitments or Revolving Commitments of such other Class or Classes thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Applicable Borrower shall Cash
Exhibit to Fourth Amendment.docx

Collateralize any such Letter of Credit in accordance with Section 2.06(j). Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Class of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such Maturity Date.
(l)    Issuing Bank Agreements. Each Issuing Bank (other than the Administrative Agent or its affiliates) agrees that, unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each month, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding month, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Applicable Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request, as to the Letters of Credit issued by such Issuing Bank.
(m)    Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Applicable Borrower shall be obligated to reimburse the Issuing Banks hereunder for any and all drawings under such Letter of Credit. The Applicable Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Applicable Borrower, and that the Applicable Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
Section 2.07    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Applicable Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Applicable Borrower designated by the Applicable Borrower in the applicable Borrowing Request in the case of Loans denominated in Dollars and (y) an account of the Applicable Borrower in the relevant jurisdiction and designated by the Applicable Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
Exhibit to Fourth Amendment.docx

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of an Applicable Borrower, the interest rate applicable to the relevant Class of ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.08    Interest Elections.
(a)    Each Borrowing initially shall be of the Type, and under the applicable Tranche, specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to clause (f) below, the Applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued. Notwithstanding any other provision of this Section 2.08, the Applicable Borrower shall not be permitted to change the Tranche of any Borrowing, except as otherwise expressly contemplated by Section 2.22.
(b)    To make an election pursuant to this Section 2.08, the Applicable Borrower shall notify the Administrative Agent of such election (which may be made (x) telephonically and followed by irrevocable written notice via an Interest Election Request in a form approved by the Administrative Agent and signed by the Applicable Borrower in the case of a borrowing denominated in Dollars or (y) by irrevocable written notice via an Interest Election Request in a form approved by the Administrative Agent and signed by the Applicable Borrower in the case of a borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if the Applicable Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section 2.08 shall not be construed to permit the Applicable Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans, USD Term SOFR Loans or RFR Loans that does not comply with Section 2.02(c) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or the Tranche pursuant to which such Borrowing was made.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
Exhibit to Fourth Amendment.docx

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a USD Term SOFR Borrowing or an RFR Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing but does not specify an Interest Period, then the Applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) in the case of a Borrowing of Initial Term Loans, such Borrowing shall continue as a Eurocurrency Borrowing or USD Term SOFR Borrowing, as applicable, with a three month Interest Period, (ii) in the case of any other Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (iii) in the case of a Borrowing denominated in a Foreign Currency in respect of which such Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing or RFR Borrowing, as applicable, in the same Agreed Currency with a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, USD Term SOFR Borrowing or RFR Borrowing and (ii) unless repaid, each Eurocurrency Borrowing, USD Term SOFR Borrowing and RFR Borrowing shall be converted to an ABR Borrowing (and any such Eurocurrency Borrowing denominated in a Foreign Currency and any such RFR Borrowing shall be redenominated in Dollars, based on the Dollar Amounts thereof, at the time of such conversion) at the end of the Interest Period applicable thereto.
Section 2.09    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Lux Term Loan Commitment of each Term Lender shall automatically and permanently terminate at 5:00 PM, New York City time, on the Closing Date (after giving effect to the incurrence of Lux Term Loans on such date).
Exhibit to Fourth Amendment.docx

(b)    Unless previously terminated, the U.S. Term Loan Commitment of each Term Lender shall automatically and permanently terminate at 5:00 PM, New York City time, on the Closing Date (after giving effect to the incurrence of U.S. Term Loans on such date).
(c)    Unless previously terminated, the Revolving Commitment of each Revolving Lender shall automatically and permanently termination on the relevant Maturity Date.
(d)    Any Revolving Borrower (on behalf of all of the Revolving Borrowers) may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) each reduction of such Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Revolving Borrowers shall not terminate or reduce any Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the Dollar Amount of the sum of the total Revolving Credit Exposures in respect of such Class would exceed the aggregate Revolving Commitments of such Class.
(e)    Any applicable Revolving Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments of any Class under Section 2.09(d) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by any Revolving Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Revolving Commitments of any Class delivered by any Revolving Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by such Revolving Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Revolving Commitments of such Class.
Section 2.10    Repayment of Loans; Evidence of Debt.
(a)    (i) The Lux Borrower and the Lux U.S. Subsidiary Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on each March 31, June 30, September 30 and December 31, beginning with December 31, 2021 or if any such date is not a Business Day, on the immediately following Business Day (each such date, a “Lux Term Loan Repayment Date”), a principal amount of the Lux Term Loans equal to 0.25% of the initial aggregate principal amount of such Lux Term Loans (as adjusted from time to time pursuant to Section 2.11), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Term Loans that are Lux Term Loans for periods solely after the applicable Maturity Date for Lux Term Loans shall be as specified in the applicable Extension Offer. All unpaid Lux Term Loans shall be paid in full in Dollars by the Lux Borrower and the Lux U.S. Subsidiary Borrower on the applicable Maturity Date.
        (ii) The U.S. Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, on each March 31, June 30, September 30 and December 31, beginning with December 31, 2021 or if any such date is not a Business Day, on the immediately following Business Day (each such date, a “U.S. Term Loan Repayment Date”), a principal amount of the U.S. Term Loans equal to 0.25% of the initial aggregate principal amount of such U.S. Term Loans (as adjusted from time to time
Exhibit to Fourth Amendment.docx

pursuant to Section 2.11), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; provided that, to the extent specified in the applicable Extension Offer, amortization payments required with respect to Extended Term Loans that are U.S. Term Loans for periods solely after the applicable Maturity Date for U.S. Term Loans shall be as specified in the applicable Extension Offer. All unpaid U.S. Term Loans shall be paid in full in Dollars by the U.S. Borrower on the applicable Maturity Date.
        (iii) The Applicable Borrower shall pay (A) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date in the currency of such Loan and (B) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Latest Maturity Date with respect to any Revolving Commitments and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Applicable Borrower shall repay all Swingline Loans then outstanding.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Tranche under which it was made, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Applicable Borrower to repay the Loans in accordance with the terms of this Agreement; provided further that in the case of any conflict between the accounts maintained pursuant to paragraph (b) and the Register, the Register shall control.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender promissory notes payable to such Lender or its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.
Section 2.11    Prepayment of Loans.
(a)    The Applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing of any Class or Tranche in whole or in part, subject to (i) the premium set forth in Section 2.12(b), (ii) the break funding payments required by Section 2.16 and (iii) prior notice in accordance with the provisions of this Section 2.11(a); provided any voluntary prepayments of the Initial Term Loans shall be made on a pro rata basis between the two Tranches of Initial Term Loans. The Applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline
Exhibit to Fourth Amendment.docx

Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a USD Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment (or such later time as approved by the Administrative Agent), (ii) in the case of prepayment of a Eurocurrency Borrowing denominated in an Agreed Currency other than Dollars or an RFR Borrowing, not later than 11:00 a.m., New York City time, four (4) Business Days before the date of prepayment (or such later time as approved by the Administrative Agent), (iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment (or such later time as approved by the Administrative Agent) or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment (or such later time as approved by the Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount and Class and Tranche of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by the Applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied as directed by the Applicable Borrower and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(e). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
(b)    If at any time, (i) solely as a result of fluctuations in currency Exchange Rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds 105% of the aggregate Revolving Commitments or (ii) for any other reason, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures of any Class (so calculated) exceeds the aggregate Commitments of such Class, the Applicable Borrower shall in each case immediately repay the applicable Borrowings or Cash Collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) of each Class to be less than or equal to the aggregate Commitments of such Class.
(c)    In the event and on each occasion that (i) any Net Proceeds are received by or on behalf of Holdings or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Applicable Borrower shall, within ten (10) Business Days after such Net Proceeds are received, prepay the Obligations as set forth in Section 2.11(d)(i) below (and subject to Section 2.11(e)) in an aggregate amount equal to the Required Net Proceeds Percentage of such Net Proceeds; provided that:
(1)    any Loan Party may use a portion of such Net Proceeds to prepay or repurchase Permitted Pari Passu Secured Refinancing Debt and, to the extent such debt is (x) secured on a pari passu basis with the Obligations and (y) pari passu in right of payment with the Obligations hereunder, any Alternative Incremental Facility Indebtedness and/or Ratio Debt to the extent any applicable credit agreement, indenture or other agreement governing such Permitted Pari
Exhibit to Fourth Amendment.docx

Passu Secured Refinancing Debt, such Alternative Incremental Facility Indebtedness and/or such Ratio Debt so requires, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Permitted Pari Passu Secured Refinancing Debt, such Alternative Incremental Facility Indebtedness and/or such Ratio Debt, as applicable, and the denominator of which is the sum of the outstanding principal amount of such Permitted Pari Passu Secured Refinancing Debt, such Alternative Incremental Facility Indebtedness and/or such Ratio Debt, as applicable, and the outstanding principal amount of Term Loans; and
(2)    in the case of any event described in clause (1) or (2) of the definition of the term “Prepayment Event”, if Holdings or its Restricted Subsidiaries elect to apply all or a portion of the Net Proceeds from such event (or a portion thereof), within 18 months after receipt of such Net Proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Holdings or its Restricted Subsidiaries or to make capital expenditures, Permitted Acquisitions, Permitted Investments or Investments permitted by Section 6.04, then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds; provided, that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 18 month period (or committed to be applied by the end of the 18 month period and applied within 6 months after the end of such 18 month period), a prepayment shall be required at the end of such period in an amount equal to such Net Proceeds that have not been so applied (subject to clause (f) below); or
(ii)    any Loan Party incurs, issues or obtains any Credit Agreement Refinancing Indebtedness (other than solely by means of extending or renewing then existing Credit Agreement Refinancing Indebtedness without resulting in any Net Proceeds), the Applicable Borrower shall, on the date on which such Credit Agreement Refinancing Indebtedness is incurred, issued or obtained, prepay any Loans constituting the applicable Refinanced Debt as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of the Net Proceeds of such Credit Agreement Refinancing Indebtedness; and
(iii)    no later than ten (10) business days after the date on which the financial statements with respect to such fiscal year in which such Excess Cash Flow Period occurs are delivered pursuant to Section 5.01(a), the Applicable Borrower shall make prepayments of the Term Loans (unless otherwise provided in any Incremental Amendment or Refinancing Amendment) in accordance with Section 2.11(d) in an aggregate principal amount (the “ECF Payment Amount”) equal to (a) (x) if the First Lien Net Leverage Ratio at the end of such period is greater than or equal to 4.50:1.00, 50% of Excess Cash Flow for the Excess Cash Flow Period then ended, (y) if the First Lien Net Leverage Ratio at the end of such period is less than 4.50:1.00 but greater than 4.00:1.00, 25% of Excess Cash Flow for the Excess Cash Flow Period then ended and (z) if the First Lien Net Leverage Ratio at the end of such period is less than or equal to 4.00:1.00 (but excluding, for purposes of such calculation, the proceeds of any Incremental Loans or any other Indebtedness incurred on such date in the calculation of the Unrestricted Cash), 0% of Excess Cash Flow for the Excess Cash Flow Period then ended minus (b) in the case of (a)(x) and (y) above, the sum of (1) all voluntary prepayments or permitted purchases of Term Loans, Alternative Incremental Facility Indebtedness, New Notes and other
Exhibit to Fourth Amendment.docx

Indebtedness secured by the Collateral on a pari passu basis with the Obligations and Permitted Refinancing Indebtedness (in each case that is secured by the Collateral on a pari passu basis with the Obligations) during such Excess Cash Flow Period (and in the case of the first Excess Cash Flow Period after the Closing Date, during the fiscal year ended December 31, 2021) or, without duplication across Excess Cash Flow Periods, after the end of such Excess Cash Flow Period and prior to when such Excess Cash Flow prepayment is due (limited in the case of any voluntary prepayments made pursuant to Section 2.11(a)(ii) and purchases made pursuant to Section 2.23 to the discounted amount actually paid in respect of the principal amount of such Term Loans (as opposed to the face amount so prepaid)), (2) all voluntary prepayments of Revolving Loans during such Excess Cash Flow Period (and in the case of the first Excess Cash Flow Period after the Closing Date, during the fiscal year ended December 31, 2021) or, without duplication across Excess Cash Flow Periods, after the end of such Excess Cash Flow Period and prior to when such Excess Cash Flow prepayment is due, to the extent the Revolving Commitments are permanently reduced by the amount of such payments, in each case except to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness), (3) without duplication of amounts deducted in prior periods and, at the option of Holdings, the aggregate consideration required to be paid in cash by Holdings or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or prior to the payment date of the ECF Payment Amount relating to Permitted Acquisitions or other Investments, capital expenditures, Capitalized Software Expenditures, acquisitions of intellectual property or non-ordinary course acquisitions of other assets to be consummated or made during the fiscal year following such period; provided that Holdings may make a good faith estimate of such amount to the extent such amount is unable to be definitively determined at the date of determination of Excess Cash Flow for the applicable period; provided, further, that, to the extent the aggregate amount of cash flow (except to the extent financed with the proceeds of long-term Indebtedness of Holdings or its Restricted Subsidiaries (other than revolving Indebtedness)) actually utilized to finance such Permitted Acquisitions, other Investments, capital expenditures, Capitalized Software Expenditures, acquisitions of intellectual property or non-ordinary course acquisitions of other assets during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (4) without duplication of amounts deducted pursuant to this clause (4) or clause (3) above in prior fiscal years, the amount of Investments made pursuant to the definition of “Permitted Investments” and Section 6.04 (other than Investments in (x) cash and Cash Equivalents and (y) Holdings or any of its Restricted Subsidiaries other than any Investments in the Equity Interests of Oncacare Limited) made during such period and, at the election of Holdings, made after such period but prior to the date of the applicable Excess Cash Flow payment, in each case except to the extent financed with the proceeds of long-term Indebtedness of Holdings or its Restricted Subsidiaries (other than revolving Indebtedness), (5) [reserved] and (6) without duplication of amounts deducted pursuant to this clause (6) or clause (3) above in prior fiscal years, the amount of capital expenditures, Capitalized Software Expenditures or acquisitions of intellectual property accrued or made in cash during such period and, at the election of Holdings, made after such period but prior to the date of the applicable Excess Cash Flow payment, in each case except to the extent financed with the proceeds of long-term Indebtedness of Holdings or its Restricted Subsidiaries (other than revolving Indebtedness); provided that a prepayment of Term Loans pursuant to this Section 2.11(c)(iii) shall only be required in the amount (if any) by which the ECF Payment Amount for such fiscal year exceeds an amount equal to the greater of $60,000,000 and 5% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination; provided, further, that
Exhibit to Fourth Amendment.docx

the Applicable Borrower may use a portion of such ECF Payment Amount to prepay or repurchase Permitted Pari Passu Secured Refinancing Debt and, to the extent such debt is (x) secured on a pari passu basis with the Obligations and (y) pari passu in right of payment with the Obligations hereunder, any Alternative Incremental Facility Indebtedness and/or Ratio Debt to the extent any applicable credit agreement, indenture or other agreement governing such Permitted Pari Passu Secured Refinancing Debt, such Alternative Incremental Facility Indebtedness and/or such Ratio Debt so requires, in each case in an amount not to exceed the product of (x) the amount of such ECF Payment Amount and (y) a fraction, the numerator of which is the outstanding principal amount of such Permitted Pari Passu Secured Refinancing Debt, such Alternative Incremental Facility Indebtedness and/or such Ratio Debt, as applicable, and the denominator of which is the sum of the outstanding principal amount of such Permitted Pari Passu Secured Refinancing Debt, such Alternative Incremental Facility Indebtedness and/or such Ratio Debt, as applicable, and the outstanding principal amount of Term Loans.
(d)    Subject to Section 2.11(e) below and except as specified in any Extension Amendment, Incremental Amendment or Refinancing Amendment (with respect to the applicable Extended Term Loans or Incremental Loans or the Loans incurred pursuant to such Refinancing Amendment), (i) all such amounts pursuant to Sections 2.11(c)(i) and (iii) shall be applied pro rata among the Classes and Tranches of Term Loans and, in a manner determined by Holdings, applied to amortization payments; provided that Holdings shall notify the Administrative Agent of such determination and (ii) all such amounts pursuant to Section 2.11(c)(ii) shall be applied to prepay an aggregate principal amount of the applicable Loans constituting Refinanced Debt equal to the Net Proceeds of the applicable Credit Agreement Refinancing Indebtedness.
(e)    The Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.11(c)(i) and (iii) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Term Lender’s Applicable Percentage of each relevant Tranche of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the Borrowers no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.11(c)(i) and (iii) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”); provided however that (x) no Term Lender may decline a mandatory prepayment solely with respect to one Tranche of Initial Term Loans and not the other Tranche of Initial Term Loans and (y) a Term Lender may not decline a prepayment made by the Applicable Borrower pursuant to any event described in clause (3) of the term “Prepayment Event”. If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. For the avoidance of doubt, the Applicable Borrower may, at its option, apply any Declined Prepayment Amount to prepay loans in accordance with Section 2.11(a) above.
Exhibit to Fourth Amendment.docx

(f)    Notwithstanding any other provisions of this Section 2.11, to the extent (i) any Net Proceeds exist as a result of an Asset Sale or casualty event from Holdings and/or a Foreign Subsidiary (or with respect to any Lux Term Loan, a non-Luxembourg Subsidiary) that give rise to a prepayment event pursuant to Section 2.11(c)(i) or (ii) any Excess Cash Flow attributable to Holdings and/or a Foreign Subsidiary (or with respect to any Lux Term Loan, a non-Luxembourg Subsidiary) exists that gives rise to a prepayment event pursuant to Section 2.11(c)(iii), and, in either case, the repatriation of cash to which such prepayment obligation is attributable would result in a material adverse tax consequence and/or is prohibited, restricted or delayed by applicable local law from being repatriated or contributed to the Applicable Borrower, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 2.11 so long, but only so long, as the material adverse tax consequence would result from, and/or applicable local law will not permit repatriation or contribution to the Applicable Borrower; provided however that Holdings shall use commercially reasonable efforts to promptly take all actions, and cause the applicable Foreign Subsidiary (or with respect to any Lux Term Loan, the non-Luxembourg Subsidiary) to promptly take all actions, in each case reasonably required by the applicable local law to eliminate such material adverse tax consequence and/or permit such repatriation or contribution under applicable local law.
Section 2.12    Fees.
(a)    The Applicable Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender, a commitment fee, which shall accrue at the rate of 35% of the Applicable Margin then in effect for Eurocurrency Revolving Loans or USD Term SOFR Revolving Loans, as applicable, per annum on the daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Closing Date to but excluding the date on which the last of the Revolving Commitments (or Extended Revolving Commitments) of such Revolving Lender terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the last of the Revolving Commitments terminate, commencing on the first such date to occur after the Closing Date; provided that any commitment fees accruing after the date on which such Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Applicable Borrower agrees to pay (i) to the Administrative Agent, for the account of each Revolving Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurocurrency Revolving Loans or USD Term SOFR Revolving Loans, as applicable, on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which the last of such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Closing Date to but excluding the later of the date of termination of the last of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third
Exhibit to Fourth Amendment.docx

(3rd) Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the last of the Revolving Commitments terminate and any such fees accruing after the date on which the such Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Applicable Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender, a utilization fee (the “Utilization Fee”) which shall accrue at the Applicable Utilization Fee Rate on the daily Dollar Amount of the Revolving Loans and LC Exposure of such Revolving Lender during the period from and including the Closing Date to but excluding the date on which the last of the Revolving Commitments (or Extended Revolving Commitments) of such Revolving Lender terminates. Accrued Utilization Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the last of the Revolving Commitments terminate, commencing on the first such date to occur after the Closing Date. All Utilization Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)    The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.
(e)    The Borrowers agree to pay to the Collateral Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Collateral Agent.
(f)    If a Repricing Event with respect to the Initial Term Loans occurs prior to the six-month anniversary of the Third Amendment Effective Date, the Applicable Borrower agrees to pay a premium equal to 1.00% of the principal amount of the Initial Term Loans subject to such Repricing Event; provided that, it is understood and agreed that any prepayment premium with respect to a Repricing Event payable pursuant to this clause (f) shall also apply to any required assignment pursuant to Section 9.02(d) by a Non-Consenting Lender in connection with any amendment described in Section 2.24 that occurs prior to the six-month anniversary of the Third Amendment Effective Date.
(g)    All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Banks or the Collateral Agent, in the case of fees payable to them) for distribution, in the case of commitment fees and participation fees, to the applicable Revolving Lenders. Fees paid shall not be refundable under any circumstances.
Section 2.13    Interest.
(a)    The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b)    (i) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) the Loans comprising each USD Term SOFR Borrowing shall bear interest at the USD Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.
Exhibit to Fourth Amendment.docx

(c)     The Loans comprising each RFR Borrowing shall bear interest at the Daily Simple RFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(d)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13.
(e)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and in the case of Revolving Loans, upon termination of the applicable Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Class (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan, USD Term SOFR Loan or RFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)    All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and (ii) for Borrowings denominated in Pounds Sterling, interest shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, USD Adjusted Term SOFR, USD Term SOFR, Adjusted EURIBOR Rate, EURIBOR Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14    Benchmark Replacement Setting.
Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14):
(a)    [Reserved].
(b)    Replacing USD Benchmarks. Upon the occurrence of a USD Benchmark Transition Event, the USD Benchmark Replacement will replace the then-current USD Benchmark for all purposes hereunder and under any Loan Document in respect of any such USD Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such USD Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such USD Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of any then-current USD Benchmark has permanently or indefinitely ceased to provide such USD Benchmark or such USD Benchmark has been announced by the regulatory supervisor for the administrator of such USD Benchmark pursuant to public statement or publication of information to be no longer representative and will not be restored, the Applicable Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans
Exhibit to Fourth Amendment.docx

to be made, converted or continued that would bear interest by reference to such USD Benchmark until the Applicable Borrower’s receipt of notice from the Administrative Agent that a USD Benchmark Replacement has replaced such USD Benchmark, and, failing that, the Applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, if a component of ABR is based upon the USD Benchmark, such component will not be used in any determination of ABR.
(c)    USD Benchmark Replacement Conforming Changes. In connection with the implementation and administration of any USD Benchmark Replacement, the Administrative Agent, with the consent of Holdings (not be unreasonably withheld), will have the right to make USD Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such USD Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Holdings and the Lenders of (i) the implementation of any USD Benchmark Replacement and (ii) the effectiveness of any USD Benchmark Replacement Conforming Changes. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.14 may be provided, at the option of the Administrative Agent with the consent of Holdings (not to be unreasonably withheld), in one or more notices and may be delivered together with, or as part of any amendment which implements any USD Benchmark Replacement or USD Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.
(e)    Unavailability of Tenor of USD Benchmark. At any time (including in connection with the implementation of any USD Benchmark Replacement), (i) if any then-current USD Benchmark is a term rate (including USD Term SOFR Reference Rate), then the Administrative Agent may remove any tenor of such USD Benchmark that is unavailable or non-representative for USD Benchmark (including USD Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for USD Benchmark (including USD Benchmark Replacement) settings.
(f)    Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or calculation on any other matter related to the USD Term SOFR Reference Rate, USD Adjusted Term SOFR or USD Term SOFR or any component definition thereof or rates in the definition thereof, or any alternative, successor or replacement rate thereof (including, without limitation any USD Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any such USD Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to the USD Term SOFR Reference Rate, USD Adjusted Term SOFR or USD Term SOFR or any other USD Benchmark, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.14 including, without limitation, whether or not a USD Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-
Exhibit to Fourth Amendment.docx

representative tenors, the implementation or lack thereof of any USD Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (d) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.14.
(g)    Alternate Currency Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of an Alternate Currency Benchmark Transition Event or an Alternate Currency Early Opt-in Election, as applicable, the Administrative Agent and Holdings may amend this Agreement to replace the Eurocurrency Rate applicable to an Alternate Currency or Daily Simple RFR with an Alternate Currency Benchmark Replacement. Any such amendment with respect to an Alternate Currency Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided that, to the extent the Eurocurrency Rate applicable to an Alternate Currency or Daily Simple RFR is replaced with an Alternate Currency SOFR-Based Rate, Lenders shall only be entitled to object to the Alternate Currency Benchmark Replacement Adjustments with respect thereto. Any such amendment with respect to an Alternate Currency Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurocurrency Rate applicable to an Alternate Currency or Daily Simple RFR with an Alternate Currency Benchmark Replacement pursuant to this Section 2.14 will occur prior to the applicable Alternate Currency Benchmark Transition Start Date.
(h)    Alternate Currency Benchmark Replacement Conforming Changes. In connection with the implementation of an Alternate Currency Benchmark Replacement, the Administrative Agent, with the consent of Holdings (not be unreasonably withheld), will have the right to make Alternate Currency Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Alternate Currency Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(i)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Holdings and the Lenders of (i) any occurrence of an Alternate Currency Benchmark Transition Event or an Alternate Currency Early Opt-in Election, as applicable, and its related Alternate Currency Benchmark Replacement Date and Alternate Currency Benchmark Transition Start Date, (ii) the implementation of any Alternate Currency Benchmark Replacement, (iii) the effectiveness of any Alternate Currency Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Alternate Currency Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.
(j)    Upon Holdings receipt of notice of the commencement of (i) an Alternate Currency Benchmark Unavailability Period with respect to the Eurocurrency Rate applicable to an Alternate Currency, any Borrower may revoke a request made by such Borrower for a Eurocurrency
Exhibit to Fourth Amendment.docx

Borrowing denominated in such Alternate Currency of, conversion to or continuation of Eurocurrency Loans denominated in such Alternate Currency to be made, converted or continued during any Alternate Currency Benchmark Unavailability Period with respect to the Eurocurrency Rate applicable to such Alternate Currency and, failing that, any Eurocurrency Borrowing denominated in such Alternate Currency shall be ineffective and (ii) an Alternate Currency Benchmark Unavailability Period with respect to Daily Simple RFR, any Borrower may revoke a request made by such Borrower for an RFR Borrowing of, conversion to or continuation of RFR Loans to be made, converted or continued during any Alternate Currency Benchmark Unavailability Period with respect to the Daily Simple RFR and, failing that, any RFR Borrowing shall be ineffective. Furthermore, if any Eurocurrency Loan in any Alternate Currency or RFR Loan is outstanding on the date of Holdings’ receipt of notice of the commencement of an Alternate Currency Benchmark Unavailability Period with respect to the Eurocurrency Rate applicable to such Eurocurrency Loan or Daily Simple RFR, as applicable, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day: (A) be prepaid by the Applicable Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) on such day (it being understood and agreed that if the Applicable Borrower does not so prepay such Loan on such day by 12:00 p.m. (New York City time) the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan or RFR Loan, as applicable, into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon any subsequent implementation of an Alternate Currency Benchmark Replacement in respect of such Alternate Currency pursuant to this Section 2.10, such ABR Loan denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Alternate Currency or RFR Loan denominated in such original Alternate Currency, as applicable (in an amount equal to the Alternate Currency Equivalent of such Alternate Currency) on the day of such implementation, giving effect to such Alternate Currency Benchmark Replacement in respect of such Alternate Currency.
(k)    Tax Matters. At the Borrower’s request, the Administrative Agent and the Borrower shall use commercially reasonable efforts to satisfy any applicable guidance of the Internal Revenue Service, in a manner that is not adverse to the Lenders that is intended to prevent any Benchmark Transition Event from resulting in a deemed exchange of any Loan under this Agreement for purposes of Treasury Regulation Section 1.1001-3.
Section 2.15    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Eurocurrency Rate) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes and (C) Excluded Taxes (including any change in the rate of Excluded Taxes)) with respect to this Agreement, any Loan made by it
Exhibit to Fourth Amendment.docx

or any Letter of Credit or participation therein, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to the Administrative Agent, such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or such Issuing Bank hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the Applicable Borrower will pay to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Banks’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by such Lender, or Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or Issuing Bank setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Applicable Borrower and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Applicable Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Exhibit to Fourth Amendment.docx

Section 2.16    Break Funding Payments.
In the event of (a) the payment of any principal of any Eurocurrency Loan, USD Term SOFR Loan or RFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan, USD Term SOFR Loan or RFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan, USD Term SOFR Loan or RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan, USD Term SOFR Loan or RFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Applicable Borrower pursuant to Section 2.20, then, in any such event the Applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued or has been payable on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate, USD Adjusted Term SOFR or Daily Simple RFR, as applicable, that would have been applicable to such Loan (but not the Applicable Margin applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market or other applicable market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Applicable Borrower and shall be conclusive absent manifest error. The Applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided that Applicable Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any amounts under this Section 2.16 incurred more than 180 days prior to the date that such Lender notifies the Applicable Borrower of such amount and of such Lender’s intention to claim compensation therefor.
Section 2.17    Taxes.
(a)    All payments by or on account of any obligation of any Loan Party under any Loan Document shall to the extent permitted by applicable Legal Requirements be made free and clear of and without deduction or withholding for any Taxes. If an applicable withholding agent shall be required to deduct or withhold any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased by the amount necessary so that after all required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.17) each Agent and Lender receives an amount equal to the sum it would have received had no such deductions or withholdings of Indemnified Taxes or Other Taxes been made, (ii) the withholding agent shall be entitled to make such deductions or withholdings and (iii) the withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Legal Requirements.
(b)    In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.
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(c)    Each Borrower and each Loan Party with respect to any Loans made to such Borrower shall jointly and severally indemnify each Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes paid by such Agent or such Lender with respect to any Loans made to such Borrower (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Loan Parties shall not be required to indemnify any Agent or Lender pursuant to this Section 2.17(c) for any interest, penalties or expenses to the extent resulting from such Agent’s or such Lender’s failure to notify the Loan Parties of such possible indemnification claim within 120 days after such Agent or such Lender, as applicable, receives written notice from the applicable Governmental Authority of the specific Tax assessment or deficiency claim giving rise to such indemnification claim. A certificate setting forth in reasonable detail the basis for and calculation of such payment or liability delivered to the Applicable Borrower by a Lender or Agent or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (if the applicable Governmental Authority makes such receipts readily available to the applicable Loan Party), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to any payments under this Agreement or any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time(s) and in the manner(s) reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirements or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting. Each Lender and Administrative Agent agrees that if any documentation it previously delivered pursuant to this Section 2.17(e) (including any of the specific forms described below) has expired or become obsolete or inaccurate in any respect, it shall promptly update such documentation or notify the Applicable Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation with respect to any Tax imposed by any jurisdiction other than the United States, Ireland or Luxembourg, or, in each case, any political subdivision thereof, shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing,
(A)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to such U.S. Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to
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time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), two duly executed copies of whichever of the following is applicable:
(xix)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or W-8BEN-E;
(xx)    IRS Form W-8ECI;
(xxi)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of such U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to such U.S. Borrower as described in Section 881(c)(3)(C) of the Code and that no payment under any Loan Document is effectively connected with such Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(xxii)    to the extent a Foreign Lender is not the beneficial owner of payments made to it under the Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner(s);
(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to such U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Legal Requirements as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirements to permit such U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made (if any); and
(C)    if a payment made to the Administrative Agent or a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent or such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)
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and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that the Administrative Agent or such Lender has complied with the Administrative Agent or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(i)(C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)    Without limiting the generality of the foregoing, each Lender that is a U.S. Person shall deliver to such U.S. Borrower and the Administrative Agent, on or prior to the date on which such Person becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Administrative Agent), two properly completed and duly executed copies of IRS Form W-9 or any successor form, certifying that such Person is exempt from United States federal backup withholding Tax.
(iii)    On or prior to the date on which it becomes a party to this Agreement, the Administrative Agent shall deliver to the U.S. Borrower either (1) two properly completed and duly signed copies of IRS Form W-9 certifying that the Administrative Agent is a U.S. Person that is exempt from U.S. federal backup withholding or (2) (x) with respect to payments received for the account of a Lender, two properly completed and duly signed copies of IRS Form W-8IMY evidencing the Administrative Agent’s agreement to be treated as a U.S. Person for U.S. federal withholding tax purposes and assuming primary responsibility for U.S. federal income tax withholding and (y) with respect to payments received for the Administrative Agent’s own account, two properly completed and duly signed copies of IRS Form W-8ECI. The Administrative Agent shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect, deliver promptly to the U.S. Borrower updated versions of the documentation described in the preceding sentence (or any new documentation reasonably requested by the U.S. Borrower); provided that the Administrative Agent shall not be required to furnish updated documentation to the extent it is not legally eligible to do so as a result of a Change in Law after the date hereof, in which event the Administrative Agent will promptly notify the U.S. Borrower of such ineligibility.
(iv)    Without limiting the generality of the foregoing, any Lender that is an Irish Qualifying Lender solely on account of being an Irish Treaty Lender shall provide a self-certification form (a “Form 8-3-6. Interest”) to any Borrower that is tax resident in Ireland, which is to make a payment of interest under this Agreement to which that Irish Treaty Lender is entitled (with a copy to the Administrative Agent).
(v)    Notwithstanding anything to the contrary in this Section 2.17(e), no Lender shall be required to provide any documentation pursuant to this Section 2.17(e) that such Lender is not legally eligible to provide.
(f)    If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or any Guarantor, as the case may be, or with respect to which any Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or such Guarantor under this Section 2.17 with respect to the
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Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower or Guarantor, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or a Lender be required to pay any amount to any Borrower or any Guarantor pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower, any Guarantor or any other Person.
(g)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting or expanding the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(g).
(h)    (i)    Every Revolving Lender under any Revolving Loans, Extended Revolving Loans or Incremental Revolving Loans, as applicable, advanced to a Borrower that is tax resident in Ireland shall on or prior to the day on which such Revolving Lender becomes a Revolving Lender under this Agreement, provide a confirmation in the form attached at Exhibit H (an “Irish Qualifying Lender Confirmation”). Each such Revolving Lender that becomes a Revolving Lender after the date of this Agreement shall provide, in any Assignment and Assumption which it executes on becoming a Revolving Lender, and each party that becomes a Participant with respect to the Revolving Loans, Extended Revolving Loans or Incremental Revolving Loans, as applicable, advanced to a Borrower that is tax resident in Ireland after the date of this Agreement shall provide, upon becoming a Participant, for the benefit of each Foreign Loan Party and Administrative Agent an Irish Qualifying Lender Confirmation.
(i)    If a Revolving Lender or Participant, as the case may be, fails to provide an Irish Qualifying Lender Confirmation in accordance with this Section 2.17(h), then such Revolving Lender or Participant, as the case may be, shall be treated for the purposes of this Agreement (including by each Foreign Loan Party) as if it is not an Irish Qualifying Lender until such time as it provides an Irish Qualifying Lender Confirmation to the Administrative Agent
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(and the Administrative Agent, upon receipt of such Irish Qualifying Lender Confirmation, shall inform each Foreign Loan Party). For the avoidance of doubt, an Assignment and Assumption or participation, as the case may be, shall not be invalidated by any failure of a Revolving Lender or Participant, as the case may be, to comply with this Section 2.17(h).
(ii)    Each Revolving Lender or Participant required to provide an Irish Qualifying Lender Confirmation in accordance with this Section 2.17(h), as the case may be, shall promptly notify the Administrative Agent if there has been a change in any of the details provided in the Irish Qualifying Lender Confirmation (excluding, for the avoidance of doubt, any Change in Law) and provide an updated Irish Qualifying Lender Confirmation at that time and shall, for as long as it is Revolving Lender or Participant, as the case may be, at the reasonable written request by or on behalf of a Borrower that is tax resident in Ireland, provide an updated Irish Qualifying Lender Confirmation.
(iii)    Each Lender and Participant shall, upon written request from a Borrower that is tax resident in Ireland, provide such details as are necessary to enable such Borrower to comply with its reporting obligations under Section 891A, 891E, 891F and 891G of the TCA and any other applicable automatic exchange of information obligations.
For the avoidance of doubt, for purposes of this Section 2.17(h), (1) the term “Revolving Lender” shall include any Issuing Bank and any Swingline Lender and (2) the term “Revolving Loan” shall include any Letter of Credit and any Swingline Loan.
(i)    For purposes of this Section 2.17, the term “Lender” shall include any Swingline Lender and any Issuing Bank.
Section 2.18    Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.
(a)    Each Applicable Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or reimbursement of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 1:00 p.m., New York City time and (ii) in the case of payments denominated in a Foreign Currency, 1:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made and (ii) to the Administrative Agent at the address specified in Section 9.01(a)(ii) or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the applicable Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing
Exhibit to Fourth Amendment.docx

provisions of this Section 2.18, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Applicable Borrower is not able to make payment to the Administrative Agent for the account of the applicable Lenders in such Original Currency, then all payments to be made by the Applicable Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Applicable Borrower takes all risks of the imposition of any such currency control or exchange regulations.
(b)    Any proceeds of Collateral received by the Administrative Agent or the Collateral Agent (whether as a result of any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the Applicable Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, subject to the provisions of any Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the Collateral Agent and any Issuing Bank from the Borrowers, second, to pay any fees or expense reimbursements then due to the Lenders (in their capacities as such) from the Borrowers, third, to pay interest (including post-petition interest, whether or not an allowed claim in any Insolvency or Liquidation Proceeding) then due and payable on the Loans ratably, fourth, to repay principal on the Loans and unreimbursed LC Disbursements, to pay an amount to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations, and any other amounts owing with respect to any Secured Obligations constituting Swap Obligations and/or Cash Management Agreements ratably; provided that amounts which would otherwise be applied to cash collateralize outstanding Letters of Credit shall, unless all Revolving Loans and Swingline Loans have been paid in full, instead be utilized to repay such outstandings, and fifth, to the payment of any other Secured Obligation due to any Secured Party by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Applicable Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan, USD Term SOFR Loan or RFR Loan, except (a) on the expiration date of the Interest Period or maturity date (as applicable) applicable to any such Eurocurrency Loan, USD Term SOFR Loan or RFR Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Applicable Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent, the Collateral Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such received proceeds and payments to any portion of the Secured Obligations.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in
Exhibit to Fourth Amendment.docx

LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than, except as provided in Section 2.26, to Holdings or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) and (iii) nothing in this Section 2.18(c) shall be construed to limit the applicability of Section 2.18(b) in the circumstances where Section 2.18(b) is applicable in accordance with its terms. The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or Issuing Banks hereunder that the Applicable Borrower will not make such payment, the Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or Issuing Bank, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the relevant Lenders or Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).
(e)    Subject to Section 2.26, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or any Issuing Bank to satisfy such Lender’s obligations to it under this Section 2.18 until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any this Section 2.18; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
Section 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, if any Applicable Borrower is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or if any Lender delivers a notice pursuant to Section 2.25, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder
Exhibit to Fourth Amendment.docx

to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future or avoid such illegality under Section 2.25 and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.15, (ii) the Applicable Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or if any Lender delivers a notice pursuant to Section 2.25, or (iii) any Lender becomes a Defaulting Lender, then the Applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Applicable Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Sections 2.12 and 2.16 but subject to Section 2.26(a)), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Applicable Borrower (in the case of all other amounts including the fees set forth in Section 2.12, which shall be payable and calculated as if the Applicable Borrower were making a prepayment to such assigning Lender), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
Section 2.20    Incremental Credit Extensions.
(a)    Any Borrower may, by written notice to the Administrative Agent from time to time after the Closing Date, request (i) commitments to provide Term Loans of the same Tranche as any outstanding Term Loans (a “Term Loan Increase”), (ii) commitments to provide term Loans of a new Tranche denominated in an Agreed Currency (“Other Term Loan Commitments” and collectively with any Term Loan Increase, “Incremental Term Loan Commitments”), (iii) increases in the amount of Initial Revolving Commitments or then outstanding Other Revolving Loan Commitments (a “Revolving Commitment Increase”) or (iv) commitments to provide revolving Loans of a new Tranche available in one or more Agreed Currencies (“Other Revolving Loan Commitments” and collectively with any Revolving Commitment Increase, “Incremental Revolving Commitments”), in each case from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender or any other bank or other financial institution (any such other bank or other financial institution, an “Additional Lender”), but shall be required to be Persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their own discretion. For the avoidance of doubt, with respect to any Incremental Loans incurred by a Borrower that is organized in Ireland, each Incremental Lender shall comply with the requirements of Section 2.17, including the provision of an
Exhibit to Fourth Amendment.docx

Irish Qualifying Lender Confirmation substantially in the form of Exhibit H (pursuant to which such Incremental Lender shall acknowledge that if it is not an Irish Qualifying Lender it will not be grossed up for any Irish withholding Tax applicable under relevant law as of the date such Incremental Lender becomes a party with respect to the Incremental Loans). Each notice provided pursuant to this Section 2.20 shall set forth (i) the type and amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective, (iii) in the case of Other Term Loan Commitments or Other Revolving Loan Commitments, the Agreed Currency or Agreed Currencies and (iv)  whether such Incremental Commitments constitute a Term Loan Increase, Other Term Loan Commitments, a Revolving Commitment Increase or Other Revolving Loan Commitments.
(b)    (A) The Applicable Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Incremental Lender. Each Incremental Amendment providing for Incremental Term Loans shall specify the terms of the applicable Incremental Term Loans; provided that (i) the final maturity date of any Other Term Loans (excluding (x) Term A Facilities and (y) customary “bridge loan” facilities with a tenor of no longer than one year (provided that such facilities automatically convert or exchange into long-term debt otherwise meeting the requirements of this clause (i)) shall be no earlier than the Latest Maturity Date of any Class of Term Loans, (ii) such Class of Other Term Loans shall be denominated in an Agreed Currency, (iii) the Weighted Average Life to Maturity of any Other Term Loans (excluding (x) Term A Facilities and (y) customary “bridge loan” facilities with a tenor of no longer than one year (provided that such facilities automatically convert or exchange into long-term debt otherwise meeting the requirements of this clause (iii)) shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans with the Latest Maturity Date, (iv) with respect to any Other Term Loans made on or after the Closing Date, the Effective Yield of any Other Term Loans may be less than or exceed the Effective Yield then applicable to the Initial Term Loans; provided that in the case of Other Term Loans that are secured by Liens on Collateral that rank pari passu to the Liens securing the Initial Term Loans made prior to the date that is 24 months after the Closing Date (other than Term A Facilities) the Effective Yield of which exceeds the Effective Yield then applicable to the Initial Term Loans, the Applicable Margin for the Initial Term Loans is increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such Other Term Loans minus 0.50%, (v) the covenants and events of default of any Other Term Loans shall be reasonably acceptable to the Administrative Agent or shall not, when taken as a whole, be materially more favorable to the lenders or holders thereof than the relevant terms applicable to the Initial Term Loans then outstanding unless such terms are added for the benefit of the Lenders of the Term Loans then outstanding; provided that the Other Term Loans shall have mandatory prepayment requirements in amounts that are less than or equal to those required under Section 2.11(c); provided, further, that Term A Facilities may be subject to ~~(x) the Financial Covenant set forth in Section 6.12(a) or (y)~~ one or more financial maintenance covenants (and related events of default) (provided that such covenants shall be included for the benefit of the Revolving Commitments) and (vi) the terms of Incremental Term Loans under a Term Loan Increase shall be the same as the terms of the Term Loans of the Tranche that the Term Loan Increase is increasing (other than upfront fees and/or original issue discount). The Incremental Term Loans shall rank pari passu or junior in right of payment with the Initial Term Loans, shall be unsecured or secured on a pari passu or junior basis to the Initial Term Loans and shall not be (x) secured by any property or assets of Holdings or any Subsidiary other than the Collateral or (y) guaranteed by Holdings or any of its Subsidiaries other than any Guarantor; provided that, if such Incremental Term Loans are unsecured or secured on a junior basis to the Initial
Exhibit to Fourth Amendment.docx

Term Loans, such Incremental Term Loans will be established as a separate Tranche from the Term Loans. In the case of any junior lien Incremental Term Loans, such Indebtedness shall be subject to the terms of a First-Second Lien Intercreditor Agreement.
(B) Each Incremental Amendment providing for Incremental Revolving Commitments shall specify the terms of the applicable Incremental Revolving Commitments; provided that (i) the final maturity date of any Other Revolving Loans shall be no earlier than the Latest Maturity Date of any Class of Revolving Loans, (ii) such Class of Other Revolving Loans shall be denominated in one or more Agreed Currencies, (iii) such Other Revolving Loans may have mandatory commitment reduction terms that are not identical to the Initial Revolving Loans, (iv) the covenants and events of default of any Other Revolving Loans shall be reasonably acceptable to the Administrative Agent or shall not, when taken as a whole, be materially more favorable to the lenders or holders thereof than the relevant terms applicable to the Initial Revolving Loans unless such terms are added for the benefit of the Lenders of the Initial Revolving Loans then outstanding; provided that the Other Revolving Loans may benefit from one or more financial maintenance covenants (and related events of default) (provided that such covenants shall be included for the benefit of the Initial Revolving Loans) and (iv) the terms of Incremental Revolving Loans under a Revolving Commitment Increase shall be the same as the terms of the Revolving Loans of the Tranche that the Revolving Commitment Increase is increasing (other than upfront fees and/or original issue discount). The Incremental Revolving Loans shall rank pari passu in right of payment with the Initial Revolving Loans, shall be secured on a pari passu with the Initial Revolving Loans and shall not be (x) secured by any property or assets of Holdings or any Subsidiary other than the Collateral or (y) guaranteed by Holdings or any of its Subsidiaries other than any Guarantor. The Incremental Revolving Loans shall be subject to the provisions of Section 2.05(d) and 2.06(k) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a Maturity Date when there exists Incremental Revolving Commitments with a longer Maturity Date. Upon the effectiveness of any Incremental Amendment with respect to Incremental Revolving Commitments, all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders in accordance with their Revolving Credit Exposure existing on such date.
(c)    Subject to Section 2.19, each Lender may, at its option, make any Loan available to the Applicable Borrower or an Additional Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan (in which case such branch or Affiliate shall be treated as the “Lender” with respect to such Loan for all purposes of this Agreement); provided that (x) any exercise of such option shall not affect the obligation of the Applicable Borrower or such Additional Borrower to repay such Loan in accordance with the terms of this Agreement, (y) if the respective branch or Affiliate is a Foreign Lender, the same shall comply with the requirements of Section 2.17, and (z) with respect to any Revolving Loans advanced to an Additional Borrower that is tax resident in Ireland, the Affiliate, whether or not a Foreign Lender, shall comply with the requirements of Section 2.17.
(d)    Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.20 unless (i) at the time that any such Incremental Commitment is made (and after giving effect thereto), (A) no Event of Default shall exist; provided that, in the event that any tranche of Incremental Term Loans is used to finance a Limited Condition Transaction and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (A) shall be tested solely as of the LCT Test Date, and (B) the representations and warranties of the Applicable Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct); provided that, in the event that the tranche of Incremental Term Loans is used to finance a Limited Condition Transaction, the foregoing clause (B)
Exhibit to Fourth Amendment.docx

shall be limited to the Specified Representations at the discretion of the applicable Incremental Lenders, (ii) the aggregate principal amount of all Incremental Term Loan Commitments and Incremental Revolving Commitments established under this Agreement, together with any Alternative Incremental Facility Indebtedness incurred and any Permitted Refinancing Indebtedness in respect thereof, shall not exceed, as of any date of determination, the sum of (A) the greater of $1,160,000,000 and 100% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination (the “Fixed Incremental Amount”), plus (B) an amount equal to the sum of all voluntary prepayments of Term Loans, Revolving Loans and Alternative Incremental Facility Indebtedness that is secured by a Lien on the Collateral that is pari passu with any Lien on the Collateral securing the Obligations; provided that, with respect to Revolving Loans and Alternative Incremental Facility Indebtedness in the form of revolving loans, such prepayment is accompanied by a permanent reduction in the revolving commitments therefore (the “Prepayment Incremental Amount”), plus (C) an unlimited amount so long as (1) in the case of any Indebtedness secured by a Lien on the Collateral that is pari passu with any Lien on the Collateral securing the Obligations, the First Lien Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed 5.00:1.00, (2) in the case of any Indebtedness secured by the Collateral on a junior lien basis relative to the Liens on such Collateral securing the Obligations, the Secured Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed 5.25:1.00, and (3) in the case of unsecured Indebtedness, either (a) the Total Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed 5.25:1.00 or (b) the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not be less than 2.00:1.00 (the amount pursuant to this clause (C), the “Incurrence-Based Incremental Amount”); provided that, (i) for the avoidance of doubt, if, as part of the same transaction or series of related transactions, the Applicable Borrower incurs Indebtedness pursuant to the Incurrence-Based Incremental Amount and substantially concurrently also incurs Indebtedness (x) pursuant to the Fixed Incremental Amount and/or the Prepayment Incremental Amount or (y) otherwise constituting a Fixed Amount, then the First Lien Net Leverage Ratio, Secured Net Leverage Ratio and/or Total Net Leverage Ratio, as applicable, will be calculated with respect to such incurrence pursuant to the Incurrence-Based Incremental Amount without regard to any such substantially concurrent incurrence of Indebtedness under the Fixed Incremental Amount, Prepayment Incremental Amount or any other Fixed Amount, (ii) the Applicable Borrower may elect to use the Incurrence-Based Incremental Amount regardless of whether there is capacity under the Fixed Incremental Amount and/or the Prepayment Incremental Amount, and if any Incremental Loans may be incurred under the Incurrence-Based Incremental Amount, the Fixed Incremental Amount or the Prepayment Incremental Amount and the Applicable Borrower does not make an election, the Applicable Borrower shall be deemed to have incurred such Incremental Loans under the Incurrence-Based Incremental Amount and (iii) if at any time after any Borrower has incurred Incremental Loans under the Fixed Incremental Amount and/or the Prepayment Incremental Amount, any portion of such Incremental Loans could then be incurred under the Incurrence-Based Incremental Amount, such amounts shall automatically be reclassified to the Incurrence-Based Incremental Amount (the sum of the Fixed Incremental Amount, the Prepayment Incremental Amount and the Incurrence-Based Incremental Amount, after giving effect to any reclassification, the “Maximum Incremental Amount”). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments (including any mechanical or other amendments necessary to reflect the establishment of the Incremental Revolving Commitments) evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Applicable Borrower’s
Exhibit to Fourth Amendment.docx

consent (not to be unreasonably withheld, delayed or conditioned) and furnished to the other parties hereto.
(e)    The Incremental Amendment may, without the consent of any Agents (unless it directly adversely amends or modifies the rights or duties of any Agent) or Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Applicable Borrower, to effect the provisions of this Section 2.20 (including without limitation, (i) the addition of customary letter of credit, swingline and Defaulting Lender provisions with respect to any Incremental Revolving Lenders, (ii) the addition of a class vote of the Incremental Revolving Lenders for acceleration, waiver and amendment with respect to any particular Class of Incremental Revolving Loans), (iii) in the case of a Term Loan Increase, modifications to the amortization payment amount and/or the Applicable Margin of the applicable Tranche of Term Loans to provide that the then outstanding Term Loans and the Incremental Term Loans are fungible, (iv) to reset the terms of a Repricing Event to give effect to Incremental Term Loan Commitments and (iv) to implement any additional covenants applicable to the Incremental Loans and Incremental Commitments that, pursuant to this Section 2.20, may be applied to the then existing Loans and Commitments. The Applicable Borrower will use the proceeds of the Incremental Loans for general corporate purposes (including loans and other Investments in Holdings and its Subsidiaries as permitted herein, Permitted Acquisitions and Investments). Incremental Loans may be made by any existing Lender (but no existing Lender will have any obligation to make or provide any portion of any Incremental Loan) or by any other bank or other financial institution. No Lender shall be obligated to provide any Incremental Loans unless it so agrees.
(f)    This Section 2.20 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.
Section 2.21    Judgment Currency.
If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from an Applicable Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Applicable Borrower and any Additional Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.
Exhibit to Fourth Amendment.docx

Section 2.22    Extensions of Loans and Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Applicable Borrower to (i) all Term Lenders of Term Loans of any Tranche with a like Maturity Date, and/or (ii) all Incremental Revolving Lenders with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or the aggregate amount of the Commitments with the same Maturity Date, as the case may be, and using Dollar Amounts in the case of any amounts denominated in an Agreed Currency other than Dollars) and on the same terms to each such Lender, the Applicable Borrower may from time to time offer to extend the Maturity Date for any such Loans and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) (each, an “Extension”), and each group of Loans or Commitments, as applicable, in each case of a given Tranche as so extended, as well as the original Loans and Commitments of the original respective Tranche (in each case not so extended), shall (for the avoidance of doubt) be part of a single Tranche; and any Extended Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted, so long as the following terms are satisfied:
(i)    [reserved];
(ii)    except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the succeeding clauses (iii), (iv), (v), and (vi), be determined by the Applicable Borrower and set forth in the relevant Extension Offer), the Loans of any Term Lender extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Tranche of Loans subject to such Extension Offer;
(iii)    except as to interest rates, fees and final maturity (which shall, subject to the requirements of this Section 2.22, be determined by the Applicable Borrower and set forth in the relevant Extension Offer), the Revolving Commitment, the Incremental Revolving Commitment or Other Refinancing Revolving Commitment of any Revolving Lender (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstanding, shall be a Revolving Commitment, Incremental Revolving Commitment or Other Refinancing Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments of the same Class, the Incremental Revolving Commitments or Other Refinancing Revolving Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.05(d) and 2.06(k) to the extent dealing with Letters of Credit and Swingline Loans which mature or expire after a Maturity Date when there exist Extended Revolving Commitments with a longer Maturity Date, all Letters of Credit and Swingline Loans shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and Incremental Revolving Commitments in accordance with their pro rata share of the aggregate Revolving Commitments and Incremental Revolving Commitments (and except as provided in Sections 2.05(d) and 2.06(k), without giving effect to changes thereto on an earlier Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued; provided that the commitment of the Issuing Banks to issue Letters of Credit can only be extended with the appropriate Issuing Banks’s consent) and all borrowings under Revolving Commitments of such Class and any related Incremental Revolving Commitments or Extended Revolving Commitments and repayments thereunder shall be made on
Exhibit to Fourth Amendment.docx

a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the Maturity Date for the non-extending Revolving Commitments of the same Class, or any related Incremental Revolving Commitments or Extended Revolving Commitments) and (y) at no time shall there be Revolving Commitments, Extended Revolving Commitments, Incremental Revolving Commitments and/or Other Refinancing Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different Maturity Dates;
(iv)    the final maturity date for any Extended Term Loans shall be no earlier than the then Maturity Date for the Tranche of Loans so extended;
(v)    the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Tranche of Term Loans extended thereby;
(vi)    any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) with the existing Tranches of Term Loans mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;
(vii)    if the aggregate principal amount of applicable Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of applicable Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Applicable Borrower pursuant to such Extension Offer, then the applicable Term Loans or Revolving Loans, as the case may be, of the applicable Term Lenders or Revolving Lenders, as the case may be, shall be extended rateably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer;
(viii)    all documentation in respect of such Extension shall be consistent with the foregoing,
(ix)    the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) the Applicable Borrower shall deliver to the Administrative Agent one or more legal opinions reasonably satisfactory to the Administrative Agent and a certificate of an authorized officer of each Loan Party dated the applicable date of the Extension and executed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension and (y) the conditions set forth in Section 4.02 shall be satisfied (with all references therein to any Credit Event being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by a Financial Officer of Holdings;
(x)    any applicable Minimum Extension Condition shall be satisfied unless waived by the Applicable Borrower; and
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(xi)    the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.
(b)    With respect to all Extensions consummated by an Applicable Borrower pursuant to this Section 2.22, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Applicable Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrowers’ sole discretion and may be waived by Applicable Borrower) of Loans or Commitments of any or all applicable Tranches and Classes be tendered and (B) no Tranche of Extended Loans or Extended Commitments shall be in an amount (taking the Dollar Amount of any amounts denominated in Agreed Currencies other than Dollars) of less than $2,500,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. Subject to compliance with the terms of this Section 2.22, the Administrative Agent, the Issuing Banks and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.22.
(c)    No consent of any Lender, Issuing Bank or the Administrative Agent, the Collateral Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans of any Class, Revolving Commitments or any Class and/or Other Refinancing Loans (or a portion thereof); provided that the consent of the Issuing Banks and the Swingline Lender shall be required to effect an Extension of Revolving Commitments. All Extended Loans and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by all or a portion of the Collateral on a pari passu or junior lien basis with all other applicable Obligations under this Agreement and the other Loan Documents; provided that, if such Extended Loans rank junior in right of security with any other Obligations, such Extended Loans will be subject to the terms of a First-Second Lien Intercreditor Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Tranches or sub-tranches in respect of Term Loans or Revolving Commitments so extended and such other amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Applicable Borrower in connection with the establishment of such new Tranches or subtranches, in each case on terms consistent with this Section 2.22 (each an “Extension Amendment”).
(d)    In connection with any Extension, the Applicable Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.22.
(e)    Notwithstanding anything to the contrary contained herein, no Lender shall be required to accept an Extension Offer.
Exhibit to Fourth Amendment.docx

Section 2.23    Loan Repurchases.
(a)    Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the Purchasing Borrower Party) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (or such other financial institution chosen by the Purchasing Borrower Party) (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:
(i)    each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.23 and the Auction Procedures;
(ii)    no Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer);
(iii)    the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the Purchasing Borrower Party offers to purchase in any such Purchase Offer shall be no less than U.S. $10,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);
(iv)    [reserved];
(v)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Purchasing Borrower Party shall automatically be cancelled and retired by the Purchasing Borrower Party on the settlement date of the relevant purchase (and may not be resold), and in no event shall the Purchasing Borrower Party be entitled to any vote hereunder in connection with such Term Loans;
(vi)    no more than one Purchase Offer with respect to any Class may be ongoing at any one time;
(vii)    any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis; and
(viii)    no purchase of any Term Loans shall be made from the proceeds of any Revolving Loan or Swingline Loan.
(b)    The Purchasing Borrower Party must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the Purchasing Borrower Party commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Term Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of
Exhibit to Fourth Amendment.docx

any Class or Classes made by the Purchasing Borrower Party pursuant to this Section 2.23, (x) the Purchasing Borrower Party shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase, (y) such purchases (and the payments made by the Purchasing Borrower Party and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 hereof and (z) such purchases of Initial Term Loans shall be made on a pro rata basis between the two Tranches of Initial Term Loans.
(c)    The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.23; provided that, notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.11, 2.12, 2.16, 2.18 and 9.04 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 2.23. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.03 to the same extent as if each reference therein to the “Agents” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.
(d)    This Section 2.23 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.
Section 2.24    Refinancing Amendment.
At any time after the Closing Date, the Applicable Borrower may obtain, from any Lender or any Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments of the Applicable Borrower then outstanding under this Agreement, in the form of Other Refinancing Loans or Other Refinancing Commitments in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu or, other than in the case of Other Refinancing Revolving Commitments and Other Refinancing Revolving Loans, junior in right of payment and of security with the other Loans and Commitments hereunder; provided that, if such Credit Agreement Refinancing Indebtedness ranks junior in right of security with any other Loans or Commitments hereunder, such Credit Agreement Refinancing Indebtedness will be subject to the terms of a First-Second Lien Intercreditor Agreement, (ii) will have such maturity dates, pricing, interest rate margins, rate floors, discounts, premiums and optional prepayment or redemption terms as may be agreed by the Applicable Borrower and the Lenders thereof; and (iii) will otherwise comply with the proviso to the definition of “Credit Agreement Refinancing Indebtedness”; provided further that any Person that provides any Credit Agreement Refinancing Indebtedness in the form of Other Refinancing Revolving Loans or Other Refinancing Revolving Commitments to an Additional Borrower that is organized in Ireland shall comply with the requirements of Section 2.17, including the provision of an Irish Qualifying Lender Confirmation substantially in the form of Exhibit H (pursuant to which such Person shall acknowledge that if it is not an Irish Qualifying Lender it will not be grossed up for any Irish withholding Tax applicable under relevant law as of the date such Person provides such Credit Agreement Refinancing Indebtedness). Any Other Refinancing Loans or Other Refinancing Commitments, as applicable, may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the
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satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, if reasonably requested by the Administrative Agent at its option, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements generally consistent with those delivered on the Closing Date pursuant to Sections 4.01(b), (e) and (g) (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Tranche of Credit Agreement Refinancing Indebtedness pursuant to this Section 2.24 shall be in an aggregate principal amount that is not less than $5,000,000 (unless such Credit Agreement Refinancing Indebtedness is incurred to refinance all outstanding Loans with respect to a Tranche). The Administrative Agent shall promptly notify each Lender and the Collateral Agent as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended and restated or amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Refinancing Term Loans and/or Other Refinancing Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders or any Agents (unless it directly adversely amends or modifies the rights or duties of any Agent), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Applicable Borrower, to effect the provisions of this Section 2.24 (including without limitation, the addition of customary Defaulting Lender provisions with respect to any Lenders providing Other Refinancing Revolving Loans and Other Refinancing Revolving Commitments). This Section 2.24 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.
Section 2.25    Illegality.
If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, USD Term SOFR, USD Adjusted Term SOFR, USD Term SOFR Reference Rate or Daily Simple RFR with respect to any Agreed Currency, or to determine or charge interest rates based upon the Eurocurrency Rate, USD Term SOFR, USD Adjusted Term SOFR, USD Term SOFR Reference Rate or Daily Simple RFR with respect to any Agreed Currency, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Agreed Currency in the London interbank market, then, on notice thereof by such Lender to the Applicable Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans, USD Term SOFR Loans or RFR Loans in such Agreed Currency or to convert ABR Loans to Eurocurrency Loans, USD Term SOFR Loans or RFR Loans in such Agreed Currency shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the USD Adjusted Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the USD Adjusted Term SOFR component of the Alternate Base Rate. Upon receipt of such notice, (x) the Applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Loans, USD Term SOFR Loans or RFR Loans in such Agreed Currency of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the USD Adjusted Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans, USD Term SOFR Loans or RFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such
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Eurocurrency Loans, USD Term SOFR Loans or RFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, USD Term SOFR, USD Adjusted Term SOFR or USD Term SOFR Reference Rate , the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the USD Adjusted Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate, USD Term SOFR, USD Adjusted Term SOFR or USD Term SOFR Reference Rate. Upon any such prepayment or conversion, the Applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 2.26    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”.
(b)    Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:
(i)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(ii)    the unused Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Revolving Lenders or Majority in Interest of Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby under Section 9.02;
(iii)    if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:
(A)    so long as no Default has occurred and is continuing: all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)) but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (B) each non-Defaulting Lender’s Revolving Credit Exposure in respect of any Class does not exceed such non-Defaulting Lender’s Revolving Commitment in respect of such Class; and all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)) but only to the extent (C) the
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sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;
(B)    if the reallocations described in clause (A) above cannot, or can only partially, be effected, the Applicable Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Issuing Bank only the Applicable Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
(C)    if the Applicable Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (B) above, the Applicable Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period (and to the extent) such Defaulting Lender’s LC Exposure is Cash Collateralized;
(D)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)); and
(E)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the applicable Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized; and
(iv)    so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.26(b)(iii), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.26(b)(iii)(A) (and such Defaulting Lender shall not participate therein).
(c)    Defaulting Lender Cure. If a Lender ceases to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, take such actions as the Administrative Agent may determine to be necessary to cause the applicable Loans to be held pro rata by the applicable Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender, the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect
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the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of any Class (other than Swingline Loans) of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

Representations and Warranties
In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement on the Closing Date and to make each Loan or other extension of credit to be made hereunder on the Closing Date and on the date of each other Credit Event, each of the Loan Parties represents and warrants to the Administrative Agent, the Collateral Agent and Lenders that, (i) on the Closing Date (after giving effect to the Transactions), solely with respect to the Specified Representations, and (ii) on the date of each other Borrowing (other than as provided in Section 2.20), that each of the following statements are true and correct in all material respects:
Section 3.01    Organization; Powers; Subsidiaries. Each of Holdings and its Material Subsidiaries is duly organized or incorporated, as the case may be, and validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and (to the extent the concept is applicable in such jurisdiction) is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 hereto identifies each Subsidiary (other than Subsidiaries in respect of which Holdings and its Subsidiaries own less than 50% of the Equity Interests thereof) as of the Closing Date, noting whether such Subsidiary is a Material Subsidiary, whether such Subsidiary is an Unrestricted Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by Holdings and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Material Subsidiary are validly issued and outstanding and fully paid and non-assessable (as such term is determined under applicable law) and all such shares and other equity interests owned by Holdings or another Material Subsidiary are owned, beneficially and of record, by Holdings or such Material Subsidiary free and clear of all Liens, other than Liens created under the Loan Documents and Liens permitted by Section 6.02. As of the Closing Date (and except pursuant to the Acquisition Agreement), there are no outstanding commitments or other obligations of any Material Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Material Subsidiary.
Section 3.02    Authorization; Enforceability. The Transactions are, subject to the Legal Reservations, within each Loan Party’s corporate or other organizational powers and have been (or, except with respect to the Loan Documents executed by one or more Loan Parties on the Closing Date, will on or prior to the Closing Date be) duly authorized by all necessary corporate or other organizational actions and, if required, actions by shareholders, members or equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and, subject
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to the Legal Reservations, constitute a legal, valid and binding obligation of such Loan Party and, subject to the Legal Reservations and the Perfection Requirements, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) the effect of foreign laws, rules and regulations as they relate to pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries (other than with respect to those pledges and security interests made under the laws of the jurisdiction of formation of the applicable Foreign Subsidiary).
Section 3.03    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (x) filings, notifications or registrations necessary to perfect Liens created pursuant to the Loan Documents and (y) consents, approvals, registrations, filings or other actions that will be obtained or made in connection with the Acquisition on or prior to the Closing Date, (b) will not violate any applicable law or regulation (except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) or the charter, by-laws or other Organizational Documents of Holdings or any of its Material Subsidiaries or any order of any Governmental Authority, (c) will not violate in any material respect or result in a default under any indenture, any material agreement or other material instrument (except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) binding upon Holdings or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings or any of its Material Subsidiaries (other than the Indebtedness set forth on Schedule 3.03), and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any of its Material Subsidiaries, other than Liens created under the Loan Documents.
Section 3.04    Financial Condition; No Material Adverse Change.
(a)    Holdings has heretofore furnished to the Lenders (i) the audited condensed consolidated balance sheet and statements of operations, changes in stockholders’ equity (deficit) and cash flows as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020 for Target and its subsidiaries, and (ii) the audited consolidated balance sheet and statements of comprehensive loss, stockholders’ equity (loss) and cash flows as of and for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020 for the Group. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Target and its subsidiaries and the financial position and results of operations and cash flows of the Group, as the case may be, as of such dates and for such periods in accordance with GAAP.
(b)    Since December 31, 2020, there has been no material adverse change in the business, operations or condition, financial or otherwise, of the Group, taken as a whole.
Section 3.05    Properties.
(a)    Each of Holdings and its Material Subsidiaries has good title to, or (to the knowledge of Holdings) valid leasehold interests in, all its real and personal property (excluding intellectual property, which is considered in Section 3.05(b)) material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b)    Each of Holdings and its Subsidiaries owns without restriction, free and clear of all Liens other than Permitted Liens, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property used in or necessary to the business of Holdings and its Subsidiaries, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Exhibit to Fourth Amendment.docx

Effect. All such intellectual property is, to the knowledge of Holdings, valid and enforceable and all registrations and applications for such intellectual property are, to the knowledge of Holdings (to the extent such intellectual property is licensed from third parties), subsisting and have not expired or been abandoned except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.05 attached hereto, Holdings’ Annual Report on Form 20-F for the year ended December 31, 2020 and the Target’s Annual Report on Form 10-K for the year ended December 31, 2020, no claim has been asserted or is pending by any Person challenging or questioning the use, scope, validity, effectiveness or ownership of any such intellectual property or alleging infringement, misappropriation, dilution or other violation by Holdings or any of its Subsidiaries of any intellectual property owned by any other Person, nor does Holdings know of any valid basis for any such claim, except for such claims that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the knowledge of Holdings, neither Holdings, its Subsidiaries, nor the operations of their businesses infringes upon, misappropriates, dilutes or otherwise violates any intellectual property of any Person.
Section 3.06    Litigation, Environmental and Labor Matters.
(a)    Except as set forth on Schedule 3.06 hereto, Holdings’ Annual Report on Form 20-F for the year ended December 31, 2020 and the Target’s Annual Report on Form 10-K for the year ended December 31, 2020, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, threatened against or affecting Holdings or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Except with respect to matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither Holdings nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has received written notice of any pending or threatened claim with respect to any Environmental Liability or (iii) has knowledge of any existing facts or circumstances that would reasonably be expected to result in Holdings or any of its Subsidiaries becoming subject to any Environmental Liability.
(c)    As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings or any of its Subsidiaries pending or, to the knowledge of Holdings, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
Section 3.07    Compliance with Laws and Agreements. Except as set forth in Schedule 3.07 hereto, each of Holdings and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, operations or assets and all indentures, agreements and other instruments binding upon it or its property, except where such non-compliance would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
Section 3.08    Investment Company Status. None of the Loan Parties is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.
Section 3.09    Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each of Holdings and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have
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been paid by it, except Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with, and to the extent required by, applicable accounting principles.
Section 3.10    ERISA.
(a)    Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, and (ii) all contributions required to be made under the terms of any Plan as of the date of this Agreement have been timely made, or if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Companies’ financial statements.
(b)    (i) No ERISA Event has occurred or is reasonably expected to occur and (ii) none of the Loan Parties or any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 3.10(b), as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)    To the knowledge of Holdings and the Borrowers, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan, other than a transaction that is exempt under a statutory or administrative exemption, except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)    Except where noncompliance or the incurrence of an obligation, in each case, would not reasonably be expected to result in a Material Adverse Effect, (i) each Non-U.S. Plan and each Irish Pension Scheme has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and (ii) neither Holdings nor any Subsidiary has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan or Irish Pension Scheme.
Section 3.11    Disclosure. None of the factual information and data contemporaneously furnished in writing by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, budgets, estimates, information based on third-party reports and information of a general economic or industry nature) to the Administrative Agent, Collateral Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement as of the Closing Date when taken as a whole contains, as of the date of such statement, certificate or other information was furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information furnished in writing by or on behalf of any Loan Party to the Administrative Agent on or prior to the Closing Date, the Collateral Agent or any Lender, Holdings represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished, it being understood that such projected financial information and pro forma financial information are subject to significant uncertainties and contingencies, many of which are beyond Holdings’ control, are not to be viewed as facts, that actual results during the period or periods covered by any such information may differ from the projected results and such differences may be material, and that no assurance can be given that any projection will be realized.
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Section 3.12    Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulation T, U or X.
Section 3.13    Security Interest in Collateral. To the extent the U.S. Security Agreement has been executed and delivered by the parties thereto and is then in effect, the U.S. Security Agreement will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the Liens under the U.S. Security Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, (ii) when a copyright security agreement is executed and delivered to the Collateral Agent and recorded with the U.S. Copyright Office, (iii) when a trademark security agreement or a patent security agreement is executed and delivered to the Collateral Agent and recorded with the U.S. Patent and Trademark Office, and (iv) (x) when financing statements in appropriate form are filed in the applicable filing offices and (y) to the extent applicable, when the registration of particulars of the U.S. Security Agreement at the Companies Registration Office of Ireland under section 409 of the Companies Act and payment of associated fees have been made and paid, the security interest created under the U.S. Security Agreement will constitute a fully perfected or recorded security interest in all right, title and interest of the Loan Parties in the remaining Collateral covered by the U.S. Security Agreement to the extent perfection can be obtained by filing UCC financing statements or filings with the U.S. Copyright Office or the U.S. Patent and Trademark Office, prior and superior to the rights of any other Person, except for (x) Permitted Liens and (y) certain items of Collateral located in or otherwise subject to foreign law where the grant of a Lien or priority and perfection thereof in accordance with the UCC may not be recognized or enforceable. For the avoidance of doubt, no Loan Party shall be required to take any action other than pursuant to the UCC or recordation with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable, to perfect or record any security interest in Collateral constituting intellectual property (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia). As to any Collateral, the representations and the warranties with respect thereto contained in the relevant Collateral Documents shall be true and correct in all material respects.
Section 3.14    Solvency. On the Closing Date immediately after the consummation of the Transactions, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.
Section 3.15    Compliance with Anti-Corruption Laws and Sanctions(a)    . Neither Holdings nor any of its Restricted Subsidiaries or, to the knowledge of Holdings and the Borrowers, any of their respective Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”): (i) is the target of Sanctions; (ii) is owned or controlled by, or acts on behalf of, any Person that is the target of Sanctions; (iii) is a Sanctioned Person; (iv) is operating from, organized or resident in a Sanctioned Country; or (v) to their knowledge, has violated Anti-Corruption Laws or Sanctions in the past five years. Holdings, its Restricted Subsidiaries and their respective Controlled Affiliates will maintain in effect and enforce policies and procedures reasonably designed to promote and ensure compliance by Holding, its Restricted Subsidiaries, their respective Controlled Affiliates, and each of their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions. Holdings will not, directly or knowingly, indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with a Sanctioned Person or in a Sanctioned Country or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, arranger, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise). No part of the proceeds of the Loans
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or Letters of Credit will be used, directly or, knowingly, indirectly, for any payments to any person, including any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws, including the United States Foreign Corrupt Practices Act of 1977, as amended.
Section 3.16    No Irish Financial Assistance. None of the proceeds of the Term Loans made on the Closing Date and the financing which is the subject matter of the Loan Documents has been used, is being used or will be used at any time in any way which would constitute unlawful “financial assistance” within the meaning of, and as prohibited by, Section 82 of the Companies Act (as from time to time amended, replaced or re-enacted, “Section 82”) or which would result in the Loan Documents or the transactions thereby recorded (including without limitation any guarantees and indemnities thereby created) contravening Section 82.
Section 3.17    Luxembourg Matters. Each Luxembourg Loan Party is in compliance with all requirements of the Luxembourg legislation and regulations on the domiciliation of companies, and in particular with the Luxembourg Act dated May 31, 1999 on the domiciliation of companies, as amended from time to time, except where failure to comply with any such requirement could not reasonably be expected to result in a Material Adverse Effect. No Luxembourg Loan Party is subject to bankruptcy (faillite), general settlement with creditors, reprieve from payment (sursis de paiement), administrative dissolution without liquidation (dissolution administrative sans liquidation), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d'un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and such other proceedings listed at Articles 13, items 4 to 12, 16 and 17 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time) (and which include foreign court decisions as to faillite, concordat or analogous procedures according to Council Regulation (EC) N° 2015/848 of May 20, 2015 on insolvency proceedings as amended (the “Insolvency Regulation”)). No Luxembourg Loan Party is in a state of cessation of payments (cessation de paiements) and no Luxembourg Loan Party has lost its creditworthiness. No application has been made by any Luxembourg Loan Party or, as far as it is aware, by any other person for the appointment of a juge commissaire, liquidateur, curateur, mandataire judiciaire, conciliateur or similar officer pursuant to any insolvency or similar proceedings. No application has been made by any Luxembourg Loan Party for a voluntary or judicial winding up or liquidation. The head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Insolvency Regulation) the center of main interests (centre des intérets principaux) of each Luxembourg Loan Party in Luxembourg is located at the place of its registered office (siège statutaire) in Luxembourg and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. In addition, each Luxembourg Loan Party is in compliance with any reporting requirements applicable to it pursuant to the Central Bank of Luxembourg regulation 2011/8 (as amended by regulation 2014/17) or the Regulation (EU) No 648/2012 of the European Parliament and of the Council of 4 July 2012 on OTC derivatives, central counterparties (CCPs) and trade repositories (TRs), as amended, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.18    PATRIOT Act, etc.     To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) The Trading with the Enemy Act, 50 U.S.C. §§ 1701 et seq., as amended, and each of the foreign assets control regulations of the United States Treasury Department
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(31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act.
ARTICLE IV

Conditions
Section 4.01    Conditions Precedent to the Closing Date. The obligations of the Lenders to extend Loans in respect of the Commitments on the date of the first Borrowing hereunder are subject to the satisfaction of the following conditions precedent, subject to the next to last paragraph of this Section 4.01:
(a)    Execution. The Administrative Agent (or its counsel) shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings, each Borrower and each Guarantor, (ii) the U.S. Security Agreement, executed and delivered by a duly authorized officer of the U.S. Borrower and each Guarantor organized in the United States and (iii) each of the Foreign Security Documents, executed and delivered by a duly authorized officer of the Borrowers or Holdings (as appropriate).
(b)    Organizational Documents and Necessary Consents. The Administrative Agent shall have received (i) a copy of the certificate of incorporation, memorandum of association or articles of incorporation and all applicable, if any, certificates of incorporation on a change of name or certificates of re-registration or other formation documents, including all amendments thereto, of each Loan Party as of the Closing Date, certified as of a recent date by the Secretary of State of the state of its organization in the case of a corporation incorporated in the United States, and (a certificate as to or of compliance evidencing the good standing of each such Loan Party as of a recent date, from such Secretary of State in the case of a corporation incorporated in the United States; (ii) a certificate of the secretary or assistant secretary or director of each Loan Party as of the Closing Date dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or similar governing documentation) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, (in the case of each Borrower) the borrowings hereunder, (in the case of each such Loan Party) the granting of the Liens contemplated to be granted by it under the Collateral Documents and (in the case of each Guarantor) the Guaranteeing of the Secured Obligations as contemplated by this Agreement, the Collateral Documents and other Loan Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) if applicable, that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or where a certificate of good standing is not applicable in its jurisdiction of incorporation that attach a true, up to date and correct copy of the certificate or articles of incorporation or other formation documents of each Loan Party duly certified as being true, up to date and correct and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary (or manager or director, if applicable) executing the certificate pursuant to clause (ii) above.
(c)    KYC. To the extent requested at least 10 business days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations,
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including the Patriot Act and, if applicable, the requirements of 31 C.F.R. § 1010.230, at least three business days prior to the Closing Date.
(d)    Additional Requirements for Foreign Subsidiary Guarantors.
(i)    The Administrative Agent shall have received, in respect of each Luxembourg Loan Party, a manager’s certificate in a form satisfactory to the Administrative Agent, dated as of the Closing Date and signed by a manager of each such Luxembourg Loan Party, certifying, inter alia, the following items:
(A)    a true, correct, complete and up-to-date copy of its articles of association;
(B)    a true, correct, complete and up-to-date copy of the resolutions of the board of managers of each Luxembourg Loan Party approving, inter alia, its entry into the Loan Documents to which it is a party;
(C)    a true, correct, complete and up-to-date copy of an excerpt of the Luxembourg Companies Register dated on the Closing Date or at the earliest one (1) Business Day before the Closing Date;
(D)    a true, correct, complete and up-to-date copy of a certified true certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire) dated on the Closing Date or at the earliest one (1) Business Day before the Closing Date, issued by the Luxembourg Companies Register;
(E)    a true, correct, complete and up-to-date copy of the specimen signatures of all authorized signatories;
(F)    each Luxembourg Loan Party complies with, and adheres to, the provisions applicable to it of the Luxembourg Law dated May 31, 1999 concerning the domiciliation of companies, as amended and the relevant regulations;
(G)    the entry by such Luxembourg Loan Party into the Loan Documents to which it is a party would not cause any borrowing, guaranteeing, security or similar limit binding on such Luxembourg Loan Party to be exceeded; and
(H)    each copy document relating to it specified in the manager’s certificate is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Closing Date.
(ii)    The Administrative Agent shall have received, in respect of each Guarantor organized under the laws of Ireland, a director’s certificate in a form satisfactory to the Administrative Agent, dated as of the Closing Date and signed by a director or secretary of such Guarantor, certifying, inter alia, the following items
(A)    that the entry by such Guarantor into the Loan Documents would:
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(1)    not cause any borrowing, guaranteeing, security or similar limit binding on such Guarantor to be exceeded;
(2)    not constitute unlawful financial assistance for the purposes of Section 82; and
(3)    not be prohibited by Section 239 of the Companies Act;
(B)    a true, correct and up-to-date list of the present directors and secretary of such Guarantor;
(C)    that neither the Guarantor nor any of its directors or secretaries, is a company or a person to whom either Chapter 3 (Restriction on directors of insolvent companies) or Chapter 4 (Disqualification generally) or Chapter 5 (Disqualification and restriction undertakings) of Part 14 of the Companies Act 2014 applies; and
(D)    each copy document relating to it specified in the director’s certificate is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.
(e)    Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lead Arrangers and the Lenders, (i) a written opinion of Cahill Gordon & Reindel LLP, New York counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (ii) a capacity and authority opinion of A&L Goodbody LLP, Irish counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (iii) an enforceability opinion of Matheson, Irish counsel for the Lead Arrangers, the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, (iv) a capacity and authority opinion of Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, (v) an enforceability opinion of NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel for the Lead Arrangers, the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, and (vi) a written opinion of McGuire Woods LLP, Virginia counsel for the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Lenders and the Issuing Banks, and, in each case, each of their permitted assigns, and (C) each Borrower and each other Loan Party and the Administrative Agent hereby request such counsel to deliver such opinions.
(f)    Specified Representations. The Specified Representations shall be true and correct in all material respects on the Closing Date.
(g)    Acquisition Agreement Representations. The Acquisition Agreement Representations shall be true and correct in all material respects on the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case representations and warranties shall be true and correct in all material respects as of such earlier date), but only to the extent that Holdings (or its applicable subsidiaries) have the right (taking into account any applicable cure periods) to terminate its obligation to consummate the Acquisition under the Acquisition Agreement or the right not to consummate the Acquisition pursuant to the Acquisition Agreement as a result of a breach of such representations and warranties, in each case, in accordance with the terms thereof.
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(h)    Acquisition. The Acquisition shall have been consummated, or substantially simultaneously with the Borrowing of the Loans hereunder shall be consummated, in accordance with the Acquisition Agreement in all material respects.
(i)    No Company Material Adverse Effect. Except (a) as disclosed in the Company SEC Documents (as defined in the Acquisition Agreement as in effect on February 24, 2021) prior to the date of the Acquisition Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors or risks to the extent they are predictive, cautionary, or forward-looking in nature) or (b) as set forth in the Company Disclosure Letter (as defined in the Acquisition Agreement as in effect on February 24, 2021), since the date of the Company Balance Sheet (as defined in the Acquisition Agreement as in effect on the February 24, 2021) there has not been or occurred any Company Material Adverse Effect (as defined in the Acquisition Agreement as in effect February 24, 2021).
(j)    Solvency Certificate. The Administrative Agent shall have received a certificate of Holdings, signed by a director or senior financial officer of Holdings, in substantially the form attached hereto as Exhibit C, attesting to the solvency of Holdings and its Subsidiaries (including the Borrowers and their respective Subsidiaries), taken as a whole, after giving effect to the proposed Transactions on the Closing Date.
(k)    Fees. To the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise agreed by the Borrowers), all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation payable to each Lead Arranger, each Agent and the Lenders pursuant to any written agreement among any such parties and Holdings, shall have been paid to the extent due.
(l)    Refinancing. The Refinancing shall have been consummated, or substantially simultaneously with the Borrowing of the Loans hereunder shall be consummated.
(m)    Financial Statements. The Administrative Agent shall have received unaudited consolidated financial statements of the Target and its subsidiaries for the fiscal quarter ended March 31, 2021; provided that the filing of the required financial statements on form 10-Q by the Target will satisfy the foregoing requirements.
(n)    Notice of Borrowing. A Borrowing Request shall have been delivered in accordance with the terms of Section 2.03.
(o)    Collateral. The Administrative Agent (or its counsel) shall have received (i) certificates evidencing Equity Interests of wholly-owned Domestic Subsidiaries that are Material Subsidiaries of Holdings (to the extent available to Holdings) and the Target and its Domestic Subsidiaries (in the case of the Target and its Domestic Subsidiaries, to the extent delivered to Holdings by the Target prior to the Closing Date), to the extent certificated and required to be pledged as set out in the Loan Documents, and (ii) copies of UCC financing statements for entities organized in the United States.
Notwithstanding anything in this Agreement to the contrary, it is understood that only Holdings, the Borrowers and the other Loan Parties organized under the laws of the United States shall be required to provide guarantees and Collateral (subject to the terms set forth in this paragraph) on the Closing Date and the other Loan Parties may instead provide guarantees and Collateral within forty-five
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(45) Business Days after the Closing Date (subject to extensions to be reasonably agreed upon by the Administrative Agent), and to the extent any Collateral (including the grant or perfection of any security interest, other than (x) the delivery of certificates evidencing Equity Interests of wholly-owned Domestic Subsidiaries that are Material Subsidiaries of Holdings (to the extent available to Holdings) and the Target and its Domestic Subsidiaries (in the case of the Target and its Domestic Subsidiaries, to the extent delivered to Holdings by the Target prior to the Closing Date), to the extent certificated and required to be pledged as set out in the Loan Documents, and (y) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement for entities organized in the United States) is not or cannot reasonably be provided on the Closing Date after Holdings’ use of commercially reasonable efforts to do so or without undue burden or expense, then the provision of such collateral and perfection therein shall not constitute a condition precedent to the availability of the Loans on the Closing Date, but may instead be provided or perfected within ninety (90) days after the Closing Date (in each case, subject to extensions to be reasonably agreed upon by the Administrative Agent).
Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or the be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02    Each Credit Event after the Closing Date. Subject to Section 1.07(f), the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, after the Closing Date is subject to the satisfaction of the following conditions:
(a)    Except as set forth in Section 2.20(d) with respect to Incremental Loans used to finance a Limited Condition Transaction, the representations and warranties of Holdings, each Borrower and their respective Restricted Subsidiaries set forth in this Agreement shall be true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) as of such earlier date.
(b)    Except as set forth in Section 2.20(d) with respect to Incremental Loans used to finance a Limited Condition Transaction, at the time of and immediately after giving effect to such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)    A Borrowing Request shall have been delivered in accordance with the terms of Section 2.03 or a Letter of Credit application in accordance with the terms of Section 2.06(b).
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.
ARTICLE V

Affirmative Covenants
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From the Closing Date until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired, terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that:
Section 5.01    Financial Statements and Other Information. Holdings will furnish to the Administrative Agent, on behalf of each Lender:
(a)    within one hundred twenty (120) days after the end of each fiscal year of Holdings, an audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows for Holdings and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if any), with such audited balance sheet and related consolidated financial statements audited by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, except to the extent solely due to the scheduled occurrence of a Maturity Date within one year from the date of such audit ~~or failure to comply with Section 6.12~~) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet and related statements of operations and cash flows for Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    within five (5) Business Days after any delivery of financial statements under clause (a) or (b) above, a certificate (a “Compliance Certificate”) of a Financial Officer of Holdings (1) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (2) commencing with the certificate delivered pursuant to clause (b) above for the first full fiscal quarter ending after the Closing Date setting forth (i) a calculation of the Total Net Leverage Ratio as of the last day of the most recent Test Period (ii) a calculation of the First Lien Net Leverage Ratio as of the last day of the most recent Test Period and (iii) a calculation of the Secured Net Leverage Ratio as of the last day of the most recent Test Period and (3) solely in the case of Compliance Certificates accompanying financial statements referred to in clause (a) above, (i) confirming whether the Guarantor Coverage Test is satisfied and setting forth computations thereof in reasonable detail and (ii) setting forth a calculation of Excess Cash Flow with respect to such fiscal year;
(d)    for any period for which the Unrestricted Subsidiaries, taken together, are reasonably anticipated to have had revenues or total assets in an amount that is equal to or greater than 10% of the consolidated revenues or total assets, as applicable, of Holdings and its Restricted Subsidiaries, concurrently with the delivery of each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, if applicable, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from such consolidated financial statements;
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(e)    promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as may be reasonably requested by the Administrative Agent or by any Lender through the Administrative Agent;
(f)    concurrently with the delivery of the certificate of a Financial Officer of Holdings under clause (c) above with respect to financial statements delivered pursuant to clause (a) above, a Perfection Certificate Supplement reflecting all changes since the Closing Date or the date of the information most recently received pursuant to this Section 5.01(f), as applicable (or, if there have been no changes to any such schedules since the Closing Date or the previous update required hereby, as applicable, a certification of a Financial Officer of Holdings (which may, at the option of Holdings, be included in the Compliance Certificate) as to the absence of any changes);
(g)    concurrently with the delivery of each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) above, the related customary management discussion and analysis; and
(h)    within five (5) Business Days of receipt of notice thereof by Holdings, written notice of any announcement by S&P of a change in Holdings’ corporate credit rating.
In no event shall the requirements set forth in this Section 5.01 require Holdings, the Borrowers or any of their Restricted Subsidiaries to provide any such information (i) which constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) which is subject to attorney-client or similar privilege or constitutes attorney work-product; provided that Holdings or a Restricted Subsidiary shall provide notice to the Administrative Agent that information has not been provided pursuant to this paragraph to the extent permitted by Law and not in contravention of such privilege.
Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(f) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or be available on the website of the SEC at http://www.sec.gov; provided that, for the avoidance of doubt, Holdings shall be required to provide copies of the Compliance Certificate. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, the Borrowers shall deliver, promptly after such restated financial statements become available, revised Compliance Certificates with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of Holdings.
Holdings and each Borrower hereby acknowledges that (a) the Administrative Agent and the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Holdings and the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings, the Borrowers or their respective Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Holdings and each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders (other than materials made
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available on the website of the SEC) shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Holdings and each Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to Holdings, each Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
Section 5.02    Notices of Material Events. Holdings and each Restricted Subsidiary will, upon knowledge thereof by a Responsible Officer, furnish to the Administrative Agent prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, Borrower or any Subsidiary or Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(d)    (i) any contribution required to be made with respect to a Non-U.S. Plan has not been timely made or (ii) Holdings or any Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, in each case, to the extent that such event could reasonably be expected to result in a Material Adverse Effect.
Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of Holdings setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b) of this Section 5.02 shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.02 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
Section 5.03    Existence; Conduct of Business. Holdings and the Borrowers will, and will cause each of their respective Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that (i) the foregoing shall not prohibit any Disposition, merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 or Section 6.11 and (ii) neither Holdings nor any of its Material Subsidiaries shall be required to preserve any right, license, permit, privilege, franchise, patent, copyright, trademark, trade name or other intellectual property rights which in the reasonable good faith determination of Holdings are not useful or material to the conduct of the business of Holdings or its Material Subsidiaries, taken as a whole.
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Section 5.04    Payment of Obligations. Holdings and the Borrowers will, and will cause each of their Restricted Subsidiaries to, pay, discharge or otherwise satisfy, as the same shall become due and payable, all of their obligations and liabilities, including Tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and Holdings, the Borrowers or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with, and to the extent required by, applicable accounting principles or (b) the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 5.05    Maintenance of Properties; Insurance. Holdings will, and will cause each of the Material Subsidiaries to, (a) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. Holdings and the Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Holdings and the Borrowers shall, within 90 days following the Closing Date (or such later date to which the Administrative Agent consents, such consent not to be unreasonably withheld or delayed) deliver to the Administrative Agent and the Collateral Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets located in the United States of America naming the Collateral Agent as lender loss payee, and (y) to all general liability policies naming the Administrative Agent and the Collateral Agent an additional insured. In the event Holdings, the Borrowers or any of their respective Material Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.
Section 5.06    Books and Records; Inspection Rights. Holdings and the Borrowers will, and will cause each of their respective Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. Holdings and the Borrowers will, and will cause each of their respective Material Subsidiaries to, permit any representatives designated by the Administrative Agent (pursuant to a request made through the Administrative Agent), at reasonable times upon reasonable prior notice (but not more than once annually if no Event of Default shall exist), to visit and inspect its properties, to examine and make extracts from its books and records, including examination of its existing assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Holdings and the Borrowers acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to Holdings and its Material Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders.
Section 5.07    Compliance with Laws . Holdings and the Borrowers will, and will cause each of their respective Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation, Benefit Plan Laws and Environmental Laws); (ii) complete any investigation, study, sampling and testing and undertake any clean up, removal, remediation or other response necessary to remove and clean up any Release of Hazardous Materials, to the extent required under Environmental Laws; and (iii) respond to any action,
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suit or proceeding asserting any Environmental Liability against Holdings, the Borrowers and each of their respective Subsidiaries, except, in each case of clause (i)-(iii), where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.08    Use of Proceeds. The Borrowers shall use the proceeds of (i) the Term Loans, together with the proceeds of the New Notes and available cash, to finance the Transactions and the Refinancing and to pay any related fees and expenses and (ii) the Revolving Loans and the Letters of Credit for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments.
Section 5.09    Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances; Guarantor Coverage Test.
(a)    Within the time periods specified in Section 5.09(e) below, as applicable, after any Person becomes a Restricted Subsidiary that is not an Excluded Subsidiary or any Excluded Subsidiary that is not an Unrestricted Subsidiary ceases to be an Excluded Subsidiary (in each case, solely if such Person or Subsidiary is organized in any Covered Jurisdiction) (including by qualifying independently as, or being designated by the Borrowers as, a Material Subsidiary, which in the case of a qualification shall be the date on which financial statements have been delivered pursuant to Section 5.01 that demonstrate such qualification) or is required to become a Guarantor pursuant to Section 5.09(f) (in each case, a “New Loan Party”), Holdings and the Borrowers shall (subject to the Agreed Guarantee and Security Principles, in the case of any Foreign Subsidiary) cause each such New Loan Party to deliver to the Administrative Agent and the Collateral Agent a Joinder Agreement and a supplement to (i) in the case of a Domestic Subsidiary, the U.S. Security Agreement and (ii) each other applicable Collateral Document (in each case in the form contemplated thereby and modified as required in order to comply with local laws in accordance with the Agreed Guarantee and Security Principles, if applicable) pursuant to which such Subsidiary agrees to be bound by the terms and provisions of this Agreement, the U.S. Security Agreement (if applicable) and other applicable Collateral Document, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent, the Collateral Agent and their counsel.
(b)    ~~(i)~~ Subject to the Agreed Guarantee and Security Principles (where applicable) and Section 5.09(e), Holdings will cause, and will cause each other Loan Party to cause, all of its owned property (whether personal, tangible, intangible, or mixed but excluding Excluded Assets) to be subject at all times to perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject to no other Liens other than Permitted Liens and (ii) without limiting the generality of the foregoing, and subject to the Agreed Guarantee and Security Principles (where applicable) and Section 5.09(e), Holdings will cause the issued and outstanding Equity Interests of each Subsidiary directly owned by Holdings or any other Loan Party (other than Excluded Assets) to be subject at all times to a first priority (subject to Permitted Liens), perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent or Collateral Agent shall reasonably request.
(c)    Without limiting the foregoing, but subject to the Agreed Guarantee and Security Principles and Section 5.09(e), Holdings will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, deeds of trust and other documents and such other actions or
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deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent or the Collateral Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of Holdings.
(d)    Subject to the Agreed Guarantee and Security Principles and Section 5.09(e), if any assets are acquired by a Loan Party (other than Excluded Assets and assets constituting Collateral that become subject to the Lien in favor of the Collateral Agent upon acquisition thereof), Holdings will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, Holdings will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section 5.09, all at the expense of Holdings.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document but subject to clause (f) of this Section 5.09, (i) any deliverables delivered pursuant to this Section 5.09 as of the Closing Date shall be subject to the penultimate paragraph of Section 4.01, (ii) with respect to any property or assets acquired after the Closing Date or with respect to any New Loan Party, the Loan Parties shall have sixty (60) days, or ninety (90) days in the case of the Equity Interests, property or assets of, or actions required to be taken by, any Foreign Subsidiary, after the acquisition thereof or such Person becoming a New Loan Party (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto) to take the actions required by this Section; provided that, in the case of any Equity Interests, property or assets of any Foreign Subsidiary acquired or any Foreign Subsidiary becoming a New Loan Party within ninety (90) days after the Closing Date, the Loan Parties shall have the longer of (A) ninety (90) days after the Closing Date and (B) ninety (90) days after such acquisition or such Person becoming a New Loan Party to take any such actions (or, in each case such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto), and (iii) no Loan Party shall have any obligation to (A) enter into control agreements with respect to any security interest or lien in any Deposit Account or Securities Account (in each case, as defined in the UCC) included in the Collateral or provide fixed security over bank accounts, (B) perfect any security interest or lien in any intellectual property included in the Collateral in any jurisdiction other than in the United States, and solely with respect to Material Intellectual Property, Ireland or Luxembourg, (C) to obtain any landlord waivers, estoppels or collateral access letters, (D) perfect a security interest in any letter of credit rights, other than the filing of a UCC financing statement, (E) pledge Equity Interests of any partnership, joint venture or non-wholly-owned Subsidiary which are not permitted to be pledged pursuant to the terms of such partnership’s, joint venture’s or non-wholly-owned Subsidiary’s organizational, joint venture or equivalent documents (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) and (F) no Loan Party shall be required to enter into any Collateral Documents or take any perfection steps outside of the jurisdiction of organization of such Loan Party (other than the recordation of patent, trademark and copyright security agreements in the United States Patent and Trademark Office and the United States Copyright Office).
(f)    Subject to the proceeding sentence, Holdings shall ensure that the Guarantor Coverage Test is satisfied as of each Guarantor Coverage Test Date. If the Guarantor Coverage Test is not satisfied on any Guarantor Coverage Test Date: (i) Holdings shall ensure that within ninety (90) days after such Guarantor Coverage Test Date (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto), such other Restricted Subsidiaries (as Holdings may elect in its sole discretion) shall, subject to and on terms consistent with the Agreed
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Guarantee and Security Principles, accede as Subsidiary Guarantors to ensure that the Guarantor Coverage Test is satisfied (calculated as if such Subsidiary Guarantors had been Subsidiary Guarantors at such Guarantor Coverage Test Date) by executing and delivering to the Collateral Agent (x) a Joinder Agreement substantially in the form of Exhibit D (each a “Joinder Agreement”) and (y) each applicable Collateral Document (or a supplement thereto) (in each case in the form contemplated thereby and modified as required in order to comply with local laws in accordance with the Agreed Guarantee and Security Principles, if applicable) and (ii) if Holdings has satisfied its obligations under clause (i) above within such ninety (90) days after such Guarantor Coverage Test Date (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto), no Default, Event of Default or other breach of the Loan Documents shall arise from failure to satisfy the Guarantor Coverage Test as of such Guarantor Coverage Test Date (and for avoidance of doubt, no Default or Event of Default shall arise prior to such 90th day after such Guarantor Coverage Test Date (or such later date as may be agreed upon by the Administrative Agent in the exercise of its reasonable discretion with respect thereto)).
Section 5.10    Designation of Subsidiaries. Holdings may, at any time from and after the Closing Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary unless such Subsidiary is also an “unrestricted subsidiary” (or similar concept) for purposes of the New Notes, (iii) no Restricted Subsidiary that owns any Material Intellectual Property may be designated as an Unrestricted Subsidiary and (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated as an Unrestricted Subsidiary pursuant to this Section 5.10. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value (as determined in good faith by Holdings) of the applicable Loan Party’s (or any of its Restricted Subsidiaries’) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, no Borrower shall be permitted to be an Unrestricted Subsidiary.
Section 5.11    Maintenance of Ratings. Use commercially reasonable efforts to cause the Term Loans and Holdings’ corporate credit and corporate family credit rating to continue to be rated by S&P and Moody’s (but not to maintain a specific rating).
Section 5.12    Transactions with Affiliates.
(a)    Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, or advance with or guarantee for the benefit of, any Affiliate of Holdings (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of the greater of $95,000,000 and 8% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination, unless:
(i)    such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person (as determined by Holdings in good faith); and
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(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of $175,000,000 and 15% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination, Holdings delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of Holdings approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of Holdings certifying that the Board of Directors of Holdings determined or resolved that such Affiliate Transaction complies with Section 5.12(a)(i).
(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 5.12(a):
(i)    any employment or consulting agreement, incentive agreement, employee benefit plan, severance agreement, officer or director indemnification agreement or any similar arrangement entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors of Holdings and payments pursuant thereto;
(ii)    transactions between or among (A) Holdings and its Restricted Subsidiaries or (B) one or more Restricted Subsidiaries;
(iii)    transactions with any Person that is an Affiliate of Holdings solely because Holdings owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(iv)    payment of reasonable fees or other reasonable compensation (including bonuses) to, provision of customary benefits or indemnification agreements to, and the reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Holdings, any of its Restricted Subsidiaries or any of Holdings’ direct or indirect parent companies;
(v)    any capital contribution in, or issuance of Equity Interests (other than Disqualified Equity Interests), of Holdings;
(vi)    Restricted Payments (or transfers or issuances that would constitute Restricted Payments but for the exclusions from the definition thereof) that do not violate Section 6.04 hereof and Permitted Investments;
(vii)    loans or advances to employees of Holdings, any of its Restricted Subsidiaries or any of Holdings’ direct or indirect parent companies in the ordinary course of business of Holdings or its Restricted Subsidiaries;
(viii)    transactions in which Holdings or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of Section 5.12(a);
(ix)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof which are fair to Holdings and its Restricted Subsidiaries, in the reasonable
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determination of the Board of Directors of Holdings or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of Holdings or the senior management thereof in good faith);
(x)    transactions in the ordinary course with (i) Unrestricted Subsidiaries or (ii) joint ventures in which Holdings or a Restricted Subsidiary of Holdings make a loan or other Investments to such joint venture (to the extent any such joint venture is only an Affiliate as a result of Investments by Holdings and its Restricted Subsidiaries in such joint venture) to the extent otherwise permitted under the definition of “Permitted Investments”;
(xi)    the granting of registration and other customary rights in connection with the issuance of Equity Interests by Holdings;
(xii)    the provision of services to directors or officers of Holdings, any of its Restricted Subsidiaries or any of Holdings’ direct or indirect parent companies of the nature provided by Holdings or any of its Restricted Subsidiaries to customers in the ordinary course of business;
(xiii)    any agreement as in effect on the Closing Date or any renewals, events or extensions of any such agreement (so long as such renewals or extensions are not less favorable in any material respect to Holdings or the Restricted Subsidiaries as determined by Holdings in good faith) and the transactions evidenced thereby;
(xiv)    the existence of, or the performance by Holdings or any of the Restricted Subsidiaries of its obligations under the terms of, any limited liability company agreement, limited partnership or other organizational documents or stockholders agreement (including any purchase agreement, put option agreements or call option agreements related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after such date shall only be permitted by this clause (xiv) to the extent that the terms of any such amendment or new agreement, taken as a whole, is no less favorable to Holdings and the Restricted Subsidiaries than the agreement in effect on the Closing Date (as determined by the Board of Directors of Holdings or the senior management thereof in good faith);
(xv)    [reserved];
(xvi)    transactions undertaken in connection with the Transactions;
(xvii)    any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;
(xviii)    the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of Holdings or any direct or indirect parent thereof pursuant to the stockholders agreement or the registration rights agreement entered into on or after the Closing Date in connection therewith;
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(xix)    transactions (including, for the avoidance of doubt, the entering into of a tax sharing agreement) undertaken in good faith (as certified by a Responsible Officer of a Borrower in an officer’s certificate) for the purposes of improving the consolidated tax efficiency of Holdings and its Subsidiaries and not for the purpose of circumventing any provision of this Agreement;
(xx)    repurchases by Holdings of the Term Loans or New Notes to the extent permitted hereunder; and
(xxi)    Indebtedness permitted under Section 6.01, Liens permitted under Section 6.02, Asset Sales permitted under Section 6.03, Permitted Investments and Restricted Payments permitted under Section 6.04.
Section 5.13    Fiscal Periods. With respect to Holdings and its Restricted Subsidiaries, change its fiscal year-end to dates other than December 31.
Section 5.14    Anti-Terrorism and Anti-Money Laundering. With respect to Holdings and its Restricted Subsidiaries, directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.18, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming Holdings’ and its Restricted Subsidiaries’ compliance with this Section 5.14).
Section 5.15    Post-Closing Schedule. Within the time periods specified on Schedule 5.15 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 5.15 hereto.
ARTICLE VI

Negative Covenants
From the Closing Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree with the Lenders that:
Section 6.01    Indebtedness.
(a)    Holdings will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness, and Holdings will not issue any Disqualified Equity Interests and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Equity (other than the issuance of Preferred Equity by any Restricted Subsidiary to Holdings or another Restricted Subsidiary); provided, however, Holdings will be entitled to incur Indebtedness or issue Disqualified Equity Interests and any Restricted Subsidiary will be entitled to incur Indebtedness or issue Preferred Equity, so long as (i) both before and after giving effect to such incurrence or issuance, no Event of Default shall have occurred and be continuing and (ii) after giving effect to such incurrence or issuance on a Pro Forma Basis (and any Permitted Acquisition or Investment incurred in connection therewith) for the most recently ended Test Period prior to such incurrence or issuance (or, in the event the proceeds thereof are to be used to finance a Limited Condition Transaction (after giving effect to the incurrence of such
Exhibit to Fourth Amendment.docx

Indebtedness and any Permitted Acquisition or Investment incurred in connection therewith), on the LCT Test Date), such Indebtedness shall not exceed an unlimited amount so long as (1) in the case of any Indebtedness secured by a Lien on the Collateral that is pari passu with any Lien on the Collateral securing the Obligations, the First Lien Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed 5.00:1.00, (2) in the case of any Indebtedness secured by the Collateral on a junior lien basis relative to the Liens on such Collateral securing the Obligations, the Secured Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed 5.25:1.00, and (3) in the case of unsecured Indebtedness or Indebtedness that is secured by assets that do not constitute Collateral, either (a) the Total Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed 5.25:1.00 or (b) the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not be less than 2.00:1.00; provided, further, that any such Indebtedness of non-Guarantor Subsidiaries, when combined with all outstanding Indebtedness incurred by non-Guarantor Subsidiaries pursuant to Section 6.01(b)(xi) hereof, shall not exceed, in the aggregate, the greater of (x) $175,000,000 and (y) 15% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination at any time outstanding; provided, further, that, to the extent such Indebtedness is incurred prior to the date that is 24 months after the Closing Date and is comprised of term loans funded in Dollars that are secured by a Lien on the Collateral that is pari passu with Lien on the Collateral securing the Obligations, the provisions set forth in Section 2.20(b)(A)(iv) shall apply as if such Indebtedness had been incurred as Incremental Term Loans under Section 2.20.
(b)    Notwithstanding Section 6.01(a), Holdings and its Restricted Subsidiaries will be entitled to incur any or all of the following Indebtedness (collectively “Permitted Debt”):
(i)    The Secured Obligations (including any Incremental Loans) and any Credit Agreement Refinancing Indebtedness;
(ii)    Indebtedness owed to and held by Holdings or a Restricted Subsidiary as permitted under Section 6.04 or as a Permitted Investment; provided, that (x) any subsequent issuance or transfer of any Equity Interest that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary and (y) any subsequent transfer of such Indebtedness (other than to Holdings or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon that was not permitted by this clause (ii);
(iii)    Indebtedness of Holdings to any Restricted Subsidiary and of any Restricted Subsidiary to Holdings or any other Restricted Subsidiary (including, without limitation, to consummate the Transactions (including, without limitation, the Acquisition)); provided that any Indebtedness owing by any Loan Party to a Restricted Subsidiary which is not a Loan Party shall be subordinated in right of payment to the Secured Obligations pursuant to the Intercompany Subordination Agreement or any other agreement reasonably satisfactory to the Administrative Agent and Holdings;
(iv)    Indebtedness of a Restricted Subsidiary incurred prior to the date on which such Subsidiary was acquired by Holdings or a Restricted Subsidiary of Holdings (other than Indebtedness incurred in contemplation of such acquisition) and outstanding on such date; provided that (I) if secured, such Indebtedness shall be secured solely by Liens existing at the time such Restricted Subsidiary is acquired by Holdings or a Restricted Subsidiary of Holdings
Exhibit to Fourth Amendment.docx

and shall not extend to any other property owned by Holdings or any of its other Restricted Subsidiaries and (II) (x) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations that are secured on a first lien basis, the First Lien Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed the First Lien Net Leverage Ratio in effect immediately prior to the consummation of such acquisition calculated on a Pro Forma Basis as of the most recently ended Test Period, (y) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Secured Obligations that are secured on a first lien basis, the Secured Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed the Secured Net Leverage Ratio in effect immediately prior to the consummation of such acquisition calculated on a Pro Forma basis as of the most recently ended Test Period or (z) if such Indebtedness is unsecured or is secured by assets that do not constitute Collateral, either (a) the Total Net Leverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not exceed the Total Net Leverage Ratio in effect immediately prior to the consummation of such acquisition calculated on a Pro Forma Basis as of the most recently ended Test Period or (b) the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis for the most recently ended Test Period prior to such date, would not be less than the Fixed Charge Coverage Ratio in effect immediately prior to the consummation of such acquisition calculated on a Pro Forma Basis as of the most recently ended Test Period;
(v)    Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to Section 6.01(a), Sections 6.01(b)(iv), (xvii), (xxii) or (xxvii) or this clause (v);
(vi)    Obligations under and in respect of non-speculative Swap Agreements (including Permitted Hedging Obligations);
(vii)    (A) obligations in respect of worker’s compensation and self-insurance and performance, bid, stay, customs, appeal, replevin and surety bonds and performance and completion guarantees provided by Holdings or any Restricted Subsidiary in the ordinary course of business, and (B) reimbursement and indemnification obligations in respect of letters of credit, banker’s acceptances and other similar instruments issued in respect of obligations specified in clause (A) or to landlords or vendors in the ordinary course of business;
(viii)    ACH Indebtedness and Indebtedness owed in respect of business credit card programs and any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services;
(ix)    Indebtedness consisting of any Guarantee by Holdings or any Restricted Subsidiary of Indebtedness or other obligations of Holdings or any of its Subsidiaries; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Loans, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(x)    Capital Lease Obligations and Indebtedness incurred after the Closing Date in respect of purchase money indebtedness or Sale and Leaseback Transactions and Permitted Refinancing Indebtedness in respect thereof and in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (x), does not exceed the
Exhibit to Fourth Amendment.docx

greater of $235,000,000 and 20% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination; provided that this clause (x) shall not apply to any Capital Lease Obligations or Indebtedness in respect of Sale and Leaseback Transactions, the proceeds of which are used to prepay, on a pro rata basis, Indebtedness hereunder and, to the extent required under the terms of such Indebtedness, Indebtedness that is secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations that are secured on a first lien basis;
(xi)    other Indebtedness of non-Guarantor Subsidiaries and Foreign Subsidiaries in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xi) and the principal amount of all Indebtedness of non-Guarantor Subsidiaries then outstanding and incurred pursuant to Section 6.01(a) hereof, does not exceed the greater of $175,000,000 and 15% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination;
(xii)    Indebtedness of Holdings or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;
(xiii)    Indebtedness incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default;
(xiv)    Indebtedness in the form of (i) guarantees of loans and advances to officers, directors, consultants and employees that constitute Permitted Investments pursuant to and in accordance with clause (9) of the definition thereof, and (ii) reimbursements owed to officers, directors, consultants and employees of Holdings or any of its Subsidiaries or Holdings’ direct or indirect parent companies;
(xv)    Indebtedness consisting of obligations to make payments to current or former officers, directors and employees of Holdings, any of its Subsidiaries or Holdings’ direct or indirect parent companies, their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of Equity Interests of Holdings, any of its Subsidiaries, or any of Holdings’ direct or indirect parent companies to the extent permitted under Section 6.04;
(xvi)    Indebtedness (A) incurred in connection with a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings and Limited Originator Recourse) to Holdings or any Restricted Subsidiary, (B) incurred in connection with a Qualified Receivables Factoring or (C) incurred for working capital purposes, in an aggregate principal amount on the date of incurrence that, when taken together with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xvi)(C), does not exceed the greater of $120,000,000 or 10% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination;
(xvii)    (A) the New Notes (and any Guarantees thereof by the Guarantors), (B) any other Indebtedness that is outstanding on the Closing Date, which, in the case of Indebtedness with an outstanding principal amount in excess of $5,000,000, shall be listed on Schedule 6.01,
Exhibit to Fourth Amendment.docx

and (C) any refinancing, extensions, renewals or replacements of any such Indebtedness described in (A) or (B) that does not increase the outstanding principal amount thereof (other than with respect to unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Indebtedness);
(xviii)    Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions, the Acquisition or permitted Dispositions;
(xix)    Alternative Incremental Facility Indebtedness and Permitted Refinancing Indebtedness in respect thereof provided that as of the end of the most recently ended Test Period prior to the effectiveness of such Alternative Incremental Facility Indebtedness (or in the case the proceeds thereof are used to finance a Limited Condition Transaction, as of the LCT Test Date) on a Pro Forma Basis (after giving effect to the use of proceeds of such Alternative Incremental Facility Indebtedness and any Permitted Acquisition or other acquisition or Investment to be consummated in connection therewith) in an aggregate principal amount, together with the principal amount of Incremental Loans incurred, shall not exceed the Maximum Incremental Amount; provided that, to the extent such Indebtedness is incurred prior to the date that is 24 months after the Closing Date and is comprised of term loans funded in Dollars that are secured pari passu with the Obligations, the provisions set forth in Section 2.20(b)(A)(iv) shall apply as if such Indebtedness had been incurred as Incremental Term Loans under Section 2.20;
(xx)    Indebtedness in the form of an intercompany note issued in connection with a Permitted Acquisition involving a tender offer followed by a short form merger (i.e. a statutory short form merger that requires no further approvals to consummate); provided that (i) such short form merger is consummated within five (5) Business Days of the incurrence of such Indebtedness and (ii) not later than three (3) Business Days after consummation of the related short form merger, such Indebtedness (x) is extinguished or retired or (y) otherwise constitutes a Permitted Investment;
(xxi)    Indebtedness, Disqualified Equity Interests or Preferred Equity of Holdings or of any of the Restricted Subsidiaries in an aggregate principal amount on the date of incurrence that, when taken together with all other Indebtedness of Holdings and the Restricted Subsidiaries then outstanding and incurred pursuant to this clause (xxi), does not exceed the greater of $405,000,000 and 35% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination;
(xxii)    Indebtedness under guarantees of the obligations of other members of the Group once such guarantees are entered into the in the normal course of trading;
(xxiii)    Indebtedness incurred in respect of trade credit in the normal course of trading activities (including within the Group);
(xxiv)    intra-day facility arrangements in the ordinary course of business and consistent with past practice;
Exhibit to Fourth Amendment.docx

(xxv)    Indebtedness of, incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures, in each case, that are Permitted Investments or are permitted under Section 6.04;
(xxvi)    Indebtedness in respect of derivative transactions entered into by Group members to hedge currency or interest rate exposures and for other non-speculative purposes;
(xxvii)    Indebtedness incurred in connection with any Sale and Leaseback Transaction related to the Headquarters;
(xxviii)    Preferred Equity of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any capital stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Holdings or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (xxviii);
(xxix)    (i) obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary or (ii) obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;
(xxx)    [reserved];
(xxxi)    (i) Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit, so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 6.01 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary of Holdings to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(xxxii)    [reserved];
(xxxiii)    (i) Indebtedness of Holdings or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business, including with respect to financial accommodations of the type described in the definition of “Cash Management Agreement” and (ii) Indebtedness owed on a short term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Borrowers and their Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrowers and their Restricted Subsidiaries;
(xxxiv)    [reserved];
(xxxv)    Indebtedness arising in the ordinary course of business from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness (x) is
Exhibit to Fourth Amendment.docx

extinguished within two Business Days of its incurrence or (y) arises in respect of one or more accounts of any Subsidiary that is a Foreign Subsidiary with any bank or other financial institution subject to a pooling or similar arrangement with one or more accounts of any other Subsidiaries that are Foreign Subsidiaries with such bank or other financial institution to the extent the net aggregate amount of funds in all such accounts subject to such pooling or similar arrangement with such bank or other financial institution is positive;
(xxxvi)    [reserved]; and
(xxxvii)     Indebtedness or Disqualified Equity Interests of Holdings and Indebtedness, Disqualified Equity Interests or Preferred Equity of Holdings or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by Holdings after the Closing Date from the issue or sale of Equity Interests of Holdings or cash contributed to the capital of Holdings (in each case, other than proceeds of Disqualified Equity Interests~~,~~ or sales of Equity Interests to Holdings or any of its Subsidiaries ~~or proceeds which have been designated as a Cure Amount~~) as determined in accordance with Section 6.04(a)(ii)(B) and (a)(ii)(D) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to Section 6.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (2), (3) or (4) of the definition thereof).
For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness, Disqualified Equity Interests or Preferred Equity (or any portion thereof) at any time, whether at the time of incurrence or issuance or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Equity Interests or Preferred Equity described in Section 6.01(i) through (xxxvii) above, Holdings, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness, Disqualified Equity Interests or Preferred Equity (or any portion thereof) in any one or more of the types of Indebtedness, Disqualified Equity Interests or Preferred Equity described in Section 6.01(i) through (xxxvii) and will only be required to include the amount and type of such Indebtedness, Disqualified Equity Interests or Preferred Equity in such of the above clauses as determined by Holdings at such time. Holdings will be entitled to divide, classify and reclassify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (i) through (xxxvii).
(c)    For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the
Exhibit to Fourth Amendment.docx

currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing;
(d)    The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of Holdings dated such date prepared in accordance with GAAP.
Section 6.02    Liens. Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Equity Interests of a Restricted Subsidiary to secure Indebtedness), whether owned at the Closing Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens.
Section 6.03    Asset Sales.
(a)    Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(i)    Holdings (or its Restricted Subsidiary, as the case may be) receives consideration at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or shares of Equity Interests of a Restricted Subsidiary issued or sold or otherwise disposed of; and
(ii)    if the property or assets sold or otherwise disposed in a single transaction or series of related transactions of have a fair market value in excess of $75,000,000 at the time of such disposition, at least 75% of the consideration received in the Asset Sale by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (ii), the following consideration shall be deemed to be cash consideration: (A) any securities, notes or other obligations received by Holdings or any Restricted Subsidiary that are converted within 180 days into cash or Cash Equivalents shall be deemed to be cash or Cash Equivalents, (B) any consideration arising from the assumption of liabilities, (C) any liabilities (as reflected on Holdings’ most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Holdings’ consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such consolidated balance sheet, as determined in good faith by Holdings) of Holdings, other than liabilities that are by their terms subordinated to the Loans, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which Holdings and all Restricted Subsidiaries have been validly released by all applicable creditors in writing; (D) any contingent or deferred consideration payable in cash or Cash Equivalents) and (E) any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (E) that is at that time outstanding, not in excess of the greater of $205,000,000 and 17.5% of Consolidated EBITDA for the Test Period most recently ended on or prior to the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
Exhibit to Fourth Amendment.docx

(b)    Pending the final application of any Net Proceeds, Holdings (or the applicable Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by this Agreement.
(c)    Notwithstanding anything to the contrary herein, Holdings will not, and will not permit any of its Restricted Subsidiaries to, transfer any Material Intellectual Property to any Unrestricted Subsidiary.
Section 6.04    Restricted Payments, Investments, Loans, Advances, Guarantees and Acquisitions.
(a)    Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make any Restricted Payment, unless:
(i)    (x) in the case of a Restricted Payment utilizing clause (a)(ii)(B) below, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (y) in the case of a Restricted Payment (other than an Investment) utilizing clause (a)(ii)(B) below, after giving effect to such Restricted Payment on a Pro Forma Basis, Holdings would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
(ii)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries since the Closing Date (including Restricted Payments permitted by Section 6.04(b)(i), but excluding all other Restricted Payments permitted by Section 6.04(b)), is less than the sum, without duplication, of:
(A)    the greater of $405,000,000 and 35% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such transactions, plus
(B)    50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Closing Date occurs to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(C)    other than to the extent Restricted Payments have been made with respect to such Net Proceeds pursuant to Sections 6.04(b)(ii) or 6.04(b)(iv), 100% of the aggregate Net Proceeds and the fair market value of property received by Holdings since the Closing Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Equity Interests) of Holdings or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of Holdings or Convertible Debt Securities of Holdings, in each case that have been converted into or exchanged for Equity Interests of Holdings (other than Disqualified Equity Interests and Equity Interests and convertible or exchangeable Disqualified Equity Interests or debt securities sold to a Subsidiary of Holdings); plus
(D)    100% of the aggregate amount received in cash and the fair market value of property (other than cash) and marketable securities received by Holdings or a Restricted Subsidiary after the Closing Date by means of (i) the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings or its Restricted Subsidiaries and repurchases and
Exhibit to Fourth Amendment.docx

redemptions of such Restricted Investments from Holdings or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of Holdings or its Restricted Subsidiaries, (ii) the sale (other than to Holdings or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, (iii) payments of interest, distributions or dividends in respect of Restricted Investments, in each case to the extent that such amounts were not otherwise included in the Consolidated Net Income of Holdings for such period and (iv) a distribution or dividend from an Unrestricted Subsidiary (other than in each case such Investment constituted a Permitted Investment); plus
(E)    to the extent that any Restricted Investment that was made after the Closing Date is made in an entity that is not a Restricted Subsidiary that subsequently becomes a Restricted Subsidiary, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus
(F)    to the extent that any Unrestricted Subsidiary designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the lesser of (i) the fair market value of the Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) the aggregate amount of the Restricted Investments in such Subsidiary to the extent such Restricted Investments reduced the amount available under this clause (ii) and were not previously repaid or otherwise reduced; plus
(G)    the aggregate amount of Subordinated Indebtedness repaid, defeased or satisfied and/or discharged; plus
(H)    the Declined Prepayment Amount to the extent not applied to prepay the Term Loans of the Accepting Term Lenders.
(b)    Section 6.04(a) will not prohibit:
(i)    (x) the payment of any dividend or distribution or the consummation of any irrevocable purchase, redemption, acquisition or retirement for value of any Equity Interests of Holdings within 60 days after the date of declaration thereof or giving of the irrevocable advance notice thereof, as the case may be, if at the date of declaration or notice, the applicable dividend, distribution or payment would have complied with the provisions of this Agreement and (y) the repurchase of Equity Interests of Holdings pursuant to a plan under Rule 10b5-1 under the Securities Exchange Act of 1934 if at the date Holdings establishes such plan, such repurchase would have complied with the provisions of this Agreement;
(ii)    the making of any Restricted Payment in exchange for, or out of or with the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Equity Interests) or from the substantially concurrent contribution of common equity capital to Holdings; provided, that the amount of any such Net Proceeds that are utilized for any such Restricted Payment will not be considered to be Net Proceeds of Equity Interests for purposes of Section 6.04(a)(ii)(B) or Section 6.04(b)(iv);
(iii)    the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the Net Proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
Exhibit to Fourth Amendment.docx

(iv)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings, any Restricted Subsidiary or Holdings’ direct or indirect parent companies held by any current or former officer, director, manager, employee or consultant of Holdings or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or other similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed in any calendar year the greater of $90,000,000 and 7.5% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination (with any unused amount in any calendar year being carried forward and available in any succeeding calendar years); provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:
(A)    the Net Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of Holdings and, to the extent contributed to Holdings as common equity capital, the Net Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of any of Holdings’ direct or indirect parent companies, in each case to any current or former officer, director, manager, employee or consultant of Holdings, any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date; provided that the amount of any such Net Proceeds that are utilized for any such Restricted Payment will not be considered to be Net Proceeds of Equity Interests for purposes of Section 6.04(a)(ii)(B) or Section 6.04(b)(ii); plus
(B)    the cash proceeds of key man life insurance policies received by Holdings or its Restricted Subsidiaries after the Closing Date; and
in addition, cancellation of Indebtedness owing to Holdings from any current or former officer, director, manager, employee or consultant (or any permitted transferees thereof) of Holdings or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of Holdings or Holdings’ direct or indirect parent companies from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 6.04 or any other provisions of this Agreement;
(v)    the repurchase of Equity Interests of Holdings or Holdings’ direct or indirect parent companies (i) deemed to occur upon the exercise of options, warrants or other convertible securities upon the net exercise thereof or otherwise to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities, (ii) upon the exercise of stock options, warrants or convertible securities in an equal or lesser amount to the amount exercised in order to reduce the dilutive effects of such exercise and (iii) deemed to occur upon the withholding of a portion of Equity Interests granted or awarded to any current or former officer, director, manager, employee or consultant to pay for taxes payable by such Person in connection with such grant or award (or the vesting thereof) (or, in each case, a Restricted Payment to any of Holdings’ direct or indirect parent companies in an amount sufficient to enable such company to repurchase any such Equity Interests);
(vi)    payments of cash, dividends, distributions, advances or other Restricted Payments by Holdings or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or other securities
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convertible into or exercisable for Equity Interests of any such Person or (ii) the conversion or exchange of Equity Interests of any such Person (or a Restricted Payment to Holdings’ direct or indirect parent company in an amount sufficient to enable such company to make any such payments);
(vii)    for the avoidance of doubt, payments of intercompany subordinated Indebtedness, the incurrence of which was permitted under Section 6.01;
(viii)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Section 6.03; provided, that, prior to consummating, or concurrently with, any such repurchase, Holdings or the Applicable Borrower has made a Prepayment Event required by this Agreement and has prepaid all Obligations required to be repaid in connection with such offers;
(ix)    payments or distributions made in Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies;
(x)    other Restricted Payments of the type described in clause (i), (ii) or (iv) of the definition thereof in an aggregate amount not to exceed the greater of $405,000,000 and 35% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination since the Closing Date, so long as at the time of and after giving effect to such Restricted Payment, no Event of Default has occurred and is continuing;
(xi)    other Restricted Payments of the type described in clause (iii) of the definition thereof in an aggregate amount not to exceed the greater of $405,000,000 and 35% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination since the Closing Date, so long as at the time of and after giving effect to such Restricted Payment, no Event of Default has occurred and is continuing;
(xii)    payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger or consolidation with, or other acquisition of, another Person;
(xiii)    the purchase by Holdings or any Restricted Subsidiary of any remaining outstanding Equity Interests of any Subsidiary acquired in connection with a Permitted Investment structured as a tender offer pursuant to which not less than a majority of such Subsidiary’s Equity Interests was acquired;
(xiv)    Restricted Payments in connection with the Transactions and any compensation payable to, and indemnification of, any current or former officer, director, manager, employee or stockholders of Holdings, any of its Subsidiaries and any of Holdings’ direct or indirect parent companies in respect of taxes owed by such Persons as a result of the Transactions;
(xv)    [reserved];
(xvi)    payments to holders of Equity Interests (or to the holders of Indebtedness that is convertible into or exchangeable for Equity Interests upon such conversion or exchange) in lieu of the issuance of fractional shares (or a Restricted Payment to Holdings’ direct or indirect parent company in an amount sufficient to enable such company to make any such payments);
Exhibit to Fourth Amendment.docx

(xvii)    the distribution, as a dividend or otherwise, of Equity Interests of Unrestricted Subsidiaries;
(xviii)    [reserved];
(xix)    the purchase of any Permitted Equity Derivatives in connection with the issuance of any Convertible Debt Securities permitted under Section 6.01 (and the replacement of any such Permitted Equity Derivatives) provided that the purchase price for such Permitted Equity Derivatives, net of any proceeds relating to any concurrent sale or termination of any Permitted Equity Derivatives, in respect of any Convertible Debt Securities does not exceed the net cash proceeds from such issuance of Convertible Debt Securities;
(xx)    the settlement or termination of any Permitted Equity Derivatives; provided that the entry into such Permitted Equity Derivative was permitted under this covenant;
(xxi)    any Restricted Payments, excluding Restricted Investments, so long as (x) at the time of and after giving effect to such Restricted Payment, no Event of Default has occurred and is continuing and (y) on a Pro Forma Basis, as of the last day of the most recently ended Test Period, the Total Net Leverage Ratio does not exceed 4.00:1.00;
(xxii)    for any taxable period for which Holdings and/or any of its Subsidiaries are members of a consolidated, combined, unitary or similar income Tax group for applicable income Tax purposes of which a direct or indirect parent company of Holdings is the common parent (a “Tax Group”), dividends or distributions by Holdings to such direct or indirect parent company of Holdings in an amount not to exceed the portion of any income Taxes of such Tax Group for such taxable period that is attributable to the taxable income of Holdings and/or the applicable Subsidiaries; provided that for each taxable period, the total amount of such payments made in respect of such taxable period will not exceed the amount that Holdings and/or such Subsidiaries, as applicable, would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone Tax Group, reduced by any such income Taxes directly paid by Holdings or such Subsidiaries; provided that distributions pursuant to this clause (xxii) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Holdings or any of its Restricted Subsidiaries for such purpose;
(xxiii)    [reserved];
(xxiv)    [reserved];
(xxv)    [reserved];
(xxvi)    [reserved]
(xxvii)    the declaration and payment of additional dividends and repurchases of Equity Interests of Holdings in an aggregate amount per annum not to exceed 6.0% of Market Capitalization, so long as at the time of and after giving effect to such Restricted Payment, no Event of Default has occurred and is continuing;
(xxviii)    [reserved]; and
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(xxix)    distributions or payments of Securitization Fees, purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Securitization Financing and the payment or distribution of Securitization Fees.
For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (i) through (xxx) above or is entitled to be made pursuant to Section 6.04(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” Holdings will be entitled to classify and reclassify (based on circumstances existing on the date of such classification or reclassification) such Restricted Payment (or portion thereof) among such clauses (i) through (xxvii), Section 6.04(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this covenant.
The amount of all Restricted Payments (or transfer or issuance that would constitute Restricted Payments but for the exclusions from the definition thereof) and Permitted Investments (other than cash) will be the fair market value on the date of the making the Restricted Payment (or such transfer or issuance) or Permitted Investment of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment (or transfer or issuance that would constitute a Restricted Payment but for the exclusions from the definition thereof) or Permitted Investment.
For purposes of covenant compliance with this Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.
Section 6.05    [Reserved].
Section 6.06    [Reserved].
Section 6.07    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    Holdings will not, and will not permit any of its Restricted Subsidiaries, to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(i)    pay dividends or make any other distributions on its Equity Interests to Holdings or any of its Restricted Subsidiaries or pay any indebtedness owed to Holdings or any of its Restricted Subsidiaries;
(ii)    make loans or advances to Holdings or any of its Restricted Subsidiaries;
(iii)    sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries; or
(iv)    create, incur or permit to exist any Lien upon any of its property or assets.
(b)    The restrictions in Section 6.07(a) will not apply to encumbrances or restrictions existing under or by reason of:
Exhibit to Fourth Amendment.docx

(i)    agreements in effect at or entered into on the Closing Date set forth on Schedule 6.07 and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition;
(ii)    this Agreement, the Loans, the Guarantees and the New Notes;
(iii)    agreements governing Indebtedness, Disqualified Equity Interests or Preferred Equity permitted to be incurred under Section 6.01;
(iv)    applicable law, rule, regulation or order;
(v)    customary non-assignment provisions in contracts, leases and licenses otherwise permitted under this Agreement;
(vi)    Capital Lease Obligations, any agreement governing purchase money indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligations, purchase money indebtedness, security agreements or mortgages;
(vii)    any agreement in connection with the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary that imposes such encumbrance or restriction pending the closing of such sale or disposition;
(viii)    customary restrictions and conditions contained in any agreement relating to any Disposition permitted by Section 6.03 pending the consummation of such Disposition;
(ix)    Permitted Refinancing Indebtedness;
(x)    Liens permitted to be incurred under Section 6.02 that limit the right of the debtor to dispose of the assets subject to such Liens;
(xi)    provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;
(xii)    [reserved];
(xiii)    any agreement or instrument of, or affecting, any Restricted Subsidiary or its Equity Interests existing on or prior to the date on which such Restricted Subsidiary was acquired by Holdings or other Restricted Subsidiary (other than any such agreement or instrument entered into in contemplation of such Restricted Subsidiary acquired by Holdings or other Restricted Subsidiary);
(xiv)    customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property, and other agreements, in each case, entered into in the ordinary course of business;
Exhibit to Fourth Amendment.docx

(xv)    customary non-assignment provisions in leases or licenses governing leasehold or license interests to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder;
(xvi)    any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clauses (i) through (xv) above of this Section 6.07(b); provided, that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as determined in good faith by Holdings, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing
(xvii)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(xviii)    customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture and the Equity Interests issued thereby;
(xix)    customary restrictions created in connection with any Qualified Securitization Financing or Qualified Receivables Factoring that, in the good faith determination of the board of directors of Holdings, are necessary or advisable to effect such Qualified Securitization Financing or such Qualified Receivables Factoring;
(xx)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(xxi)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and
(xxii)    customary change of control provisions in client contracts.
Section 6.08    Amendments to Subordinated Indebtedness and Certain Other Documents, etc. Holdings will not, nor will it permit any Restricted Subsidiary to amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness that constitutes Material Indebtedness to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders as determined by Holdings in good faith (it being understood and agreed that any increase or decrease in the interest rates or extension of the maturity dates or repayment under any Indebtedness among Holdings and its Subsidiaries or among one or more Subsidiaries shall not be deemed to be adverse in any material respect to the Lenders).
Section 6.09    Sale and Leaseback Transactions. Holdings will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted by Section 6.03 or is not an Asset Sale, (b) any Capital Lease Obligations arising in connection therewith are permitted by Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted by Section 6.02.
Section 6.10    [Reserved].
Section 6.11    Merger, Consolidation or Sale of Assets.
(a)    Neither Holdings or any Borrower shall: (1) consolidate with or merge with or into another Person; or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose
Exhibit to Fourth Amendment.docx

of (including by virtue of a merger, consolidation, amalgamation, liquidation or otherwise), all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, in each case, unless:
(i)    either:
(A)    Holdings or such Borrower is the surviving or transferee Person; or
(B)    the Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the same jurisdiction as Holdings or such Borrower, as applicable; provided that, for purposes of this Section 6.11(a)(i)(B), the United States, all states thereof and the District of Columbia shall be considered a single jurisdiction;
(ii)    the Person formed by or surviving any such consolidation or merger (if other than Holdings or a Borrower) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (if other than Holdings or a Borrower) assumes all the obligations of Holdings or such Borrower, as applicable, under this Agreement pursuant to agreements reasonably satisfactory to the Administrative Agent; and
(iii)    other than in the case of a Restricted Subsidiary merging into Holdings or a Borrower, immediately after such transaction (or, in the case of a Limited Condition Transaction, as of the LCT Test Date), no Event of Default exists.
(b)    No Subsidiary Guarantor shall: (1) consolidate with or merge with or into another Person; or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of (including by virtue of a merger, consolidation, amalgamation, liquidation or otherwise), all or substantially all of its assets taken as a whole, in one or more related transactions, to another Person, in each case, unless:
(i)    the other Person is Holdings or a Borrower or any Restricted Subsidiary; or
(ii)    either:
(A)    such Subsidiary Guarantor is the surviving or transferee Person; or
(B)    the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (if other than such Subsidiary Guarantor) is organized in a Covered Jurisdiction and assumes all the obligations of such Subsidiary Guarantor under this Agreement; or
(iii)    the transaction constitutes a Disposition (including by way of merger or consolidation) (A) that is not an Asset Sale or is an Asset Sale that is in compliance with Section 6.03 or (B) of such Subsidiary Guarantor or the Disposition of all or substantially all of the assets of such Subsidiary Guarantor that is not an Asset Sale or is an Asset Sale that is in compliance with Section 6.03.
Exhibit to Fourth Amendment.docx

Notwithstanding the foregoing in this Section 6.11, (i) Holdings and the Borrowers and the Restricted Subsidiaries may consummate the Transactions, (ii) Holdings and the Borrowers and the Restricted Subsidiaries may consummate a consolidation or merger the purpose of which is to effect a Permitted Investment or an Investment permitted by 6.04, (iii) any Subsidiary Guarantor may merge or consolidate with or into an Affiliate solely for the purpose of reorganizing in another jurisdiction and (iv) any Subsidiary Guarantor may liquidate, dissolver or wind up if Holdings determines in good faith that such liquidation, dissolution or conveyance is in the best interest of Holdings and the Restricted Subsidiaries taken as whole.
~~Section 6.12 Financial Covenant. Holdings and each of the Restricted Subsidiaries covenant and agree that:~~
~~(a) If on the last day of any Test Period (commencing with the first Test Period ending on the last day of the first full fiscal quarter ending after the Closing Date) there are outstanding Revolving Loans, Swingline Loans and Letters of Credit (excluding Letters of Credit to the extent Cash Collateralized or backstopped (whether drawn or undrawn)) in an aggregate principal amount exceeding 30% of the aggregate principal amount of all Revolving Commitments (including any Incremental Revolving Commitments), no Loan Party shall permit the Total Net Leverage Ratio as of the last day of such Test Period to be greater than (x) 5.75 to 1.00 prior to June 30, 2023 and (y) 4.50 to 1.00 on and after June 30, 2023 (in each case, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to the Compliance Certificate for such Test Period) (the “Financial Covenant”); provided that on one occasion prior to the Maturity Date of the Revolving Loans and Revolving Commitments where Holdings or any of its Subsidiaries consummates a Financial Covenant Material Acquisition after the Closing Date, the maximum Total Net Leverage Ratio for each of the next four Test Periods following such Material Acquisition shall be 0.50 to 1.00 higher than the maximum Total Net Leverage Ratio otherwise indicated above for such Test Period.~~
~~(b) The provisions of this Section 6.12 are for the benefit of the Revolving Lenders only and the Required Revolving Lenders may amend, waive or otherwise modify this Section 6.12 or the defined terms used in this Section 6.12 (solely in respect of the use of such defined terms in this Section 6.12) or waive any Default or Event of Default resulting from a breach of this Section 6.12 without the consent of any Lenders other than the Required Revolving Lenders.~~
ARTICLE VII

Events of Default and Remedies
Section 7.01    Events of Default.
If any of the following events (each, an “Event of Default”) shall occur on or after the Closing Date:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
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(c)    any representation or warranty made or deemed made by or on behalf of Holdings, any Borrower or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any certificate, financial statement or other instrument furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (or if such representation, warranty or statement is already qualified by materiality, in any respect) when made or deemed made); provided that (x) the failure of any representation or warranty made or deemed made by any Loan Party (other than the representations and warranties referred to in Section 4.01(f)) to be true and correct in any material respect on the Closing Date will not constitute an Event of Default and (y) in the case of any representation and/or warranty that is capable of being cured, there shall be a grace period of 15 days following Holdings’ receipt of a written notice of the inaccuracy of the relevant representation, warranty or certification;
(d)    Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the legal existence of Holdings) or in Article VI; ~~provided that Holdings’ or any Restricted Subsidiary’s failure to comply with the Financial Covenant (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans or Term Loan Commitments unless and until the Required Revolving Lenders have actually terminated the Revolving Commitments and declared all Obligations with respect to their Revolving Commitments to be immediately due and payable pursuant to this Section 7.01 as a result of such failure to comply (and such declaration has not been rescinded as of the applicable date) (the occurrence of such termination and declaration by the Required Revolving Lenders, a “Financial Covenant Cross Default”);~~
(e)    Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 7.01) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to Holdings;
(f)    Holdings or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount), in respect to any Material Indebtedness, when and as the same shall become due and payable after giving effect to any cure or grace period;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, repurchase, conversion, exchange or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion, exchange or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, (iii) any early payment requirement or unwinding or termination with respect to any Swap Agreement (other than any such payment requirement or termination resulting from a default by Holdings or any Restricted Subsidiary), (iv) Indebtedness of any Person whose Equity Interests are being acquired in a Permitted Acquisition and which Indebtedness becomes due because of such Permitted Acquisition or (v) any breach or default that is (x) remedied by Holdings or the applicable
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Restricted Subsidiary or (y) waived (including in the form of an amendment) by the required holders of the applicable Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 7.01;
(h)    an involuntary case or application or proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, winding-up, dissolution, examinership, compromise, arrangement or other relief in respect of Holdings or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Holdings or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such case or application or proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    Holdings or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, winding-up, dissolution, examinership, compromise, arrangement or other relief under any Federal, state or foreign bankruptcy, insolvency, examinership, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for, Holdings or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary (so long as any such Restricted Subsidiary that is a Loan Party is liquidated into another Loan Party), other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (i);
(j)    one or more judgments for the payment of money in an aggregate amount in excess of the greater of $175,000,000 and 15% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of such determination (or the equivalent amount in any other currency) shall be rendered against Holdings or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, vacated, discharged or bonded pending appeal; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of Holdings or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of Holdings or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage);
(k)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(l)    (i) a contribution required to be made with respect to a Non-U.S. Plan has not been timely made; or Holdings or any Restricted Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest or a liability; and (iii) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have a Material Adverse Effect;
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(m)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Holdings or any other Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);
(n)    any Collateral Document shall for any reason fail to create a valid and perfected first priority (subject to Permitted Liens) security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document or the Agreed Guarantee and Security Principles, or as a result of any act or omission of the Administrative Agent so long as not resulting from the breach or non-compliance with any Loan Document by any Loan Party; or
(o)    A Change of Control shall occur;
then, and in every such event (other than an event with respect to Holdings or any Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and, at the request of the Required Lenders, shall, by notice to the Borrowers, (I) declare the Revolving Commitments of each Revolving Lender and any obligation of the Issuing Banks to issue, amend, renew or extend any Letter of Credit and the Swingline Lender to make Swingline Loans to be terminated, whereupon such Revolving Commitments and obligation will be terminated, (II) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Guarantor and (III) require the Revolving Borrowers to Cash Collateralize the then outstanding Letters of Credit (in an amount in cash equal to 102% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon); and in case of any event with respect to Holdings or any Borrower described in clause (h) or (i) of this Section 7.01, (I) the Revolving Commitments of each Revolving Lender and any obligation of the Issuing Banks to issue Letters of Credit and any obligation of the Swingline Lender to make Swingline Loans will automatically terminate, (II) the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and each Guarantor and (III) the obligation of the Revolving Borrowers to Cash Collateralize the Letters of Credit as aforesaid will automatically become effective~~; provided that, notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a Financial Covenant Event of Default, then, unless a Financial Covenant Cross Default has occurred and is continuing, the Administrative Agent shall only take the actions set forth in this Section 7.01 at the request (or with the consent) of the Required Revolving Lenders (as opposed to the Required Lenders) and only with respect to the Revolving Commitments, Revolving Loans, Letters of Credit, Swingline Loans and obligations of the Revolving Lenders~~. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
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Exhibit to Fourth Amendment.docx

~~Section 7.02 Borrowers’ Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01:~~
~~(a) For the purpose of determining whether an Event of Default under the Financial Covenant has occurred, Holdings may on one or more occasions designate any portion of the net cash proceeds from a sale or issuance of Qualified Equity Interests of Holdings or any contribution to the common capital of Holdings (or from any other contribution to capital or sale or issuance of any other Equity Interests) (the “Cure Amount”), as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that (i) such amounts to be designated are actually received by Holdings on or after the first day of such applicable fiscal quarter and on or prior to the twentieth (20th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), (ii) such amounts do not exceed the aggregate amount necessary to cure any Event of Default under the Financial Covenant as of such date and (iii) the Revolving Borrowers shall have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent any such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be different than the amount necessary to cure any Event of Default under the Financial Covenant and may be modified, as necessary, in a subsequent corrected notice delivered on or before the Cure Expiration Date (it being understood that in any event the final designation of the Cure Amount shall continue to be subject to the requirements set forth in clauses (i) and (ii) above)). The Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter.~~
~~(b) The parties hereby acknowledge that this Section 7.02 may not be relied on for purposes of calculating any financial ratios other than for determining actual compliance with Section 6.12 (and not Pro Forma Basis with Section 6.12 that is required by any other provision of this Agreement) and shall not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash (and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VI) with respect to the fiscal quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in Section 7.02(a).~~
~~(c) In furtherance of clause (a) above, (A) upon actual receipt and designation of the Cure Amount by one or more Borrowers, the Financial Covenant shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant and any Event of Default under the Financial Covenant shall be deemed not to have occurred for purposes of the Loan Documents, and (B) upon delivery to the Administrative Agent prior to the Cure Expiration Date of a notice from Holdings stating its good faith intention to exercise its right set forth in this Section 7.02, neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 7.01 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant until and unless the Cure Expiration Date has occurred without the Cure Amount having been received and designated. Notwithstanding the foregoing, after the occurrence of an Event of Default under the Financial Covenant, the Revolving Borrowers shall not be able to request the making of any Revolving Loan or the issuance of any Letter of Credit under the Revolving Commitments during the period from the date on which the financial statements in respect of the applicable fiscal quarter or fiscal year are required to be delivered pursuant to Section 5.01(a) or (b) until receipt by one or more Borrowers of the Cure Amount or waiver of the Event of Default.~~
Exhibit to Fourth Amendment.docx

~~(d) (i) In each period of four (4) consecutive fiscal quarters, there shall be at least two consecutive (2) fiscal quarters in which no cure right set forth in this Section 7.02 is exercised and (ii) there shall be no pro forma reduction in Indebtedness with the Cure Amount for determining compliance with the Financial Covenant for the fiscal quarter with respect to which such Cure Amount was made.~~
~~(e) There can be no more than five (5) fiscal quarters in which the cure rights set forth in this Section 7.02 are exercised during the term of the Revolving Commitments and any Extended Revolving Commitments in respect thereof.~~
ARTICLE VIII

The Agents
Section 8.01    The Agents.
Each of the Lenders and the Issuing Banks hereby irrevocably appoints Citibank, N.A. as its administrative agent and authorizes Citibank, N.A. to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, and Citibank, N.A. hereby accepts such appointment.
Citibank, N.A., London Branch or an Affiliate or designee thereof shall act as the Collateral Agent under the Loan Documents (for purposes of this Section 8.01 and Sections 9.03 and 2.17, the Administrative Agent and the Collateral Agent shall be collectively referred to as the “Agents”), and each of the Lenders and the Issuing Banks hereby irrevocably appoints and authorizes Citibank, N.A. (and Citibank, N.A., London Branch hereby accepts such appointment) and each such Affiliate and designee to act as the agent of such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to this Section 8.01 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 8.01 and Article IX (including Section 9.03), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents as if set forth in full herein with respect thereto.
Except as otherwise provided in this Section 8.01, the provisions of this Article are solely for the benefit of the Agents and the Lenders, and the Borrowers shall not have rights as third-party beneficiaries of any of such provisions.
The banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders as any other Lender and may exercise the same as though they were not an Agent, and such banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings or any Subsidiary or other Affiliate thereof as if they were not an Agent hereunder.
The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents to which such Agent is a party. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or
Exhibit to Fourth Amendment.docx

exercise any discretionary powers including, without limitation, the timing and methods of realization of the Collateral, except discretionary rights and powers expressly contemplated by the Loan Documents that the respective Agent is required to exercise in writing as directed (i) in the case of the Collateral Agent, by the Administrative Agent (acting at the direction of the Required Lenders) or (ii) in the case of the Administrative Agent, by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and no Agent shall be required to take any action or omit to take any action (including disclosing information) that in its reasonable opinion or the opinion of its counsel, may expose it to liability, be contrary to any Loan Document or constitute a breach of any Law (including, but not limited to, any Law of England and Wales and the United States), and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its Subsidiaries that is communicated to or obtained by any bank serving as an Agent or any of its Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of (i) in the case of the Collateral Agent, the Administrative Agent (acting at the direction of the Required Lenders) or (ii) in the case of the Administrative Agent, the Required Lenders (or in each case, such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or elsewhere in the Loan Documents) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the respective Agent by Holdings, a Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents or accuracy of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the legality, validity, enforceability, effectiveness, genuineness or sufficiency of any Loan Document, the Collateral or any other agreement, instrument or document, (v) the creation, validity, perfection, priority or enforceability of Liens on the Collateral or the existence, genuineness, sufficiency or value of the Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or (vii) the properties, books or records of the Borrowers.

The Agents shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any Loan Document to which it is a party, or be required to take any action that is contrary to this Agreement or applicable Law.
The Agents shall not be responsible for insuring the Collateral or for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral; nor shall any Agent have any duty to see to the payment or discharge of any tax, assessment or other governmental charge relating to the Collateral or any lien or encumbrance of any kind with respect to the Collateral.
The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for Holdings, the Subsidiary Guarantors or the Borrowers), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in
Exhibit to Fourth Amendment.docx

accordance with the advice of any such counsel, accountants or experts. Notwithstanding anything else to the contrary herein, each Agent may refrain from acting in accordance with any instructions or requests given by the Lenders (or, in the case of the Collateral Agent, given by the Administrative Agent at the direction of the Lenders) unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability, cost and expense that may be incurred by it by reason of taking or continuing to take any such action in compliance with the instruction or request. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, as applicable in the case of the Collateral Agent, given by the Administrative Agent at the direction of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future Lenders.
The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the respective Agent. The Agents and any such sub-agent may perform any and all their duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. The Agents shall not be responsible for the negligence or misconduct of any sub-agent that it selects in the absence of gross negligence or willful misconduct by the Agents, as determined in a final and non-appealable judgment by a court of competent jurisdiction.
The Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agents (including but not limited to any act or provision of any present or future Law, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
The Agents shall not be obligated to carry out any particular “know your customer” or other checks on behalf of any Secured Party or otherwise.
The Agents may refrain without liability from doing anything that they determine, in reliance upon advice of legal counsel, would or might be contrary to any applicable Law (including but not limited to the Laws of the United States of America or any jurisdiction forming a part of it and of England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion in reliance upon the advice of legal counsel, necessary to comply with any such Law.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrowers. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Bank and the Swingline Lender, as applicable, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrowers shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Section 7.01 has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring
Exhibit to Fourth Amendment.docx

Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank (or another financial institution acceptable to Holdings). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Section 8.01 and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right (with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrowers shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Section 7.01 has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Collateral Agent’s resignation hereunder, the provisions of this Section 8.01 and Section 9.03 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
None of the Lenders, if any, identified in this Agreement as a Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as a Lead Arranger as it makes with respect to the Agents in the preceding paragraph.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender. The Agents shall have the exclusive right on behalf of the Lenders to enforce the payment
Exhibit to Fourth Amendment.docx

of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
In their respective capacities, the Agents are “representatives” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Agents to enter into each of the Collateral Documents to which it is a party and related documents in connection therewith and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Agents) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agents for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Agents are hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties. The Lenders hereby authorize the Collateral Agent to release or, as applicable, subordinate any Lien granted to or held by the Collateral Agent upon any Collateral and to enter into non-disturbance or similar agreements, in each case, to the extent and in the circumstances described in Section 9.13. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate particular types or items of Collateral and enter into non-disturbance or similar agreements pursuant hereto.
The Administrative Agent and the Collateral Agent are authorized to (and at the request of the Borrowers will) enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements) in connection with the incurrence by any Loan Party of any Permitted Junior Secured Refinancing Debt, Permitted Pari Passu Secured Refinancing Debt, Alternative Incremental Facility Indebtedness, Permitted Refinancing Indebtedness or Indebtedness incurred pursuant to clauses (1) and (2) of the proviso set forth in Section 6.01(a) with respect thereto, or any other Indebtedness permitted by the terms of this Agreement to be secured by the Collateral on a pari passu or junior priority secured basis, in each case in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by Holdings or relevant Restricted Subsidiary, to the extent such priority is permitted by the Loan Documents), and the parties hereto acknowledge that each Intercreditor Agreement is (if entered into) binding upon them. Each Lender (a) understands, acknowledges and agrees that Liens may be created on the Collateral pursuant to the documentation relating to any Indebtedness incurred as permitted by this Agreement which is (in accordance with the terms hereof) to be secured thereby, on a pari passu, or junior, secured basis to the Liens securing the Secured Obligations, which Liens securing any such other Indebtedness shall be subject to the terms and conditions of the relevant Intercreditor Agreement executed and delivered as required hereby, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the respective Intercreditor Agreement (if entered into) and (c) hereby authorizes and instructs the Administrative Agent and Collateral Agent to enter into any Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence by any Loan Party of any secured Indebtedness as contemplated above, in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by the Applicable Borrower or relevant Restricted Subsidiary, to the extent such priority is permitted by the Loan Documents), and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.
Exhibit to Fourth Amendment.docx

Section 8.02    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.02(b).
Exhibit to Fourth Amendment.docx

(c)    Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to Holdings or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in
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each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
(g)    Each party’s obligations, agreements and waivers under this Section 8.02 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
    (h)    Notwithstanding anything to the contrary herein or in any other Loan Document, no Loan Party or any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 8.02 in respect of any Erroneous Payment (other than having consented to the assignment referenced in Section 8.02(d) above).
ARTICLE IX

Miscellaneous
Section 9.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:
(i)    if to the Borrowers or any Loan Party, to the Borrowers at:
Attention: Chief Financial Officer with a copy to General Counsel
ICON plc
South County Business Park
Leopardstown
Dublin 18
Ireland
Email: [__] with a copy to ICON General Counsel: [__]
Phone: [__]

Attention: Board of Directors
ICON Luxembourg S.à r.l.
61, rue de Rollingergrund
L- 2440
Luxembourg
Email: [__] with a copy to ICON General Counsel: Diar[__]
        Phone: [__]

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(ii)    if to the Administrative Agent, to it at Citibank Delaware, One Penns Way, OPS 2/2, New Castle, DE 19720; Attn: Agency Operations; Phone: [__]; Fax: [__]; Borrower inquiries only: [__]; Borrower notifications: [__]; Disclosure Team Mail (Financial Reporting): [__]; Investor Relations Team (investor inquiries only): [__], or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto;
(iii)    if to the Collateral Agent, to it at Citibank, N.A., London Branch, 6th Floor CGC1, Citigroup Centre, Canada Square, London, E14 5LB, United Kingdom, Attention: PFLA Team, Agency and Trust (Email [__]); and
(iv)    if to any Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties or any Lead Arranger (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Any party hereto may change its address, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower
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Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings, the Borrowers or their respective subsidiaries and its or their securities for purposes of United States Federal or state securities laws.
Section 9.02    Waivers; Enforcement; Amendments.
(a)    (i)    No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Applicable Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, extension or amendment of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
        (ii)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks.
(b)    Except as provided in Section 2.14, Section 2.20 with respect to an Incremental Amendment, Section 2.22 with respect to an Extension Amendment and Section 2.24 with respect to a Refinancing Amendment, neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by (A) the Applicable Borrower and the Required Lenders or (B) by the Applicable Borrower and the Administrative Agent with the consent of the Required Lenders (in each case other than, with respect to any amendment or waiver contemplated in clauses (viii), (ix) and (xi) below, which shall only require the consent of the Required Revolving Lenders under the applicable Class of Revolving Commitments, as applicable (and not the Required Lenders)); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of any Borrower to pay interest or fees at the applicable default rate set forth in Section 2.13(d), (iii) postpone the scheduled date of payment of the principal amount of any Loan (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Lenders), or any interest thereon (other than interest payable at the applicable default rate of interest set forth in Section 2.13(d)), or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of
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payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section 9.02 or the definitions of “Required Lenders” or “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 or Section 2.24 to be parties to an Incremental Amendment or a Refinancing Amendment, as applicable, Incremental Loans and Other Refinancing Loans may be included in the determination of Required Lenders on substantially the same basis as the Term Loans are included on the Closing Date), (vi) except as provided in Section 9.13, release all or substantially all of the Guarantors from their obligations under the Guaranty without the written consent of each Lender, (vii) except as provided in Section 9.13 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (viii) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any credit extension under one or more Revolving Commitments) which directly affects Lenders under one or more Revolving Commitments and does not directly affect Lenders under any Term Loan Commitments, in each case, without the written consent of the Required Revolving Lenders under such applicable Class of Revolving Commitments (and in the case of multiple Revolving Commitments which are affected, such Required Revolving Lenders shall consent together as one Revolving Commitment); provided, however, that the waivers described in this clause (viii) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Class of Revolving Commitments; (ix) ~~amend, waive or otherwise modify the Financial Covenant or any definition related thereto (solely in respect of the use of such defined terms in the Financial Covenant) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant without the written consent of the Required Revolving Lenders (and in the case of multiple Revolving Commitments which are affected, such Required Revolving Lenders shall consent together as one Revolving Commitment); provided, however, that the amendments, waivers and other modifications described in this clause (ix) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Class of Revolving Commitments~~[reserved], (x) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due (including, for the avoidance of doubt, scheduled date of payment of the principal amount of any Loan (or any interest thereon), mandatory prepayments or postpone the scheduled date of expiration of any Commitment) to Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a Majority in Interest of each adversely affected Class, (xi) change the definition of “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Revolving Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Revolving Lender; provided, however, that the amendments, waivers and other modifications described in this clause (xi) shall not require the consent of any Lenders other than the Revolving Lenders under the applicable Class of Revolving Commitments or (xii) subordinate the Liens on the Collateral securing the Obligations to the Liens securing any other Indebtedness or subordinate the Obligations in right of payment to any other Indebtedness, other than indebtedness or liens in respect of which such subordination is permitted under Section 9.13 of this Agreement (as in effect on the Closing Date), in each case, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender, as the case may be; provided, further, this Agreement and any other Loan Document may be amended with the consent of the Administrative Agent and the Borrowers (and without the consent of any other party) to add parallel debt or other foreign law provisions that the
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Administrative Agent and the Borrowers determine are necessary or advisable with respect to the jurisdiction of organization or incorporation of any Loan Party.
(c)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Amendment and any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders, and for purposes of the relevant provisions of Section 2.18(b).
(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Applicable Borrower may elect to (i) if no Event of Default exists, permanently prepay all of the Loans of any Class owing by it to, and terminating any Commitments of, each such Non-Consenting Lender or (ii) replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity (which is reasonably satisfactory to the Applicable Borrower and the Administrative Agent) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Applicable Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by each Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.19 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (3) any amounts owing to such Lender pursuant to Section 2.12. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Applicable Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this clause (d) may be effected pursuant to an Assignment and Assumption executed by the Applicable Borrower, the Administrative Agent and the assignee and that the Non-Consenting Lender required to make such assignment need not be a party thereto, and each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.04 on behalf of a Non-Consenting Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.04.
(e)    Notwithstanding anything to the contrary herein, (i) if following the date hereof, the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any
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other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof (which notice shall be given at least five (5) Business Days prior to any such amendment) and (ii) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of any Borrower without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other documents to be consistent with this Agreement and the other Loan Documents.
(f)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Credit Exposure of any Lender that is at the time a Defaulting Lender or Disqualified Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender or Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender or Disqualified Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender or Disqualified Lender.
Section 9.03    Expenses; Indemnity; Damage Waiver.
(a)    Holdings and the Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as IntraLinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel (other than in-house counsel) for the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Notwithstanding the foregoing, in no event shall Holdings or the Borrowers be required to reimburse the Lenders for more than one counsel to the Agents and the Lenders taken as a whole (and up to one local counsel in each applicable jurisdiction and regulatory counsel, and solely in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected persons taken as a whole); provided, that same shall be limited to (A) one counsel to the Administrative Agent, the Collateral Agent and for the Lenders (taken together as a single group or client), (B) if necessary, one local counsel required in any relevant local jurisdiction and applicable special regulatory counsel and (C) if representation of the Administrative Agent, the Collateral Agent and/or all Lenders in such matter by a single counsel would be inappropriate as determined by the
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Administrative Agent, the Collateral Agent and/or all Lenders due to the existence of an actual or potential conflict of interest, one additional counsel for the Administrative Agent, the Collateral Agent and for each Lender subject to such conflict.
(b)    Holdings and the Borrowers shall, and jointly and severally agree to, indemnify the Administrative Agent, the Collateral Agent, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related to Holdings or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether (x) any Indemnitee is a party thereto or (y) such matter is initiated by a third party or by Holdings, any of its affiliates, equity holders, security holders or creditors; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) other than with respect to the Administrative Agent or the Collateral Agent, resulted from a material breach of the Loan Documents by such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (y) other than with respect to the Administrative Agent or the Collateral Agent, result from a claim brought by any Loan Party against any Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document (as determined by a court of competent jurisdiction in a final and non-appealable judgment) (it being understood and agreed that the failure by any Lender to fund any portion of its Term Loan Commitment hereunder when the conditions set forth in Section 4.01 have been satisfied and/or waived in accordance with this Agreement shall be deemed a material breach, and (z) result from disputes solely among Indemnitees not involving any act or omission of any Loan Party or any of their respective Related Parties (other than a dispute against the Agents or the Lead Arrangers in their capacities as such). Without limiting or expanding the provisions of Section 2.17(c), this Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. from a non-Tax claim.
(c)    To the extent that Holdings or the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, and each Revolving Lender severally agrees to pay to the Issuing Banks or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrowers’ failure to pay any such amount shall not relieve the Borrowers of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred
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by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Banks or the Swingline Lender in its capacity as such.
(d)    To the extent permitted by applicable law, neither Holdings nor any Borrower shall assert, and hereby waive, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    All amounts due under this Section 9.03 shall be payable not later than fifteen (15) days after written demand therefor.
Section 9.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any branch or Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Holdings nor any Borrower may assign or otherwise transfer any of their rights or obligations hereunder (and any attempted assignment or transfer by Holdings or any Borrower shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except to an Eligible Transferee. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any branch or Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than (x) Holdings and its Affiliates, except to the extent permitted in Section 2.23 and (y) any Person that is not an Eligible Transferee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:
(A)    Holdings (such consent not to be unreasonably withheld, delayed or conditioned); provided that Holdings shall be deemed to have consented to any assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided, further, that no consent of Holdings shall be required for (x) any assignment by any Agent or Lead Arranger (or any affiliate thereof) of Term Loans or related commitments pursuant to the primary syndication of such Term Loans and related commitments or (y) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)    the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be
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required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the Issuing Banks and the Swingline Lender (such consent not to be unreasonably withheld); provided that no consent of any Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or any related commitment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the applicable Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Applicable Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Applicable Borrower shall be required if an Event of Default has occurred and is continuing and this clause shall not be construed to prohibit the assignment of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders, and which fee may be waived at the discretion of the Administrative Agent;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Holdings and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;
(E)    without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Applicable Borrower as described in Section 108(e)(4) of the Code;
(F)    if, at the time of any assignment, the respective assignee would be entitled to greater increased cost payments pursuant to Section 2.15 than those that apply to the respective assignor, then the respective assignee shall not be entitled to
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charge the Borrowers for any such increased costs which would otherwise be owed to it pursuant to Section 2.15, but in each case only to the extent in excess of those that would have applied to the respective assignor at the time of such assignment; and
(G)    the U.S. Term Loans and the Lux Term Loans shall trade as a strip, and each assignment of Initial Term Loans from any Term Lender to an assignee shall consist of an equal percentage of the respective principal amounts of such Assignor’s U.S. Term Loans and Lux Term Loans (i.e., the percentage of the principal amount of an assignor’s U.S. Term Loans that are assigned shall equal the percentage of the principal amount of such assignor’s Lux Term Loans that are assigned).
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices located in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and, with respect to its interest, any Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register;
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provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i)    Any Lender may, without the consent of the Applicable Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (excluding (x) Holdings, the Borrowers and their respective Affiliates and (y) any Person that is not an Eligible Transferee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Holdings, the Borrowers and any Additional Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective participant that bears a relationship to the Applicable Borrower described in Section 108(e)(4) of the Code. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein including the requirements under Section 2.17(e) and (h), it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender (except in the case of an Irish Treaty Lender, where the documentation shall be delivered to the Administrative Agent and the Applicable Borrower or Additional Borrower) and the documentation required under Section 2.17(h) and the documentation required for the purposes of satisfying the procedural formalities referred to in paragraph (4) of the definition of “Irish Qualifying Lender” (if required) shall be delivered to the Administrative Agent and the applicable Borrower or Additional Borrower)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(i)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent (not to be unreasonably withheld or delayed). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower and Additional Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is
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necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version) and/or Irish law to the extent necessary to claim exemption from applicable Irish tax. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    In the case of any assignment or transfer by a Lender to a new Lender, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents, such Lender and the new Lender or Participant (as applicable) hereby agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment and/or transfer of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which a Luxembourg Loan Party is a party (including any Collateral Document), any security created or guarantee given under or in connection with this Agreement or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such new Lender or Participant (as applicable).
(f)    Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Lender without the prior written consent of Holdings; provided that upon inquiry by any Lender to the Administrative Agent as to whether a specified potential assignee or prospective participant is on the list of Disqualified Lenders, the Administrative Agent shall be permitted to disclose to such Lender whether such specified potential assignee or prospective participant is on the list of Disqualified Lenders; provided, further, that inclusion on the list of Disqualified Lenders shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loan if such person was not included on the list of Disqualified Lenders at the time of such assignment or participation. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from the Applicable Borrower to such Lender and the Administrative Agent and otherwise in accordance with Section 2.19(b), as applicable: (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Approved Fund; provided that (A) the Administrative Agent shall not have any obligation to the Borrowers, such Lender or any other Person to find such a replacement Lender, (B) the Borrowers shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrowers’ consent in accordance with Section 9.04(b) and (C) the assignment of such Loans and/or Commitments, as the case may be, shall be at par plus accrued and unpaid interest and fees; (2) such Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), a Majority in Interest of
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Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II.
(g)    Notwithstanding anything in this Agreement to the contrary, any Lender may assign all or a portion of its rights and obligations with respect to the Term Loans or the Term Loan Commitments, under this Agreement to Holdings, a Borrower or any Subsidiaries through open market purchases on a pro-rata or non-pro rata basis, in each case subject to the following limitations:
(i)    (x) if the assignee is Holdings or a Subsidiary, upon such assignment, the applicable assignee will automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to a Borrower or (y) if the assignee is a Borrower, (including through the contribution or other transfers set forth in clause (x)), the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to such Borrower (with the consent of such Borrower) in exchange for debt or equity securities will be deemed automatically cancelled and extinguished upon such assignment, contribution or transfer;
(ii)    no Event of Default shall be continuing or shall result therefrom immediately prior to or after such assignment; and
(iii)    the U.S. Term Loans and the Lux Term Loans shall trade as a strip, and each assignment of Initial Term Loans from any Term Lender to an assignee shall consist of an equal percentage of the respective principal amounts of such Assignor’s U.S. Term Loans and Lux Term Loans (i.e., the percentage of the principal amount of an assignor’s U.S. Term Loans that are assigned shall equal the percentage of the principal amount of such assignor’s Lux Term Loans that are assigned); and
(iv)    no assignment of any Term Loans or Term Loan Commitments shall be made from the proceeds of any Revolving Loan or Swingline Loan.
Section 9.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (except for
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Unliquidated Obligations) or any Letter of Credit is outstanding (unless such Letter of Credit has been Cash Collateralized) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the resignation or replacement of the Administrative Agent or the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
Section 9.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon the delivery by the Agents, the Lenders, Holdings, the Borrowers and each Subsidiary Guarantor of executed counterparts of the signature page to this Agreement. For the avoidance of doubt, upon the effectiveness of this Agreement, the Commitments shall become enforceable by the Borrowers. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed”, “signature” and words of like import herein shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on the electronic platform DocuSign, digital copies of a signatory’s manual signature and deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.07    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that any recovery by any Lender or any Affiliate pursuant to its setoff rights under this Section 9.08 is subject to the provisions of Section 2.18(c). The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process; Foreign Process Agent.
(a)    This Agreement and each other Loan Document (except, as to any other Loan Document, as expressly set forth therein) shall be construed in accordance with and governed by the law of the State of New York; provided, however, that (i) the interpretation of the definition of “Company
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Material Adverse Effect” and whether there shall have occurred a “Company Material Adverse Effect”, (ii) whether the Acquisition has been consummated in accordance with the terms and conditions of the Acquisition Agreement, and (iii) whether the representations and warranties made by Target and its Subsidiaries in the Acquisition Agreement are true and correct and whether as a result of any failure thereof Holdings (or its applicable Subsidiaries) has the right to terminate its obligations under the Acquisition Agreement (or the right not to consummate the Acquisition pursuant to the Acquisition Agreement) shall be determined in accordance with the laws of the State of Delaware without regards to conflicts of laws principles that would result in the application of the laws of another jurisdiction.
(b)    Each of Holdings, each Borrower and each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any competent jurisdiction.
(c)    Each of Holdings, each Borrower and each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    Holdings and each Subsidiary Guarantor hereby irrevocably and unconditionally appoints the U.S. Borrower and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of Holdings and each Subsidiary Guarantor and their respective property all writs, claims, process and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to Holdings and each Subsidiary Guarantor in care of the Process Agent at the address specified above for the Process Agent, and Holdings and each Subsidiary Guarantor irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to Holdings and each Subsidiary Guarantor or failure of Holdings and each Subsidiary Guarantor to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent, Holdings and each Subsidiary Guarantor, or of any judgment based thereon. Holdings and each Subsidiary Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the delegation of the Process Agent above in full force and effect, and to cause
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the Process Agent to act as such. Holdings and each Subsidiary Guarantor hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.
Section 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12    Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction relating to Holdings or its Restricted Subsidiaries and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Holdings or its Subsidiaries or the facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (h) with the prior written consent of Holdings, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 by the disclosing party or its Affiliates, (ii) is independently developed by the Agents or (iii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or any Borrower, (j) in consultation with the Lead Arrangers, to any prospective additional Agent and to such additional Agent’s respective officers, directors, employees, attorneys, accountants and advisors, in each case on a confidential basis or (k) for purposes of establishing a “due diligence” defense. For the purposes of this Section 9.12, “Information” means all information received from Holdings or any Borrower relating to Holdings or any Borrower or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral
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Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or any Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing herein prohibits or impedes any individual from communicating or disclosing Information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority without any notification to any Person.
Section 9.13    Release of Liens and Guarantees.
(a)    A Subsidiary Guarantor (that is not a Borrower) shall automatically be released from its obligations under the Loan Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary or ceases to be organized in a Covered Jurisdiction. In addition, a Subsidiary Guarantor (that is not a Borrower) shall be released from its obligations under the Loan Documents upon the request of Holdings in connection with a transaction not prohibited under this Agreement, as a result of which such Subsidiary Guarantor becomes an Excluded Subsidiary. Notwithstanding the foregoing, no Subsidiary Guarantor (nor the security interest granted by such Subsidiary Guarantor) will be released solely as a result of such Subsidiary Guarantor ceasing to be a wholly-owned Subsidiary unless such Subsidiary ceased to be a wholly-owned Subsidiary as a result of a transaction that was entered into for a bona fide business purpose (as determined in good faith by Holdings) and, for the avoidance of doubt, not for the primary purpose of causing such release.
(b)    Upon the termination of all the Commitments and payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations for which no claim has been made and Secured Obligations with respect to Cash Management Agreements and Swap Agreements), the security interests in the Collateral created by the Collateral Documents shall be automatically released.
(c)    Upon (i) any Disposition (other than any lease or license) by any Loan Party (other than to another Loan Party, except where, in any jurisdiction outside of the United States, in order to effect such Disposition the Lien on such assets is required to be released (provided that in the case of such Disposition to another Loan Party outside of the United States, such other Loan Party shall concurrently (or on such later date as may be agreed by the Administrative Agent) grant a security interest on the released Collateral)) of any Collateral in a transaction permitted under this Agreement, (ii) any Disposition in connection with any exercise of remedies of the Administrative Agent, the Collateral Agent and the Lenders pursuant to Article VII, (iii) any Disposition by any Loan Party of any Securitization Assets in connection with a Qualified Securitization Financing or a Qualified Receivables Factoring, (iv) the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 9.02, (v) a Guarantor ceasing to be a Guarantor in accordance with the terms of this Agreement, with respect to the Collateral held by such Guarantor or (vi) any Collateral becoming Excluded Assets, the security interests in such Collateral created by the Collateral Documents shall be automatically released.
(d)    In addition, upon the request of any holder (or prospective holder) of obligations secured by such Lien or, in the case of a license or sub-license, the applicable licensee or sub-licensee (or prospective licensee or sub-licensee), the Collateral Agent shall, at the reasonable request of any Borrower, (A) subordinate any Lien on any Collateral to the holder of any Liens on such Collateral permitted under clauses (4), (5), (7) (insofar as such Liens are replacements or substitutes for Liens permitted by clause (4) or (5)), (9), (10), (11), (21), (22) and (25) of the definition of “Permitted Liens,”
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and (B) enter into subordination, non-disturbance and similar agreements in connection with the licensing of intellectual property and other general intangibles permitted under this Agreement to the extent reasonably requested by a licensee or sub-licensee thereof.
(e)    In connection with any termination, release or subordination, or in connection with any Indebtedness incurred pursuant to Section 6.01(b)(xvi)(ii) or in connection with any licensing or sub-licensing transactions permitted pursuant to Sections 6.02 and 6.03, the entry into non-disturbance or similar agreement, in each case, pursuant to this Section 9.13, the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination, release or subordination, or reasonably required in order to reflect such non-disturbance or similar agreement; provided, however, that (i) the Collateral Agent shall have received a certificate of a Responsible Officer of Holdings certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents and that such termination, release or subordination is permitted hereby, and (ii) any such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of Holdings or any Subsidiary in respect of) all interests retained by Holdings or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section 9.13 shall be without representation, recourse to or warranty by the Collateral Agent.
Section 9.14    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.
Section 9.15    Appointment for Perfection. Each Lender hereby appoints the Collateral Agent and each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent, the Collateral Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
Section 9.16    No Fiduciary Relationship. Each of Holdings and Borrower, on behalf of itself and its Subsidiaries, agrees that, in connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) and any communications in connection therewith: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between Holdings and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings, any Borrower or any of their respective Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to Holdings, any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their
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respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to Holdings, the Borrowers or their respective Affiliates. To the fullest extent permitted by law, Holdings and the Borrowers hereby waive and release any claims that they may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.17    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 9.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
(a)    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(ii)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 9.19    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each
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Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger or any of their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 9.20    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Permitted Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II
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of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.20, the following terms have the following meanings:
        “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

        “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE X

The Guaranty
Section 10.01    The Guarantee.
(a)    The Guarantors hereby, jointly and severally, guarantee to each Secured Party as hereinafter provided, as primary obligor and not merely as surety, the payment and performance of the Secured Obligations in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms hereof and thereof. Each Guarantor hereby further jointly and severally agrees that if any of the Secured Obligations are not paid in full in cash when due (whether at stated maturity, as a mandatory prepayment,
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by acceleration, as a mandatory cash collateralization or otherwise), each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
(b)    Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under applicable law after giving full effect to such Guarantor’s contribution rights but before taking into account any liabilities of such Guarantor under any other guarantee of such Guarantor.
Section 10.02    Obligations Unconditional. The obligations of the Guarantors under Section 10.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Secured Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full in cash of the Secured Obligations, other than Unliquidated Obligations for which no claim has been made), it being the intent of this Section 10.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any other Guarantor for amounts paid under this Article X until such time as the Secured Obligations (other than Unliquidated Obligations for which no claim has been made) have been indefeasibly paid in full in cash and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;
(b)    the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Secured Obligations shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(c)    any Lien granted to, or in favor of, the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations as security for any of the Secured Obligations shall fail to attach or be perfected;
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(d)    any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Guarantor);
(e)    any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Document, any Swap Agreement or any Cash Management Agreement, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;
(f)    any exercise of remedies with respect to any security for the Secured Obligations (including, without limitation, any collateral, including the Collateral, securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Collateral Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Guarantor would otherwise have, and without limiting the generality of the foregoing or any other provisions hereof, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to such Guarantor under applicable law, including without limitation, California Civil Code Sections 2809, 2810, 2819, 2939, 2845, 2848, 2849, 2850, 2855, 2899 and 3433;
(g)    any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Secured Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower or any other Guarantor for the Secured Obligations, or of such Guarantor under the guarantee contained in this Article X or of any security interest granted by any Guarantor, whether in an Insolvency or Liquidation Proceeding or in any other instance; or
(h)    with respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Secured Obligations, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.
Section 10.03    Reinstatement. The obligations of each Guarantor under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings under any Debtor Relief Law, and each Guarantor agrees that it will jointly and severally indemnify the Administrative Agent and each holder of the Secured Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Secured Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any debtor relief law.
Section 10.04    Certain Additional Waivers. Each Guarantor further agrees that it shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of
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subrogation pursuant to Section 10.02 and through the exercise of rights of contribution pursuant to Section 10.06.
Section 10.05    Remedies. Each Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other holders of the Secured Obligations, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each Guarantor for purposes of Section 10.01. Each Guarantor acknowledges and agrees that its respective obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Secured Obligations may exercise their remedies thereunder in accordance with the terms thereof.
Section 10.06    Rights of Contribution. Each Guarantor agrees that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Secured Obligations (other than Unliquidated Obligations for which no claim has been made) have been indefeasibly paid in full in cash and the Commitments have terminated.
Section 10.07    Guaranty of Payment; Continuing Guarantee. The guarantee given by each Guarantor in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.
Section 10.08    Guarantee Limitations. The guarantee given by each Guarantor incorporated in Ireland does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 82. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Documents, the guarantee obligations of each Guarantor established in Luxembourg or having its “centre of main interests” (as this term is used in Article 3(1) of the Insolvency Regulation) in Luxembourg (a “Luxembourg Guarantor”) in respect of the obligations of Holdings or any of its Subsidiaries which is not a direct or indirect subsidiary of such relevant Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding 95% of the greater of:
(a)    the Luxembourg Guarantor's own funds (capitaux propres), as referred to in Annex I to the grand-ducal regulation dated 18 December 2015 defining the form and content of the presentation of the balance sheet and profit and loss account, and enforcing the Luxembourg Law dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings (the “Regulation”), as increased by the amount of any debts owed to the Luxembourg Guarantor by a company of the same group of the Luxembourg Guarantor, as shown in (x) the latest interim financial statements available (if any), at the date of demand of payment under this Agreement or, if not available, (y) the latest annual financial statements (comptes annuels) available at the date of demand of payment under this Agreement; and
(b)    the Luxembourg Guarantor’s own funds (capitaux propres), as referred to in the Regulation, as increased by the amount of any debts owed to the Luxembourg Guarantor by a company of the same group of the Luxembourg Guarantor, at the date of entry into this Agreement.
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The limitation set forth under items (a) and (b) above shall not apply to any amounts borrowed under this Agreement and made available, in any form whatsoever, to the Luxembourg Guarantor or any of its direct or indirect subsidiaries.
Should the financial information referred to in clause (a) and (b) above not be available on the date of this Agreement or on the date the guarantee is called, as the case may be, such financial information will be determined by Administrative Agent or any other person designated by Administrative Agent, acting reasonably, in accordance with the Luxembourg accounting principles applicable to the Luxembourg Guarantor and at the cost of the Luxembourg Guarantor.
Section 10.09    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantees in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.09, or otherwise under the Guarantees, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.09 shall remain in full force and effect until a discharge of Secured Obligations. Each Qualified ECP Guarantor intends that this Section 10.09 constitute, and this Section 10.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
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